Exhibit 10.1

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET

1.	Basic Provisions ("Basic Provisions").

1.1 Parties. This Lease ("Lease"), dated for reference purposes only June 19, 2019, is made by and between Raf Pacifica Group - Real Estate Fund IV, LLC, a California limited liability company; APG Hollywood Center, LLC, a California limited liability company; and APG Airport Freeway Center, LLC, a California limited liability company (collectively, "Lessor") and INOGEN, INC., a  Delaware corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as (street address, city, state, zip): 301 Coromar Drive, Goleta, CA ("Premises"). The Premises are located in the County of Santa Barbara, and are generally described as (describe brieﬂy the nature of the property and, if applicable, the "Project," if the property is located within a Project): a two-story office/industrial building (to be constructed) consisting of approximately 49,821 rentable square feet on an approximately 3.12 acre lot known as Lot 9. The Project consists of a business park with an area of approximately 20 acres known as the Cabrillo Business Park. (See also Paragraph 2)

1.3 Term: Ten (10) years and two (2) months ("Original Term") commencing November 1, 2020 ("Commencement Date") and ending December 31, 2030 ("Expiration Date"). (See also Paragraph 3 and 55)

1.4  Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing upon substantial completion of Base Building and Tenant Improvements ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3 and Work Letter Section 4.1)

1.5 Base Rent: $94,659.90 per month ("Base Rent"), payable on the first day of each month commencing on the Commencement Date. (See also Paragraph 4)

☒  If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 51.

1.6 Base Rent and Other Monies Paid within five (5) business days after full Execution (except as set forth below):

(a)   Base Rent: $94,659.90 for the period First full calendar month of the term, payable thirty (30) days before the Commencement Date.

(b) Security Deposit: $119,529.90 ("Security Deposit"). (See also Paragraph 5)

(c)   Association Fees: --- for the period.   .

(d) Other: $24,870.00 for Operating Expenses for the first full calendar month of the Term, payable thirty (30) days before the Commencement Date.

(e)   Total Due Upon Execution of this Lease: $119,529.90.

1.7 Agreed Use: General office space, research and development, light manufacturing and assembly, and warehousing. (See also Paragraph 6)

1.8 Insuring Party.  Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

1.9 Real Estate Brokers. (See also Paragraph 15 and 25)

(a)   Representation: Each Party acknowledges receiving a Disclosure Regarding Real Estate Agency Relationship, conﬁrms

and consents to the following agency relationships in this Lease with the following real estate brokers (“Broker(s)”) and/or their agents (“Agent(s)”):

Lessor’s Brokerage Firm: Hayes Commercial Group

License No.: 02017017

Is the broker of (check one):

☐ the Lessor; or ☒ both the Lessee and Lessor (dual agent).

Lessor’s Agent: Christos Celmayster

License No.: 01342996

Is (check one):

☒ the Lessor’s Agent (salesperson or broker associate); or ☐ both the Lessee’s Agent and the Lessor’s Agent (dual agent).

Lessee’s Brokerage Firm: CBRE

License No.: 00409987

Is the broker of (check one):

☒ the Lessee; or ☐ both the Lessee and Lessor (dual agent).

Lessee’s Agent: Francois DeJohn/Dennis J. Hearst

License No.: 01144570/800238

Is (check one):

☒ the Lessee’s Agent (salesperson or broker associate); or ☐ both the Lessee’s Agent and the Lessor’s Agent (dual agent).

(b)   Payment to Brokers: (See Paragraph 68.)

1.10  Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by      N/A   ("Guarantor"). (See also

Paragraph 37)

1.11  Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☒ an Addendum consisting of Paragraphs         53   through    71     ;

☐ a plot plan depicting the Premises;

☐ a current set of the Rules and Regulations;

☒ a Work Letter (Exhibit B);

☒ other (specify): Site plan depicting the Premises and the Project (Exhibit A); Plans for Base Building Improvements (Exhibit A-1); Declaration of CC&R's (Exhibit C); Site plan with Additional Parking on Lot 14 (Exhibit D); Rent Adjustment (Paragraph 51); Option(s) to Extend (Paragraph 52).

2.	Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be diﬀerent. NOTE: Lessee is advised to verify the actual size prior to executing this Lease. (See also Paragraphs 56 and 57.)

2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever ﬁrst occurs ("Start Date"), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in eﬀect within thirty days following the Start Date, warrants that the existing electrical, plumbing, ﬁre sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "Building") shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi deﬁned as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with speciﬁcity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 12 months as to the HVAC systems, and (ii) 12 months as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense. Lessor also warrants, that unless otherwise speciﬁed in writing, Lessor is unaware of (i) any recorded Notices of Default aﬀecting the Premise; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding aﬀecting the Premises.

2.3 Compliance. Lessor warrants that the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances including without limitation the Americans with Disabilities Act ("Applicable Requirements") that were in eﬀect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modiﬁcations which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee's specific and unique use (see Paragraph 49), or to any Alterations or Utility Installations (as deﬁned in Paragraph 7.3(a)) made or to be made by Lessee.   For purposes of this Lease all references to Lessee's "specific and unique" use shall mean Lessee's operation as a business that manufactures and sells portable medical equipment (as compared with general office, research and development and other industrial uses). NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee or the appropriate governmental agency setting forth with speciﬁcity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee or the appropriate governmental agency does not give Lessor written notice of a non-compliance with this warranty within 12 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modiﬁcation of the Unit, Premises and/or Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

(a)   Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the speciﬁc and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notiﬁes Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the diﬀerence between the actual cost thereof and an amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall, as soon as reasonably practical, cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the speciﬁc and unique use of the Premises by Lessee (such as,

governmentally mandated seismic modiﬁcations), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease and the cost of such Capital Expenditure exceeds 6 months' Base Rent then payable by Lessee, Lessor shall have the option to terminate this Lease upon 6 months prior written notice to Lessee unless Lessee notiﬁes Lessor, in writing, within 10 days after receipt of Lessor's termination notice that either (i) Lessee will pay for such Capital Expenditure, or (ii) Lessee elects to exercise an option to extend the term of this Lease pursuant to Paragraph 52. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to ﬁnance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not suﬃcient to fully reimburse Lessee on an oﬀset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c)   Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result or actual or proposed change in use, change in intensity of use, or modiﬁcation to the Premises then, and in that event, Lessee shall either: (i)  cease such changed use or intensity of use as soon as reasonably practical, but in no event later than the last day that Lessee could legally utilize the Premises without commencing the Capital Expenditures, and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to any matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the ﬁnancial capability and/or suitability of all proposed tenants.

3.	Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as speciﬁed in Paragraph 1.3.

3.2 Early Possession.   Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent, Operating Expenses, Real Property Taxes and insurance premiums shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to maintain the Premises) shall be in eﬀect during such period. Any such Early Possession shall not aﬀect the Expiration Date.

3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable eﬀorts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said eﬀorts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, except as set forth in Paragraph 55, nor shall such failure aﬀect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee (See also Paragraph 55.)

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisﬁed.

4.	Rent.

4.1 Rent Deﬁned. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit)

are deemed to be rent ("Rent"). All rent shall be payable to RAF Pacifica Group - Real Estate Fund IV, LLC.

4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without oﬀset or deduction (except as speciﬁcally permitted in this Lease), on or before the day on which it is due. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Lessee may pay Rent by way of ACH transfer or wire transfer to an account designated by Lessor. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge. Payments will be applied ﬁrst to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.

4.3 Association Fees. In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner's association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent.

5.Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suﬀer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor suﬃcient to restore said Security Deposit to the full amount required by this Lease. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suﬀer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the ﬁnancial condition of Lessee is, in Lessor's reasonable judgment, signiﬁcantly reduced (as compared against Lessee's financial condition within 6 months prior to the change in control), Lessee shall deposit such additional monies with Lessor as shall be suﬃcient to cause the Security Deposit to be at a commercially reasonable level based on such change in ﬁnancial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.  THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH'S RENT. (See also Paragraph 68.)

6.	Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, ﬁsh, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modiﬁcation of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the premises or the mechanical or electrical systems therein, and/or is not signiﬁcantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notiﬁcation of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a)   Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product,

substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be ﬁled with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary oﬃce supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modiﬁcations (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall promptly give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)   Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, its agents, employees or invitees.

(d) Lessee Indemniﬁcation. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, its agents, employees or invitees (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the eﬀects of any contamination or injury to person, property or the environment created or suﬀered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless speciﬁcally so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemniﬁcation. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee's occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)   Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee's occupancy, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as deﬁned in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

(g)   Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this

Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and eﬀect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and eﬀect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater and Lessor's insurance does not provide complete coverage of the Hazardous Substance Condition, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and eﬀect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date speciﬁed in Lessor's notice of termination.

6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable ﬁre insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in eﬀect or become eﬀective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements speciﬁed by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor. In addition, Lessee shall provide Lessor with copies of its business license, certiﬁcate of occupancy and/or any similar document within 10 days of the receipt of a written request therefor. A copy of the Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park that affect the Premises and the Project are attached as Exhibit C hereto.

6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as deﬁned in Paragraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. 24 hours shall be considered reasonable notice for purposes of this Paragraph 6.4. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor. Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely diﬃcult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater until Lessee allows such inspections and/or testing.  The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to allow such inspection and/or testing. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to such failure nor prevent the exercise of any of the other rights and remedies granted hereunder.

7.	Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee's Obligations.

(a)   In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with

Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, ﬁre protection system, ﬁxtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, ﬂoors (including floor coverings), windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, speciﬁcally including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a

ﬁrst-class condition (including, e.g. graﬃti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b)   Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) ﬁre extinguishing systems, including ﬁre alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) clariﬁers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)   Failure to Perform. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) Replacement. Subject to Lessee's indemniﬁcation of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction)

and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. (See also Paragraph 59.)
7.3 Utility Installations; Trade Fixtures; Alterations.

(a)   Deﬁnitions. The term "Utility Installations" refers to all ﬂoor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and ﬁre protection systems, communication cabling, lighting ﬁxtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modiﬁcation of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are deﬁned as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not aﬀect the electrical, plumbing, HVAC, and/or life safety systems, do not trigger the requirement for additional modiﬁcations and/or improvements to the Premises resulting from Applicable Requirements, such as compliance with Title 24, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and speciﬁcations prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and suﬃcient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and speciﬁcations. For work which costs an amount in excess of three month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

(c)   Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished  to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a)   Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and

Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any speciﬁed part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)   Removal. Except to the extent that Lessor notifies Lessee at the time of its consent to any Alterations or Utility Installations as provided in Paragraph 7.3(b) or this Paragraph 7.4(b) below, by delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent. Notwithstanding the foregoing, Lessee shall have no obligation to remove the Lessee Improvements installed pursuant to the Work Letter attached to this Lease.

(c)   Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing and the provisions of Paragraph 7.1(a), if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, its agents, employees or invitees (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) to the level speciﬁed in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.	Insurance; Indemnity.

8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice. (See also Paragraph 60.)

8.2 Liability Insurance.

(a)   Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor and Lessor's property manager as an additional insured against claims for bodily injury, personal injury, owned/non-owned/hired auto liability and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor and Lessor's property manager as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers and Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a)   Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor,with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of ﬂood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inﬂation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b)   Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reﬂect the projected Rent otherwise payable by Lessee, for the next

12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c)   Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

8.4 Lessee's Property; Business Interruption Insurance; Worker's Compensation Insurance.

(a)   Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade

Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)   Worker's Compensation Insurance. Lessee shall obtain and maintain Worker's Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a 'Waiver of Subrogation' endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certiﬁcate of insurance or copy of the policy required by paragraph 8.5.

(d) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance speciﬁed herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a "General

Policyholders Rating" of at least A-, VII, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certiﬁed copies of policies of such insurance or certiﬁcates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modiﬁcation except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor, following notice to Lessee and Lessee's failure to deliver such evidence to Lessor within ten (10) days thereafter, may increase his liability insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without aﬀecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The eﬀect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor's negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, a Breach of the Lease by Lessee and/or the use and/or occupancy of the Premises and/or Project by Lessee and/or by Lessee's employees, contractors or invitees. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have ﬁrst paid any such claim in order to be defended or indemniﬁed.

8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, but without limiting Lessor's liability for any of its covenants, obligations or warranties expressly set forth in this Lease (nor any of Lessee's releases and waivers set forth in Paragraph 8.6) neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from ﬁre, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, ﬁre sprinklers, wires, appliances, plumbing, HVAC or lighting ﬁxtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee's business or for any loss of income or proﬁt therefrom. Instead, it is intended that Lessee's sole recourse in the event of such damages or injury be to ﬁle a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely diﬃcult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certiﬁcates evidencing the existence of the required insurance, which failure is not cured within 10 days following written notice thereof from Lessor, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance speciﬁed in this Lease.

9.	Damage or Destruction.

9.1 Deﬁnitions.

(a)   "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee

Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from receipt of insurance proceeds. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from receipt of insurance proceeds. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)   "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), and for which insurance proceeds are received (provided that the foregoing limitation shall not apply unless Lessor has maintained the required insurance coverage), less any deductible amounts or coverage limits involved.

(d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)   "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense (if Lessor receives insurance proceeds, provided that the foregoing limitation shall not apply unless Lessor has maintained the required insurance coverage), repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and eﬀect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not suﬃcient to eﬀect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs.   In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and eﬀect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and eﬀect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to ﬂood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and eﬀect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be eﬀective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and eﬀect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date speciﬁed in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, either Lessor or Lessee may terminate this Lease eﬀective 60 days following the date of occurrence of such damage by giving a written termination notice to the other party within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and eﬀect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date speciﬁed in the termination notice and Lessee's option shall be extinguished.

9.6 Abatement of Rent; Lessee's Remedies.

(a)   Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition

for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date speciﬁed in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and eﬀect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever ﬁrst occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor

9.8  Waive Statutes. Lessor and Lessee agree that the terms of the Lease shall govern the effect of any damage to or destruction of the Premises with respect to termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith, including, but not limited to, Section 1932(2) and 1933(4) of the California Civil Code (as may be amended or supplements from time to time).

10.	Real Property Taxes.

10.1   Deﬁnition. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general,

special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2   Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insuﬃcient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit. (See also Paragraph 60.)

10.3   Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

10.4   Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.Utilities and Services.  Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

Within ﬁfteen days of Lessor’s written request, Lessee agrees to deliver to Lessor such information, documents and/or authorization as Lessor needs in order for Lessor to comply with new or existing Applicable Requirements relating to commercial building energy usage, ratings, and/or the reporting thereof.

12.	Assignment and Subletting.

12.1   Lessor's Consent Required. (See also Paragraph 62.)

(a)   Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 50% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)   The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition,

ﬁnancing, transfer, leveraged buy-out or otherwise, but excluding a sublease), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee below the amount that is sufficient in Lessor's commercially reasonable determination to meet Lessee's obligations under this Lease, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without Lessor's consent as required herein shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(d), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in eﬀect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in eﬀect, and (ii) all ﬁxed and non-ﬁxed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e)   Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)   Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.
(g)   Notwithstanding the foregoing, allowing a de minimis portion of the Premises, i.e. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2   Terms and Conditions Applicable to Assignment and Subletting.

(a)   Regardless of Lessor's consent, no assignment or subletting shall: (i) be eﬀective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee. For clarity, a sublessee's liability shall be limited to liability for that portion of the Premises that is the subject of the sublease for the term of such sublease.

(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c)   Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without ﬁrst exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)   Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the ﬁnancial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modiﬁcation of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f)   Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has speciﬁcally consented to in writing.

(g)   Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is speciﬁcally consented to by Lessor in writing. (See Paragraph 39.2)

12.3   Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)   Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)   Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e)   Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, speciﬁed in such notice. The sublessee shall have a right of reimbursement and oﬀset from and against Lessee for any such Defaults cured by the sublessee.

13.	Default; Breach; Remedies.

13.1   Default; Breach. A "Default" is deﬁned as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is deﬁned as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)   The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulﬁll any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR'S RIGHTS, INCLUDING LESSOR'S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c)   The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certiﬁcate or ﬁnancial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)   The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the beneﬁt of creditors; (ii) becoming a "debtor" as deﬁned in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition ﬁled against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or eﬀect, and not aﬀect the validity of the remaining provisions.

(g)   The discovery that any ﬁnancial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy ﬁling, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined ﬁnancial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2   Remedies. If Lessee fails to perform any of its aﬃrmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)   Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Eﬀorts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, eﬀorts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

(c)   Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3   Inducement Recapture. Any agreement for free or abated rent or other charges, the cost of tenant improvements for Lessee paid for or performed by Lessor, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed to be amortized into the Base Rent payable by Lessee over the Original Term of this Lease conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee that results in a termination of the Lease, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or eﬀect, and the unamortized amount of any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor as additional Rent. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless speciﬁcally so stated in writing by Lessor at the time of such acceptance.

13.4   Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely diﬃcult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5   Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6   Breach by Lessor.

(a)   Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and oﬀset from Rent the actual and reasonable cost to perform such cure, provided, however, that such oﬀset shall not exceed an amount equal to the greater of one month's Base Rent or the Security Deposit, reserving Lessee's right to seek reimbursement from Lessor for any such expense in excess of such oﬀset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever ﬁrst occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and eﬀect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.	Brokerage Fees.

15.1  Intentionally omitted.

15.2  Intentionally omitted.

15.3   Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, ﬁrm, broker, agent or ﬁnder (other than the Brokers and Agents, if any) in connection with this Lease, and that no one other than said named Brokers and Agents is entitled to any commission or ﬁnder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, ﬁnder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.	Estoppel Certiﬁcates.

(a)   Each Party (as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certiﬁcate" form published BY AIR CRE, plus such additional information, conﬁrmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certiﬁcate within such 10 day period, the Requesting Party may execute an Estoppel Certiﬁcate stating that: (i) the Lease is in full force and eﬀect without modiﬁcation except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certiﬁcate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certiﬁcate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certiﬁcate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely diﬃcult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certiﬁcate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater until Lessee delivers an executed Estoppel Certificate to Lessor.   The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to provide the Estoppel Certiﬁcate. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to provide the Estoppel Certiﬁcate nor prevent the exercise of any of the other rights and remedies granted hereunder.

(c)   If Lessor desires to ﬁnance, reﬁnance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such ﬁnancial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's ﬁnancial statements for the past 3 years. All such ﬁnancial statements shall be received by Lessor and such lender or purchaser in conﬁdence and shall be used only for the purposes herein set forth.

17.Deﬁnition of Lessor.  The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove deﬁned.

18.Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way

aﬀect the validity of any other provision hereof.

19.Days. Unless otherwise speciﬁcally indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20.Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, oﬃcers or shareholders, and Lessee shall look to the Premises, including insurance and/or sales proceeds, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, oﬃcers or shareholders, or any of their personal assets for such satisfaction.

21.Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the

Parties under this Lease.

22.No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be eﬀective.

23.	Notices.

23.1   Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certiﬁed or registered mail or U.S. Postal Service Express Mail,

with postage prepaid, or by facsimile transmission, or by email, and shall be deemed suﬃciently given if served in a manner speciﬁed in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a diﬀerent address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2   Date of Notice. Any notice sent by registered or certiﬁed mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted by facsimile transmission or by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

23.3  Options. Notwithstanding the foregoing, in order to exercise any Options (see paragraph 39), the Notice must be sent by Certiﬁed Mail (return receipt requested), Express Mail (signature required), courier (signature required) or some other methodology that provides a receipt establishing the date the notice was received by the Lessor.

24.	Waivers.

(a)   No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or eﬀect whatsoever unless speciﬁcally agreed to in writing by Lessor at or before the time of deposit of such payment.

(c)   THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATE THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE

25.	Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a)   When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction.  Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i)     Lessor's Agent. A Lessor's agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor's agent or subagent has the following aﬃrmative obligations: To the Lessor: A ﬁduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially aﬀecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any conﬁdential information obtained from the other Party which does not involve the aﬃrmative duties set forth above.

(ii)   Lessee's Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following aﬃrmative obligations. To the Lessee: A ﬁduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially aﬀecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any conﬁdential information obtained from the other Party which does not involve the aﬃrmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following aﬃrmative obligations to both the Lessor and the Lessee: (a) A ﬁduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not, without the express permission of the respective Party, disclose to the other Party conﬁdential information, including, but not limited to, facts relating to either Lessee’s or Lessor’s ﬁnancial position, motivations, bargaining position, or other personal information that may impact rent, including Lessor’s willingness to accept a rent less than the listing rent or Lessee’s willingness to pay rent greater than the rent oﬀered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualiﬁed to advise about real estate. If legal or tax advice is desired, consult a competent professional. Both Lessor and Lessee should strongly consider obtaining tax advice from a competent professional because the federal and state tax consequences of a transaction can be complex and subject to change.

26.No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 125% of the Base Rent applicable immediately preceding the expiration or termination for the first full or partial month of such holding over, and increased to 150% of the Base Rent applicable immediately preceding the expiration or termination for any period of holding over in excess of 30 days.

Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.Binding Eﬀect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.	Subordination; Attornment; Non-Disturbance.

30.1   Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease,

mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modiﬁcations, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2   Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any oﬀsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3   Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance

Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable eﬀorts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4   Self-Executing. The agreements contained in this Paragraph 30 shall be eﬀective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, ﬁnancing or reﬁnancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.

Attorneys' Fees. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter deﬁned) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.

Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, appraisers or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse eﬀect on Lessee's use of the Premises. 24 hours shall be considered reasonable notice for purposes of this Paragraph 32. All such activities shall be without abatement of rent or liability to Lessee.

33.	Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.	Signs. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 12 months of the term hereof.  Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35.

Termination; Merger. Unless speciﬁcally stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.

Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld conditioned or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise speciﬁcally stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.	Guarantor. Intentionally omitted.

38.

Quiet Possession.  Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.	Options. If Lessee is granted any Option, as deﬁned below, then the following provisions shall apply.

39.1   Deﬁnition. "Option" shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of ﬁrst refusal or ﬁrst oﬀer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of ﬁrst oﬀer to purchase or the right of ﬁrst refusal to purchase the Premises or other property of Lessor.

39.2   Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee or Lessee Affiliate and only while the original Lessee and/or Lessee Affiliate is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3   Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4   Eﬀect of Default on Options.

(a)   Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of

Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)   An Option shall terminate and be of no further force or eﬀect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings.  If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

41. Security Measures.  Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to eﬀectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid "under protest" within 6 months shall be deemed to have waived its right to protest such payment.

44. Authority; Multiple Parties; Execution.

(a)   If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)   This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45. Conﬂict. Any conﬂict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Oﬀer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an

oﬀer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modiﬁed only in writing, signed by the Parties in interest at the time of the modiﬁcation. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modiﬁcations to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal ﬁnancing or reﬁnancing of the Premises.

48. Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☒ is not attached to this Lease.

50. Accessibility; Americans with Disabilities Act.

(a)   The Premises:

☒ have not undergone an inspection by a Certiﬁed Access Specialist (CASp). Note: A Certiﬁed Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐ have undergone an inspection by a Certiﬁed Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report conﬁdential.

☐ have undergone an inspection by a Certiﬁed Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq.   Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report conﬁdential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certiﬁcate to Lessee within 7 days of the execution of this Lease.

(b) Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee's speciﬁc use of the Premises, except as set forth at Paragraph 2.3 of this Lease, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's specific and single use of the Premises requires modiﬁcations or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modiﬁcations and/or additions at Lessee's expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION

SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE

PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates speciﬁed above their respective signatures.

Executed at: Santa Barbara, CA

On:   6/20/19

By LESSOR:

  Raf PACIFICA GROUP - REAL ESTATE FUND IV,

LLC, a California limited liability company

By:   /s/ Steven C. Leonard

Name Printed: Steven C. Leonard

Title: Manager

Phone:

Fax:

Email:

APG HOLLYWOOD CENTER, LLC, a

California limited liability company

By:  K Associates,

a California general partnership

Its: sole and Managing Member

By:   /s/ Michael B. Kaplan

Name Printed: Michael B. Kaplan

Executed at: Goleta, CA

On:  6/19/19

By LESSEE:

INOGEN, INC., a Delaware corporation

By:   /s/ Scott Wilkinson

Name Printed: Scott Wilkinson

Title: President Phone:

Fax:

Email:

By: /s/ Alison Bauerlein

Name Printed: Alison Bauerlein

Title: Secretary

Phone:

Fax:

Email:

Address: 326 Bollay Drive

Goleta, CA 93117

Federal ID No.:

Title: Managing General Partner

Phone:

Fax:

Email:

Address: 111 C Street, Suite 200

Encinitas, CA 92024

Federal ID No.:

APG AIRPORT FREEWAY CENTER, a

California limited liability company

By:  K Associates,

a California general partnership

Its: sole and Managing Member

By: /s/ Michael B. Kaplan

Name: Michael B. Kaplan

Its:  Managing General Partner

   BROKER

Hayes Commercial Group

Attn: Christos Celmayster

Title: Partner

Address: 222 East Carrillo Street

Suite 101

Santa Barbara, CA 93101

Phone: (805) 898-4388

Fax:

Email: christos@hayescommercial.com

Federal ID No.: 90-1141127

Broker/AGENT DRE License #: 02017017

BROKER

Hayes Commercial Group/CBRE

Attn: Francois DeJohn/Dennis J. Hearst

Title:

Address:

Phone:

Fax:

Email: fran@hayescommercial.com /

dennis.hearst@cbre.com

Federal ID No.: 90-1141127

Broker/AGENT DRE License #: 02017017

CBRE DRE License #: 004099

RENT ADJUSTMENT(S)

STANDARD LEASE ADDENDUM

Dated: June 19, 2019

By and Between

Lessor: RAF PACIFICA GROUP - REAL ESTATE FUND IV, LLC, a California limited liability company; APG HOLLYWOOD CENTER, LLC, a California limited  liability company; and APG AIRPORT FREEWAY CENTER, LLC, a California  limited liability company

Lessee: INOGEN, INC., a Delaware corporation

Property Address: 301 Coromar Drive, Goleta, CA

(street address, city, state, zip)

Paragraph: 51

A.   RENT ADJUSTMENTS:

The monthly rent for each month of the adjustment period(s) speciﬁed below shall be increased using the method(s) indicated below:

(Check Method(s) to be Used and Fill in Appropriately)

☒ I.Cost of Living Adjustment(s) (COLA)

a.   On (Fill in COLA Dates): Months 15, 27, 39, 51, 63, 75, 87, 99, and 111 of the Original Term the Base Rent shall be adjusted by the change, if any, from the Base Month speciﬁed below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one):  ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☒ CPI U (All Urban Consumers), for (Fill in Urban Area): Los Angeles - Long Beach - Anaheim, CA, All Items (1982-1984 = 100), herein referred to as "CPI".

b.The monthly Base Rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the

Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) speciﬁed in paragraph A.I.a. above during which the adjustment is to take eﬀect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): the ☒ ﬁrst month of the term of this Lease as set forth in paragraph 1.3 ("Base Month") or ☐ (Fill in Other "Base Month"):          . The sum so calculated shall constitute the new monthly Base Rent hereunder, but in no event, shall any such new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the Base Rent adjustment nor increase more than three and one-half percent (3.5%) on an annual, cumulative basis over the Base Month.

c.In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.

OPTION(S) TO EXTEND

STANDARD LEASE ADDENDUM

Dated: June 19, 2019

By and Between

                     Lessor: RAF PACIFICA GROUP - REAL ESTATE FUND IV, LLC, a California limited liability company; APG HOLLYWOOD CENTER, LLC, a California limited  liability company; and APG AIRPORT FREEWAY CENTER, LLC, a California  limited liability company

                     Lessee: INOGEN, INC., a Delaware corporation

Property Address: 301 Coromar Drive, Goleta, CA

(street address, city, state, zip)

Paragraph: 52

A.   OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for two (2) additional sixty (60) month period(s) commencing when the prior term expires (the first 60-month period shall be referred to herein as "Option 1"

and the second 60-month period shall be referred to herein as "Option 2") upon each and all of the following terms and conditions:

(i)   In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 12   but not more than   18 months prior to the date that the option period would commence, time being of the essence, or such earlier period of time as is necessary for Lessee to exercise its rights under Paragraph

2.3(b). If proper notiﬁcation of the exercise of an option is not given and/or received, such option shall automatically expire.

Options (if there are more than one) may only be exercised consecutively.

(ii)   The provisions of paragraph 39, including those relating to Lessee's Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where speciﬁcally modiﬁed by this option shall apply.

(iv) This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee or Lessee Affiliate and only while the original Lessee and/or Lessee Affiliate is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v)   The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)

☒ I.Cost of Living Adjustment(s) (COLA) (Option 2)

a.On (Fill in COLA Dates): Months 183, 195, 207, 219 and 231 of the term the Base Rent shall be adjusted by the change, if any, from the Base Month speciﬁed below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one):☐ CPI W (Urban Wage Earners and Clerical Workers) or ☒ CPI U (All Urban Consumers), for (Fill in Urban Area): Los Angeles - Long Beach - Anaheim, CA. All Items (1982-1984 = 100), herein referred to as "CPI".

b.The monthly Base Rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent for month 123 of the term (as determined pursuant to paragraph A.II.a. of this Addendum), shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) speciﬁed in paragraph A.I.a. above during which the adjustment is to take eﬀect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): the ﬁrst month of the term of this Lease as set forth in paragraph 1.3 ("Base Month") or (Fill in Other "Base Month"): Month 123 of the term (i.e., month 121 of the term). The sum so calculated shall constitute the new monthly Base Rent hereunder, but in no event, shall any such new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the rent adjustment nor increase more than three and one-half percent (3.5%) on an annual, cumulative basis over the Base Month.

c.In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.

☒ II.Market Rental Value Adjustment(s) (MRV) (Option 1)

a.On (Fill in MRV Adjustment Date(s)) Month 123 of the term the Base Rent shall be adjusted to the "Market

Rental Value" of the property as follows:

1)   Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:

(a)   Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i)   Within 15 days thereafter, Lessor and Lessee shall each select an independent third party ☐ appraiser or ☒ broker ("Consultant" - check one) of their choice to act as an arbitrator (Note: the parties may not select either of the Brokers that was involved in negotiating the Lease). The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii)   The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor's or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii) If either of the Parties fails to appoint an arbitrator within the speciﬁed 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.

2)   When determining MRV, the Lessor, Lessee and Consultants shall consider the terms of comparable market transactions for non-renewing lessees for comparable buildings in the Santa Barbara area which shall include, but not limited to, rent, rental adjustments, abated rent, tenant inducements, lease term and ﬁnancial condition of tenants.

3)   Notwithstanding the foregoing, the new Base Rent shall not be less than the rent payable for the month immediately preceding the rent adjustment.

b.Upon the establishment of each New Market Rental Value:

1)   the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and

2)   the ﬁrst month of each Market Rental Value term shall become the new "Base Month" for the purpose of calculating any further Adjustments.

3) On months 135, 147, 159 and 171, the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for CPI U (All Urban Consumers), for: Los Angeles - Long Beach - Anaheim, CA. All Items (1982-1984=100), hereinafter referred to as "CPI". The monthly Base Rent payable in accordance with this paragraph A.II.b.3 shall be calculated as follows: the Base Rent for month 123 of the term (as determined pursuant to paragraph A.II.a. of this Addendum) shall be multiplied by a fraction, the numerator of which shall be the CPI of the calendar month 2 months prior to the months specified in this paragraph A.II.b.3 above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to month 123 of the term (i.e., month 121 of the term) ("Base Month"). The sum so calculated shall constitute the new monthly Base Rent hereunder, but in no event, shall any such new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the rent adjustment nor increase more than three and one-half percent (3.5%) on an annual, cumulative basis over the Base Month.

ADDENDUM

TO THAT CERTAIN STANDARD

INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET

DATED JUNE 11, 2019, BY AND BETWEEN

RAF PACIFICA GROUP-REAL ESTATE FUND IV, LLC, etc. (“LESSOR”)

AND

INOGEN, INC. (“LESSEE”)

This Addendum amends the provisions of the above-referenced lease including any attached exhibits or addenda thereto (collectively, the “Lease”), it being the intent and agreement that the provisions of the Lease are hereby affirmed by the parties, but, to the extent that the provisions of this Addendum conflict with or differ from the terms of the Lease, the provisions of this Addendum shall control. Capitalized terms not defined herein shall have the definitions that are given to such terms in the Lease.

53.Abatement of Rent.

(a)

For so long as Lessee is not in Breach under the terms of this Lease, the Base Rent payable by Lessee shall be fully abated for months one (1) and two (2) of the Original Term. Lessee shall continue to pay Operating Expenses during such abatement period.

(b)	The abatements set forth in this Paragraph 53 shall be considered an Inducement Provision subject to the provisions of Paragraph 13.3 of this Lease.

54.Base Building and Lessee Improvements. The Lessor shall construct the Building and site improvements in substantial conformity with the plans prepared by JDO + Associates, job number 2018.13/2019.05 for which the site plan and exterior elevations are attached as Exhibit A-1 to this Lease (the “Base Building Improvements”), at Lessor’s sole cost and expense. Lessor shall construct the Base Building Improvements in a good and workmanlike manner and in substantial compliance with all covenants, conditions and restrictions to which the Project is subject and in compliance with all Applicable Requirements.

The Lessor shall also construct the “Lessee Improvements” pursuant to the Work Letter attached as Exhibit B to the Lease, but specifically excluding any window treatments, data and network cabling and any security alarm system. Other than the work described herein, Lessor shall not be responsible to construct any improvements and shall deliver the Premises in its “AS IS” condition, subject to the warranties set forth in Paragraph 2 of the Lease. The cost of constructing the Lessee Improvements (but not the Base Building Improvements) shall be considered an Inducement Provision, subject to the provisions of Paragraph 13.3 of this Lease.

To the extent that Lessee is liable for performing or arranging for the repair or replacement of any portion of the Premises or Building pursuant to Paragraph 2.3 or Paragraph 7.1 of this Lease following the expiration of the Lessor’s warranties set forth in Paragraph 2 of this Lease, Lessor shall assign the Contractor’s Warranty (as defined in the Work Letter) and all manufacturers’ and/or vendors’ equipment warranties; and to the extent that Lessee may request and agree to pay for the cost thereof at Lessee’s sole cost and expense, Lessor agrees to cooperate with Lessee, at no additional expense to Lessee, in obtaining any extended warranties reasonably requested by Lessee on any equipment installed as part of the Lessee Improvements. To the extent that any of the foregoing third-party warranties are not assigned to, or otherwise enforceable by, Lessee in accordance with this Paragraph 54, then notwithstanding anything to the contrary in this Lease, Lessor shall be solely responsible for enforcing such third-party warranty obligations following the expiration of the Lessor’s warranties set forth in Paragraph 2 of this Lease.

55.Commencement Date and Expiration Date. The Commencement Date shall occur on the later of: (a) “Substantial Completion” of the Base Building Improvements and the “Tenant Improvements” as those terms are defined in the Work Letter, attached hereto as Exhibit B, or (b) November 1, 2020; provided that Lessor shall endeavor to provide Lessee with advance written notice of the actual Commencement Date at least sixty (60) days in advance thereof. If the Commencement Date is on a date other than the first calendar date of a month, then: (i) the Base Rent and Common Area Operating Expenses for the month containing the Commencement Date shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month, (ii) the Original Term shall be extended by the number of days from the Commencement Date to the end of the month in which the Commencement Date occurs and (iii) the first twelve month period for purposes of determining Base Rent increases pursuant to Paragraph 51 shall include the month in which the Commencement Date occurs plus the next twelve full calendar months. If the Commencement Date is a date other than as set forth in Paragraph 1.3 of this Lease, within ten days after Lessor has determined the Commencement Date, Lessor may deliver to Lessee a Commencement Date Memorandum in the latest form that is published by the AIR, reciting the actual Commencement Date, Expiration Date, the schedule of adjustments to the Base

Rent and the MRV Adjustment Date (the “Commencement Date Memorandum”), which Lessee shall execute and return to Lessor within five (5) business days of the receipt thereof. If Lessee fails to execute and return the Commencement Date Memorandum or respond with comments (if Tenant reasonably disputes the correctness of the information set forth therein) within such time period, the information contained in the Commencement Date Memorandum shall be deemed correct and binding upon Lessee.

The Lessor shall diligently proceed with the construction of the Base Building Improvements and the Lessee Improvements and complete the same and deliver possession of the Premises to Lessee on or before the scheduled Commencement Date as set forth in Paragraph 1.3 of this Lease, provided, however, if there is a Lessee Delay (as defined in the Work Letter attached to this Lease), labor disputes, casualties, government embargo restrictions, shortages of fuel, labor or building materials, action or non-action of public utilities, or of the local, state, or federal governments affecting the Base Building Improvements and/or the Lessee Improvements, or other causes beyond the Lessor’s reasonable control, then the scheduled Commencement Date shall be extended for the additional time caused by such delay. Each such delay shall is referred to as an “Excused Delay”.

In the event the Commencement Date has not occurred by the scheduled Commencement Date as set forth in Paragraph 1.3 of this Lease, as such date may be extended by any Excused Delay, Lessor shall pay to Lessee a daily penalty in an amount equal to the difference between the holdover rent payable by Lessee for its lease of 326 Bollay Drive, Goleta, CA (the “Bollay Drive Lease”) less the rent payable in the final month of the term of such lease, not to exceed $12,571.51 per month, prorated for each day the Commencement Date is delayed (excluding any Excused Delay), up to a maximum total amount of $75,429.30. Lessee shall provide Lessor with a copy of the Bollay Drive lease and such other documentation as reasonably requested by Lessor so that Lessor can calculate and/or verify the amount of the penalty. Lessor shall pay the penalty to Lessee within five (5) days after the end of each calendar month in which the penalty applies.
In the event the Commencement Date has not occurred on or before the date that is twelve (12) months after the scheduled Commencement Date as set forth in Paragraph 1.3 of this Lease, plus up to an additional thirty (30) days for Excused Delays, and provided (i) if and to the extent such delay has not been caused by a Lessee Delay, and (ii) no Default on the part of Lessee then exists, Lessee may, at any time thereafter, elect to terminate this Lease by delivering written notice of such election to Lessor, in which case this Lease shall terminate immediately. In the event that Lessee elects to terminate this Lease in accordance with the preceding sentence, Lessor shall promptly refund the prepaid Rent and Security Deposit previously delivered to Lessor in accordance with Paragraph 1.7(e) of this Lease. Upon Lessor’s refund of such amounts following Lessee’s timely and effective termination of this Lease, this Lease shall become null and void and Lessee shall have no further interest in the Premises pursuant to the Lease.

56.Verification of Rentable Square Feet of Premises. For purposes of this Lease, “rentable square feet” shall be calculated pursuant to Standard Method of Measuring Floor Area in Industrial Buildings (ANSI Z65.2 − 2012) Method A—External Enclosure Method (but excluding major vertical penetrations) (the “BOMA Standard”). Within thirty (30) days after the permits have been issued for the Base Building Improvements and Lessee Improvements, Lessor’s space planner/architect shall measure the rentable square feet of the Unit in accordance with the BOMA Standard and the results thereof shall be presented and certified by Lessor’s architect to Lessee in writing. Lessee's independent space planner/architect may review such determination of the number of rentable square feet of the Unit and Lessee may, within fifteen (15) business days after Lessee's receipt of such determination, reasonably object thereto by written notice to Lessor. Lessee's failure to deliver written notice of such objection within said fifteen (15) business day period shall be deemed to constitute Lessee's acceptance of Lessor's determination of the rentable area of the Unit in accordance with the BOMA Standard. If Lessee timely objects to such determination, Lessor's space planner/architect and Lessee's designated space planner/architect shall promptly meet and attempt to agree upon the rentable square footage of the Unit in accordance with the BOMA Standard. If Lessor's space planner/architect and Lessee's designated space planner/architect cannot agree on the rentable square footage of the Unit within thirty (30) days after Lessee's objection to Lessor's determination, Lessor and Lessee shall mutually select an independent third party space measurement professional to field measure the Unit using the BOMA Standard. Such third party independent measurement professional's determination shall be conclusive and binding on Lessor and Lessee. Lessor and Lessee shall each pay one-half (1/2) of the fees and expenses of the independent third party space measurement professional. In the event that pursuant to the procedure described in this Paragraph 56 above, it is determined that the square footage amounts shall be different from those set forth in Paragraph 1.2 of this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the “Base Rent,” “Lessee's Share” and the “Security Deposit”) shall be modified in accordance with such determination. Lessor's estimated rentable square footage and the Base Rent and Lessee's Share set forth in this Lease shall be utilized until a final determination of rentable square footage is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Lessee or Lessor shall promptly make any appropriate payment to the other party for any accrued underpayment or overpayment of Rent, respectively, as applicable. If such determination is made, it will be confirmed in the Commencement Date Memorandum by Lessor to Lessee.

57.Option to Extend Lease of 289 Coromar Drive. The parties acknowledge that Lessee is currently leasing from Lessor certain premises located at 289 Coromar Drive, Goleta, CA, pursuant to a lease dated December 6, 2018 (the “289 Coromar Lease”). In the event that the size of the Premises, as finally determined pursuant to Paragraph 56 above, is determined to be less than 96% of 49,821 rentable square feet, Lessee shall be allowed to extend the term of the 289 Coromar Lease, on the same terms and conditions as set forth therein, until such time as Lessee enters into a lease with Lessor (or Lessor’s affiliate) for an additional 5,000 rentable square feet or more at property located at 6759, 6765 or 6789 Navigator Way, Goleta, CA, on terms and conditions acceptable to Lessor and Lessee.

58.Allowance for Installation of Equipment and Wiring. Lessor shall provide an allowance in an amount not to exceed $5.00 per rentable square foot (based on the size of the Premises as finally determined pursuant to Paragraph 56 above) (the “Allowance”) for the installation of Lessee’s trade fixtures, IT wiring and security system (collectively, “Allowance Costs”). Any unused portion of the Allowance for which Lessee has not presented a request for payment in accordance with this Paragraph 58 within six (6) months of Lessor’s delivery of the Premises to Lessee shall revert to Lessor. The Allowance shall be paid in progress payments that shall not exceed ninety percent (90%) of the Allowance. The progress payments shall be paid to Lessee on a reimbursement basis within fifteen (15) days after Lessee presents draw requests or invoices that detail the work performed, the percentage of completion and showing that Lessee has incurred design, permitting and/or construction costs constituting Allowance Costs in an amount at least equal to the requested progress payment, but subject to Lessor’s inspection to confirm that such work has been performed. Lessor shall not charge a project management fee or supervision fee. The remaining balance of the Allowance shall be payable after completion of all work, and conditioned upon receipt of the following, as applicable:

(i)	Lessor’s inspection and approval of the work;
(ii)	Copies of all paid invoices, including a final summary of all costs for the work;
(iii)	An “unconditional waiver and release upon final payment” covering work completed; and
(iv)	Copies of signed inspection cards, permits and/or clearances required by all governing agencies, and written proof that all fees relating to the work have been paid by Lessee.

The Allowance shall be considered an Inducement Provision subject to the provisions of Paragraph 13.3 of this Lease.

59.Lessor’s Maintenance Obligations. Notwithstanding any provision of this Lease to the contrary, subject to reimbursement pursuant to Paragraph 60 below, Lessor shall maintain, repair and replace as necessary, the landscaping, driveways, parking areas, roof membrane and roof drains, downspouts, gutters and skylights, and exterior of the Building (including painting) at the Premises (collectively, the “Lessor Maintenance Obligations”), all so as to keep the same in good order, condition and repair. Except as expressly set forth herein or in the Lease, Lessor shall not have any other obligation to repair or maintain the Premises or the equipment therein.

60.Additional Rent. Lessee shall pay to Lessor during the term hereof, in addition to Base Rent, all Operating Expenses, as hereinafter defined, during each calendar year of the term of the Lease, in accordance with the following provisions:

(a)

“Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Premises, all calculations, allocations, determinations and decisions in accordance with generally accepted accounting principles (GAAP), consistently applied, including but not limited to, the following:

(i)

The cost of those items of Lessor’s Maintenance Obligations as set forth at Paragraph 59 above; to the extent that any such item is considered a capital expenditure pursuant to generally accepted accounting principles (GAAP), Lessor shall allocate the cost over the appropriate amortization period (per GAAP) and Lessee shall not be required to pay more than a fraction of the cost, where the fraction equals the number 1 divided by the number of months in the appropriate amortization period, in any given month of the term (as may be extended).

(ii)	Any owner’s association dues and fees.
(iii)	Property management fees in an amount equal to three percent (3.00%) of Base Rent (without taking into account the abatements set forth at Paragraph 53 above) and Operating Expenses.

(iv)	Thecost of any environmental inspections that are the obligation of Lessee.
(v)	Real Property Taxes (as defined in Paragraph 10).
(vi)	Thecost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.
(vii)	Any deductible portion of an insured loss concerning the Building or the Premises.
(viii)	Auditors’, accountants’ and attorneys’ fees and costs related to the ownership and operation of the Premises.
(ix)	Any other services to be provided by Lessor that are stated elsewhere in this Lease to be paid by Lessor and reimbursed by Lessee.

(b)

The inclusion of the improvements, facilities and services set forth in Subparagraph 60(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Premises already has the same as of the Commencement Date, Lessor already provides the services as of the Commencement Date, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(c)

Operating Expenses are payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the annual Operating Expenses. Within 120 days after the expiration of each calendar year, Lessor shall deliver to Lessee a reasonably detailed statement showing the actual Operating Expenses incurred during the preceding year (a “Reconciliation”). If Lessee’s payments during such year exceed the actual Operating Expenses, Lessor shall credit the amount of such over-payment against Lessee’s next payment of Operating Expenses. If Lessee’s payments during such year were less than the actual Operating Expenses, Lessee shall pay to Lessor the amount of deficiency within thirty (30) days after delivery by Lessor to Lessee of the statement.

(d)

Lessee shall have the right, at its sole cost and expense, and upon written notice given to Lessor no later than two (2) years after Lessee's receipt of a Reconciliation to make an audit of all of Lessor’s bills, records, receipts, insurance certificates and policies relating to Operating Expenses for the preceding calendar year, using the services of a reputable, nationally or regionally prominent operating expense audit firm, which audit firm may be retained by Lessee on a contingency fee basis. Within fifteen (15) business days of Lessor's receipt of such written request of Lessee, Lessor shall make available to Lessee, during normal business hours, at the location where Lessor’s books and records are kept, such information as Lessee shall reasonably request. Lessor shall cooperate with Lessee in its explanation of its bills and records. Lessee shall diligently complete any such audit of Operating Expenses and shall deliver to Lessor the written results of such audit within fifteen (15) business days after Lessee receives the same. If Lessor disagrees with the results of Lessee’s audit, Lessor and Lessee shall meet and attempt, in good faith, to resolve the dispute. If Lessor and Lessee are unable to resolve the dispute within thirty (30) days after Lessor's receipt of Lessee's audit, then Lessee shall have the right to submit the dispute to arbitration; this right shall be exercised, if at all, by delivering a written notice of election to arbitrate to Lessor not later than thirty (30) days after such failure to resolve. Lessor and Lessee shall agree, within 15 days after Lessee’s delivery of the arbitration election, to retain an arbitrator, who shall be a mutually acceptable independent certified public accountant with experience in operating expenses for commercial/industrial buildings in Santa Barbara County, who shall make a determination as to the correct amount of Lessee's share of Operating Expenses. The decision shall be delivered simultaneously to Lessor and Lessee and shall be final and binding on Lessor and Lessee. If the arbitrator determines that the amount of the Operating Expenses billed to the Lessee was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the arbitrator’s decision, without interest. All costs and expenses of the arbitration shall be paid by Lessee unless the final determination in the arbitration is that Lessor overstated Operating Expenses by more than five percent (5%) of the originally reported Operating Expenses, in which case Lessor shall pay all such costs and expenses of the arbitration. Lessee and its auditor shall keep all of Lessor's records strictly confidential and shall not disclose any information gained from its review of Lessor's records to any third party, except as required by law.

(e)	Operating Expenses shall not include:
(i)	any expenses paid by Lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third parties or by warranties or insurance proceeds;
(ii)	leasing commissions;
(iii)	interest or principal payments or late payment penalties on any mortgage or other indebtedness of Lessor;
(iv)

costs and expenses incurred by Lessor in connection with repairs undertaken by Lessor under Paragraphs 9 or 14 (other than the amount of any “deductible” costs incurred in connection with a covered loss);

(v)	depreciation charges, except as otherwise stated hereinabove;
(vi)	the cost of any capital improvements which are required under any Applicable Requirements which first became applicable to the Building or Project prior to the date of this Lease;

(vii)

administrative costs of owning and managing the Project (including, but not limited to, wages, salaries, benefits, office rent and other costs) other than the property management fees expressly provided for herein;

(viii)

costs incurred in making upgrades to the Premises not required by governmental laws, regulations or ordinances, except those which are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses;

(ix)	cost of insurance premiums for insurance not customarily carried by owners of similar-class office buildings in the area in which the Premises is located;
(x)	any costs necessitated by or resulting from the gross negligence of Lessor or its agents;
(xi)

tax penalties, interest charges and fines incurred in connection or as a result of Lessor’s negligence, inability or willful failure to make tax payments (or to file any tax filings or returns) when due, except to the extent incurred by Lessor in connection with any contest of such taxes;

(xii)	reserves, including for future maintenance, repair and/or replacement of improvements; and
(xiii)

notwithstanding anything to the contrary herein, capital expenditures on capital improvements or equipment of the Premises shall be limited to the following: (a) those Capital Expenditures expressly permitted to be incurred and amortized at Lessee’s expense in accordance with Paragraph 2.3 of this Lease; (b) the cost of capital improvements which are reasonably intended to reduce Operating Expenses to the extent that anticipated savings are reasonably expected to exceed amortization of any such expenditure at the time of implementation; (c) expenditures in connection with Lessor’s Maintenance Obligations; and (d) any capital improvements which are required under any Applicable Requirements which are first enacted or enforced following the Commencement Date.

(f)	Lessor estimates that the Operating Expenses will initially be $24,870.00 per month. Lessee understands that this is an estimate only and the actual amount may vary from the estimate.

61.Signage. Lessee, with the approval of Lessor (which approval shall not be unreasonably withheld or delayed) pursuant to the Lessor’s reasonable sign criteria and subject to the requirements of the City of Goleta and any Applicable Requirements, shall be allowed to install (a) building top signage, (b) exclusive exterior identity signage adjacent to the main entrance to the Building, the exact location and size of any signs to be approved by Lessor, and (c) uppermost signage on any existing or future monument sign at the Premises, which approvals shall not be unreasonably withheld or delayed. Lessee shall be responsible to construct, install and maintain such signage at its sole cost, and shall remove such signage upon expiration or earlier termination of the Lease and repair any damage caused by such removal.

62.Assignment and Subletting. Notwithstanding anything to the contrary in Paragraph 12 of the Lease, the following additional term shall apply to assignment and subletting:

An assignment or subletting of all or a portion of the Premises to an affiliate (“Affiliate”) of Lessee (an entity which is controlled by, controls, or is under common control with, Lessee, or that becomes a parent, successor or affiliate of Lessee, or is a successor of Lessee by reason of merger, consolidation, public offering, reorganization, dissolution, or sale of all or more than an aggregate of fifty percent (50%) of Lessee’s stock, membership or partnership interests or assets) shall not be deemed a transfer under Paragraph 12 of this Lease, provided that (i) Lessee notifies Lessor of any such assignment or sublease prior to the effective date thereof and promptly supplies Lessor with any documents or information requested by Lessor regarding such assignment or sublease to such Affiliate (including, in the event of an assignment, evidence of the assignee's assumption of Lessee's obligations under this Lease or, in the event of a sublease, evidence of the sublessee's assumption, in full, of the obligations of Lessee with respect to the portion of the Premises so subleased, other than the payment of rent), (ii) such assignment or sublease is not a subterfuge by Lessee to avoid its obligations under this Lease, (iii) such assignment or sublease does not cause Lessor to be in default under any existing lease at the Building, and (iv) the net worth of such Affiliate is equal to or greater than the net worth of Lessee immediately prior to such transfer as reasonably determined by Lessor after review of financial information for Lessee and such Affiliate. An assignee of Lessee's entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an “Affiliated Assignee.” “Control,” as used in this Paragraph 62 shall mean the ownership, directly or indirectly, of greater than fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty-one percent (51%) of the voting interest in, an entity. Nothing contained in this Paragraph 62 shall be deemed to release Lessee from its obligations under the Lease.

In the event Lessee sells, sublets, assigns or transfers this Lease, Lessee shall pay to Lessor as additional rent an amount equal to fifty percent (50%) of any consideration received by Lessee in connection with such subletting or assignment and fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Lessee. As used in the Paragraph, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Lessee is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable to Lessee under this Lease at such time. For purposes of the foregoing, any consideration received by Lessee in form other than cash shall be valued at its fair market value as determined by Lessor in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Lessee is to receive Increased Rent, the reasonable costs incurred by Lessee for leasing commissions, tenant improvements and other reasonable expenses incurred in connection with such sublease, assignment or other transfer.

63.Abatement of Rent. If Lessor fails to perform the obligations required of Lessor under this Lease and such failure causes all or a material portion of the Premises to be unusable by Lessee for the Agreed Use because of any failure of Lessor to carry out its Lessor’s Maintenance Obligations, or any acts of negligence or willful misconduct of Lessor or any of its agents or employees that interrupts utilities to the Premises, Lessee shall give Lessor notice (the “Lessor Default Notice”), specifying such failure. If Lessor has not remedied that conditions set forth in such Lessor Default Notice within five (5) business days after its receipt thereof, Lessee may, immediately following a second written notice to Lessor notifying Lessor that such abatement is commencing, abate Rent payable under this Lease for that portion of the Premises rendered unusable for the period beginning on the date of delivery of the Lessor Default Notice until the date on which Lessor cures the failure indicated in such Lessor Default Notice.

64.Off-Site Parking. Lessee shall have non-exclusive use of the parking spaces located on Lot 14 of the Project (commonly known as 289 Coromar Drive) in the area shown on Exhibit D attached hereto (the “Additional Parking Area”), subject to the terms and conditions of this Paragraph 65 and any reasonable rules and regulations hereafter adopted by Lessor. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Vehicles.” Lessee may not service or store any vehicles in the Additional Parking Area or park any vehicles overnight in the Additional Parking Area. If Lessee permits or allows any of the prohibited activities described in this Paragraph 65, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor. Other than the foregoing, Lessee’s use of such parking spaces shall be free of charge, except that Lessor’s operating costs for the Additional Parking Area shall be included in Operating Expenses. The liability insurance that Lessee is required to maintain pursuant to Paragraph 8.3(a) of this Lease shall include coverage for the Additional Parking Area. Lessor reserves the right to terminate Lessee’s use such parking spaces upon giving sixty (60) days’ written notice to Lessee for the following reasons: (i) Lessor receives governmental approval and commences to redevelop Lot 14, or (ii) Lessor executes a lease with a tenant that leases space in the building(s) located on Lot 14 or any other property controlled by Lessor within the Project that provides that such tenant has the right to park vehicles in the Additional Parking Area.

65.Right of First Offer to Lease. Lessor grants to Lessee a right of first offer (“First-Offer Right”) with respect to all other space in the Project owned by Lessor that becomes available for lease during the term of this Lease (“First-Offer Space”). Lessee’s First-Offer Right shall be on the terms and conditions set forth in this Paragraph 65.

64.1New Buildings. The First-Offer Right shall begin with respect to buildings not yet constructed (“New Construction”) at such times as Lessor receives all permits necessary to commence construction and Lessor is ready to commence construction, but in any event prior to space in any such New Construction being offered to other prospective tenants. Lessee shall only have a First-Offer Right as to New Construction if at least sixty (60) months remain on the term of this Lease, except that Lessee may exercise any remaining Option to Extend (as set forth at Paragraph 52 of this Lease) early if necessary to satisfy this requirement.

64.2Previously Leased Space. The First-Offer Right shall begin with respect to space that has been previously leased (“Previously Leased Space”) only after the expiration or earlier termination of any lease for such space (“Superior Leases”), including any renewal, extension or expansion of the Superior Leases (whether or not such renewal or extension is consummated under a lease amendment or a new lease), as long as no renewal, extension or expansion is beyond the rights originally provided in the renewal, extension or expansion provision of the tenant’s Superior Lease as of the commencement of such lease. In any event, any Previously Leased Space shall be offered to Lessee before being offered to other prospective tenants. The rights described in this subparagraph 64.2 shall be known collectively as “Superior Rights.” Lessee shall only have a First-Offer Right as to Previously

Leased Space if at least thirty-six (36) months remain on the term of this Lease, except that Lessee may exercise any remaining Option to Extend (as set forth at Paragraph 52 of this Lease) early if necessary to satisfy this requirement.

64.3Procedure of Lessor’s Offer. Lessor shall provide Lessee with written notice (“First-Offer Notice”) from time to time when Lessor determines that any First-Offer Space will become available for lease to third parties. For New Construction, the First-Offer Notice shall be provided at such times as Lessor receives all permits necessary to commence construction and Lessor is ready to commence construction (prior to space in any such New Construction being offered to other prospective tenants). For Previously Leased Space, the Lessor shall provide the First-Offer Notice to Lessee on the later of the date on which Lessor determines that the particular First-Offer Space shall become available for lease or the date that is one hundred eighty (180) days before the First-Offer Space will be available for lease. The First-Offer Notice shall describe in reasonable detail the First-Offer Space that will become available for lease (“Specific First-Offer Space”). Lessor shall have no liability for unintentionally failing to provide Lessee with a First- Offer Notice, but in such event Lessee’s deadline to respond to a Lease Offer as set forth in Paragraph 66 below shall be ten (10) business days as provided in Paragraph 66.

64.4Procedure for Lessee’s Acceptance. If Lessee wishes to exercise Lessee’s First-Offer Right with respect to the Specific First-Offer Space, Lessee shall, within ten (10) business days after delivery of the First-Offer Notice to Lessee, deliver notice to Lessor of Lessee’s intention to exercise its First-Offer Right with respect to all the Specific First-Offer Space. If Lessee desires to elect to exercise its First-Offer Right only with respect to a portion of that space, Lessor may reject Lessee’s exercise if Lessor determines, in Lessor’s reasonable discretion, that the remaining portion of the space cannot be reasonably marketed to third parties, due to size, configuration or other factors.

64.5Effect of Lessee’s Failure to Exercise First-Offer Right. If Lessee does not exercise its First-Offer Right within the response period specified in subparagraph 64.4, the First- Offer Right shall terminate for the Specific First-Offer Space and Lessor shall be free to lease the Specific First-Offer Space, or any portion thereof, to anyone on any terms at any time within six (6) months after the delivery of the First-Offer Notice, without any obligation to provide Lessee with a further right to lease that space.

64.6Restrictions on First-Offer Right. The First-Offer Right shall be personal to the originally named Lessee and shall be exercisable only by the originally named Lessee (and not any assignee, sublessee, or other transferee of Lessee’s interest in this Lease, except an Affiliate). The originally named Lessee (and any Affiliate) may exercise the First-Offer Right only if that Lessee occupies the entire Premises as of the date of the First-Offer Notice. Lessee shall not have the right to lease First-Offer Space if Lessee is in Default under this Lease as of the date of the attempted exercise of the First-Offer Right by Lessee or (as Lessor’s option) as of the scheduled date of delivery of the Specific First-Offer Space to Lessee.

64.7Delivery of First-Offer Space. If Lessee timely and validly exercised the First- Offer Right, Lessor shall deliver the Specific First-Offer Space to Lessee on the date as reasonably determined by Lessor (“Delivery Date”) on which the Specific First-Offer Space is available for occupancy. Lessor shall not be liable to Lessee or otherwise be in default under this Lease if Lessor is unable to deliver the Specific First-Offer Space to Lessee on the projected Delivery Date due to the failure of any other lessee to timely vacate and surrender to Lessor the Specific First- Offer Space or any portion of it.

64.8Terms and Conditions Applicable to First-Offer Space. If Lessee timely and validly exercises the First-Offer Right, then beginning on the Delivery Date and continuing for the balance of the Original Term (including extensions):

(a)The Specific First-Offer Space shall be part of the Premises under this Lease (so that the term “Premises” in this Lease shall refer to the space in the Premises immediately before the Delivery Date plus the Specific First-Offer Space);

(b)Operating Expenses shall be adjusted to reflect the increased rentable area of the Premises; and,

(c)The Security Deposit shall increase by an amount equal to the first full month’s Base Rent and Operating Expenses for the Specific First-Offer Space and Lessee shall pay such increased amount by not later than the Delivery Date.

Lessee’s lease of the Specific First-Offer Space shall be on the same terms and conditions as affect the original Premises from time to time, except as otherwise provided in this Section 65. Rent and all other economic terms applicable to the Specific First-Offer Space shall be equal to the Fair Market Rental Rate of the space, as defined and determined pursuant to Paragraph 71 below, with annual cost of living adjustments determined in accordance with Paragraph 52.A.II.b of this Lease. Lessee’s obligation to pay Rent with respect to the Specific First-Offer Space shall begin on the Delivery Date. The Specific First-Offer Space shall be leased to Lessee in its “as-is” condition.

Lessor shall not be required to construct any improvements in, or contribute any improvement allowance for, the Specific First-Offer Space (provided that an improvement allowance may be factored into the determination of the Fair Market Rental Rate of the Specific First-Offer Space, if appropriate).

64.9 Confirmation of Terms. If Lessee timely and validly exercises the First-Offer Right, Lessor and Lessee shall, within fourteen (14) days after the initial Base Rent has been determined, execute an amendment to this Lease confirming the addition of the Specific First- Offer Space to the Premises on the terms and conditions set forth in this Paragraph 65.

(a)	The actual Delivery Date;
(b)	The rentable area of the Premises with the addition of the Specific First-Offer Space;
(c)	The initial Base Rent; and,
(d)	Any other term that either party reasonably requests be confirmed with respect to the Specific First-Offer Space.

66.Right of First Negotiation. If Lessee has not exercised a First-Offer Right with respect to a Specific First-Offer Space in accordance with paragraph 65 of this Lease and Lessor thereafter receives an offer from a third party that incorporates all of the basic terms of a proposed transaction to lease such space (“Lease Offer”) and Lessor is willing to accept the Lease Offer, then Lessor shall submit written notice of the Lease Offer to Lessee. Lessee will have five (5) business days following Lessor's delivery of the Lease Offer (or ten (10) business days in the event that Lessor unintentionally failed to provide Lessee with a First-Offer Notice for such space) to exercise Lessee's right to enter into a lease for the Specific First-Offer Space on the terms and conditions set forth in this paragraph 66 by delivering a written notice (“Lessee Acceptance Notice”) to Lessor of such exercise and Lessee’s commitment to lease the Specific First-Offer Space. If Lessee fails to deliver the Lessee Acceptance Notice to Lessor within this five (5) business day period (or ten (10) business day period, as the case may be), Lessee will be deemed to have waived Lessee's right to lease the Specific First-Offer Space. If Lessee timely and validly delivers the Lessee Acceptance Notice as provided herein, then the terms and conditions applicable to the lease of the Specific First-Offer Space shall be as set forth in subparagraph 64.8 above and Lessor and Lessee shall execute an amendment to the Lease within fourteen (14) days after the initial Base Rent has been determined as provided is subparagraph 64.9 above. Lessee shall only have rights pursuant to this paragraph 66 as to New Construction if at least sixty (60) months remain on the term of this Lease, except that Lessee may exercise any remaining Option to Extend (as set forth at paragraph 52 of this Lease) early if necessary to satisfy this requirement. Lessee shall only have rights pursuant to this paragraph 66 as to Previously Leased Space if at least thirty-six (36) months remain on the term of this Lease, except that Lessee may exercise any remaining Option to Extend (as set forth at paragraph 52 of this Lease) early if necessary to satisfy this requirement.

67.Right of First Offer to Purchase.

(a)Subject to the provisions of this paragraph 67, during the lease term and any extensions thereof (the “First Offer Period”), Lessee shall have a right of First Offer to purchase the Premises (but not including any expansion areas leased by Lessee pursuant to paragraphs 65 or 66 of this Lease). Lessee’s right of First Offer shall be deemed to be an “Option” as defined in paragraph 39 of this Lease and subject to all of the provisions and limitations set forth in such paragraph.

(b)If, at any time during the First Offer Period, Lessor decides, in its sole and absolute discretion, that it is interested in selling the Premises Lessor shall notify Lessee in writing of such interest (the “First Offer Notice”) and the price at which Lessor is willing to sell the Premises (the “Offer Price”). Lessor is not, however, under any obligation to sell the Premises.

(c)If Lessor should send a First Offer Notice to Lessee and Lessee wishes to exercise Lessee’s right of First Offer with respect to the Premises, then within ten (10) days of delivery of the First Offer Notice to Lessee, Lessee shall deliver notice to Lessor of Lessee’s exercise of its right of First Offer (“Acceptance Notice”).

(d)If Lessee does not deliver to Lessor its Acceptance Notice with respect to the Premises within the specified delivery period, time being of the essence, then Lessee’s right of First Offer shall terminate.

(e)If Lessee delivers the Acceptance Notice in a timely fashion then Lessor and Lessee shall have thirty (30) days from the delivery of the First Offer Notice to enter into a binding purchase and sale agreement (“Purchase Agreement”) with a closing date no later than forty-five (45) days from the execution of the Purchase Agreement, but without any obligation to enter into a Purchase Agreement. If Lessor and Lessee do not enter into a Purchase Agreement, Lessor may offer the Premises to any third party for sale. However, if Lessor fails to sell the Premises for a price that is at least as high as two (2%) less than the Offer Price and subsequently desires to offer the Premises for sale at a price that is at or below two (2%) less than the Offer Price, Lessor must first present another First Notice Offer to Lessee.

(f)In addition to the provisions of paragraph 39 of this Lease, if this Lease or Lessee’s right to possession of all or any portion of the Premises shall terminate in any manner whatsoever, then immediately upon such termination the Right of First Offer herein granted shall simultaneously terminate and become null and void and of no force or effect whatsoever. Time is of the essence with regard to Lessee’s Right of First Offer.

(g)Lessee’s right of First Offer is intended to apply only to voluntary transfers involving third party transferees and shall not apply therefore: where the Premises or any portion of either is taken by eminent domain or sold under threat of condemnation, to transfers to an entity related to the Lessor, to intra-family or intra-ownership transfers, or to transfers by Lessor to a trust created by Lessor or if Lessor is a trust to transfers to a trust beneficiary.

(h)In the event that Lessee purchases the Premises in the manner provided in this paragraph 67, Lessor shall pay to Lessee’s Broker a commission equal to one and one-half (1.5%) of the purchase price, less any unamortized leasing commission paid to Lessee’s Broker.

68.Payment to Brokers. Lessor shall pay to the Lessee’s Brokerage Firm for the brokerage services rendered by the Lessee’s Brokers in connection with the Lease an amount equal to three percent (3%) of total Base Rent payable for the first sixty (60) months of the Original Term (net of the abatements pursuant to paragraph 53 of this Lease) and one and one-half percent (1.5%) of the total Base Rent for months sixty-one (61) through one hundred twenty (120) of the Original Term (“Lessee’s Broker Commission”). Such Lessee’s Broker Commission shall be divided between the Lessee’s Agents pursuant to the terms of a separate agreement between Lessee’s Agents. Such Lessee’s Broker Commission shall be paid fifty percent (50%) upon full execution of this Lease and fifty percent (50%) on the Commencement Date.

69.Security Deposit. In the event that Lessee exercises an option to extend the term of the Lease as set forth in Paragraph 52 of the Lease, the amount of the Security Deposit, effective on the commencement of such option period, shall be adjusted to the amount that is the sum of (i) the monthly Base Rent payable at the commencement of the option period, and (ii) the Operating Expenses payable monthly at the commencement of the option period. Lessee shall deposit with Lessor any amount necessary to modify the Security Deposit in accordance with this Paragraph 69 by not later than the commencement of the option period.

70.Lessee Access. Lessee shall have access to the Building and use of the parking spaces situated at the Premises seven days a week, 24 hours per day, subject to any reasonable Rules and Regulations established by Lessor. Lessee shall have control over the hours of operation of the HVAC serving the Premises.

71.Fair Market Rental Value. With respect to the Right of First Offer and Right of First Negotiation provisions in Sections 65 and 66 above, the applicable Fair Market Rental Rate shall be the effective rate that Lessee has accepted in current transactions at the Project (or if there are not a sufficient number of such transactions, then that which comparable landlords of comparable buildings have accepted in current transactions) from new (non-expansion and non-renewal transactions) and nonaffiliated tenants for comparable use, comparable tenant improvements and for comparable term, with the determination of Fair Market Rental Rate to take into account all relevant factors, including the following:

a.	use, location, size;
b.	location, quality, age and extent of leasehold improvements (or to be provided);
c.	abatements (including with respect to Base Rental, Operating Expenses and Property Taxes);
d.	tenant improvement, refurbishment and repainting allowances;
e.	the payment of a leasing commission(s);
f.	any other relevant term or condition in making an “effective fair market value” rental rate determination.

If Lessee and Lessor are unable to agree upon the effective Fair Market Rental Rate for any particular space within thirty (30) days, then the final determination shall be subject to arbitration as described in Paragraph 52.a.(1) of this Lease. As part of such arbitration process, Lessor shall disclose to Lessee (and, if applicable the arbitrator) all relevant information concerning comparable transactions in the Project subject only to any confidentiality agreements that were required by the tenants (as opposed to those required by the Lessor) and were subject to a written confidentiality agreement prior to Lessee’s Option Exercise Notice. Lessee and, if applicable, Lessee’s arbitrator will agree to execute Landlord’s commercially reasonable confidentiality agreement

[Signatures are on next page.]

IN WITNESS THEREOF, Lessor and Lessee have executed this Addendum concurrently with the Lease of even date herewith.

LESSOR:		LESSEE:

RAF PACIFICA GROUP - REAL ESTATE		INOGEN, INC.,
FUND IV, LLC,		a Delaware corporation
a California limited liability company

		By:	/s/ Scott Wilkinson
By:	/s/ Steven C. Leonard		Scott Wilkinson, President
Steven C. Leonard, Manager

APG HOLLYWOOD CENTER, LLC,		By:	/s/ Alison Bauerlein
a California limited liability company			Alison Bauerlein, Secretary

By:	K Associates,
a California general partnership
Its: sole and Managing Member

	By:	/s/ Michael B. Kaplan
	Name:	Michael B. Kaplan
	Its:	Managing General Partner

APG AIRPORT FREEWAY CENTER, LLC,
a California limited liability company

By:	K Associates,
a California general partnership
Its: sole and Managing Member

	By:	/s/ Michael B. Kaplan
	Name:	Michael B. Kaplan
	Its:	Managing General Partner

EXHIBIT A

Site Plan Depicting Premises and Project

EXHIBIT A-1

Plans for Base Building Improvements

1

EXHIBIT B

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the Lessee Improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the Standard Industrial/Commercial Multi-Tenant Lease − Net to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portion of Sections 1 through 4 of this Work Letter.

SECTION 1

CONSTRUCTION DRAWINGS FOR THE PREMISES

Lessor shall construct “turnkey” lessee improvements in the Premises (the “Lessee Improvements”) pursuant to the space plan attached hereto as Exhibit B-1 (“Space Plan”) and any construction drawings based thereon (collectively, the “Plans”), utilizing Lessor’s specifications for the standard components to be used in the construction of the Lessee Improvements in the Premises (collectively, the “Standard Improvement Package”) a copy of which is attached hereto as Exhibit B-2. Lessee shall make no changes or modifications to the Plans or the Lessee Improvements without the prior written consent of Lessor, which consent may be withheld at Lessor's option if such change or modification would, in Lessor's sole and absolute discretion:

1.1directly or indirectly delay the “Substantial Completion” of the Lessee Improvements as that term is defined in Section 2.1 of this Work Letter,

1.2materially increase the cost of designing or constructing the Lessee Improvements and/or Base Building Improvements (unless Lessee agrees to pay for such additional cost),

1.3require modification to any portion of the Building other than the Premises,

1.4detrimentally affect any of the Building utilities, systems, or structure, or the value, use, or appearance of the Project,

1.5interfere with the operations of any tenants of the Project,

1.6increase the cost of operating the Project, or

1.7violate any Applicable Requirement affecting the Building, the Project or otherwise binds Lessor.

A request by Lessee to change the Plans (herein, a “Change Order”) shall be in writing, with sufficient details to prepare a Change Order Estimate (as defined below) and delivered to Lessor’s Representative. Unless Lessor objects for a reason set forth above (except for a reason based upon increase in the cost of designing or constructing the Lessee Improvements and/or Base Building Improvements) or the Change Order lacks sufficient details for Lessor to prepare the Change Order Estimate, Lessor shall cause Lessor’s contractor (“Contractor”) to prepare an estimated of the increased cost and/or time attributable to the Change Order (the “Change Order Estimate”) and deliver such to Lessee. Lessee shall elect whether or not to approve the Change Order Estimate within three (3) business days after receipt of such; and any failure to timely approve or reject the Change Order Estimate shall be deemed a rejection of the Change Order Estimate. Any delay in constructing the Lessee Improvements or Base Building Improvements arising out of a Change Order shall constitute Lessee Delay. Any reasonable cost incurred by Lessor in considering and/or implementing a Change Order (including, without limitation, additional design and engineering costs attributable to the preparation of the Change Order Estimate) shall be included in the Change Order Estimate and shall be payable by Lessee before implementation of the Change Order.

2

SECTION 2

COMPLETION OF THE LESSEE IMPROVEMENTS; COMMENCEMENT DATE

2.1Substantial Completion. For purposes of the Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Lessee Improvements in the Premises pursuant to the Plans, as determined by the Lessor’s architect, and all approvals required by the City of Goleta for occupancy of the Premises have been issued, notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Lessee's use of the Premises remain to be performed (items normally referred to as “Punch List Items”), and any tenant fixtures, telephones and computers and any cabling related thereto, photocopy machines, and work-stations, built-in furniture, or equipment have not yet been installed, the purchase and installation of which shall be Lessee's sole responsibility.

2.2Delay of the Substantial Completion of the Premises. Except as provided in this Section 2.2, the Commencement Date shall occur as set forth in Paragraph 3 and 54 of this Lease. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Commencement Date, as set forth in Paragraph 3 of this Lease, as a direct, indirect, partial, or total result of:

2.2.1 Lessee's failure to timely approve any matter requiring Lessee's approval;

2.2.2A Breach by Lessee of the terms of this Work Letter or this Lease;

2.2.3 Changes in the Plans or the Lessee Improvements made at the request of Lessee;

2.2.4 Changes to the Base Building Improvements due to changes made at the request of Lessee; or

2.2.5 Any other acts or omissions of Lessee, or its agents, or employees that actually delay the completion of the Lessee Improvements or Base Building Improvements;

(each of the foregoing a “Lessee Delay”) then, notwithstanding anything to the contrary set forth in this Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Lessee Delay or delays, as set forth above, had occurred. Notwithstanding anything to the contrary contained herein, except for a delay arising out of a Change Order, no Lessee Delay shall be deemed to have occurred until Lessor notifies Lessee’s Representative in writing of any event or circumstance constituting such Lessee Delay and Lessee fails to cure such Lessee Delay within 24 hours after receipt of such written notice.

2.3Contractor’s Warranty. The Lessor’s construction contract for the Lessee Improvements shall contain a warranty from the Lessor’s contractor in format substantially similar to Section 3.5 of the General Conditions of the Contract for Construction, 2007 edition of AIA Document A201 (“Contractor's Warranty”) with respect to the Lessee Improvements, and shall provide for customary warranties and guaranties to be obtained by Lessor’s contractor from the manufacturers of any equipment installed as part of the Lessee Improvements. Lessor shall assign all manufacturers’ equipment warranties relating to the Lessee Improvements, to the extent assignable, upon the expiration of the Lessor’s warranties set forth in Paragraph 2 of the Lease.

SECTION 3

PUNCH LIST PROCEDURE

Within fifteen (15) days after Lessor notifies Lessee that Substantial Completion of the Lessee Improvements is scheduled to occur, Lessor and Lessee (along with Lessor’s architect and Lessor’s contractor) shall conduct an inspection of the Premises (the “Joint Inspection”) and thereafter mutually develop a “Punchlist”, identifying the corrective work of the type commonly found on a list of “Punch List Items”, which list shall be based on whether such items were required as part of the Base Building Improvements and Lessee Improvements (as may have been modified pursuant to this Work Letter), as reasonably determined by Lessor’s architect. Lessor shall instruct Lessor’s contractor to commence and diligently perform the work of correction of all Punchlist items to completion, but the completion of such corrective work shall not affect the Substantial Completion. Without affecting Lessee’s rights with respect to the Contractor’s Warranty, any deficiencies in the Lessee Improvements not described in the Punchlist or within the Lessor’s warranty period set forth at Paragraph 2 of the Lease shall be deemed waived. Punch List Items shall not include any damage caused in connection with Lessee's move-in or early access to the Premises pursuant to Section 4.1.

3

SECTION 4

MISCELLANEOUS

4.1Lessee’s Entry Into the Premises Prior to Substantial Completion. Provided that Lessee and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Lessee access to the Premises beginning on the date that is thirty (30) days before Substantial Completion as estimated by Lessor’s architect, for the purpose of Lessee installing Lessee’s equipment, fixtures and furnishings (including Lessee's data and telephone equipment) in the Premises. Prior to Lessee's entry into the Premises as permitted by the terms of this Section 4.1, Lessee shall submit a schedule to Lessor and Contractor, for their approval, which schedule shall detail the timing and purpose of Lessee's entry. Any entry into the Premises by Lessee, or any storage or installation of any property in the Premises by Lessee prior to Substantial Completion of the Lessee Improvements (if approved in writing in advance by Lessor) shall be at the sole risk of Lessee, including, but not limited to theft, bodily injury, vandalism or other damage. Lessee shall strictly comply with all requirements of Lessor and Lessor’s contractor concerning Lessee's entry into the Premises before Substantial Completion of the Lessee Improvements. Lessee shall hold Lessor harmless from and indemnify, protect and defend Lessor against any loss or damage to the Building or Premises and against injury to any persons caused by Lessee's actions pursuant to this Section 4.1.

4.2Lessee’s Representative. Concurrently with Lessee's execution and delivery of this Lease, Lessee shall designate its sole representative with respect to the matters set forth in this Work Letter, who, until further written notice to Lessor, shall have full authority and responsibility to act on behalf of the Lessee as required in this Work Letter. Upon request from Lessor or its representative, architect, contractor or engineer, Lessee's representative shall supply such information, and issue such approvals as may be requested, to complete the design and construction of the Lessee Improvements.

4.3Lessor’s Representative. Following the mutual execution and delivery of this Lease, Lessor shall designate its sole representatives with respect to the matters set forth in this Work Letter, who, until further notice to Lessee, shall have full authority and responsibility to act on behalf of the Lessor as required in this Work Letter.

4.4Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Lessee is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Lessor's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Lessee and the next succeeding time period shall commence.

4.5Lessee’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of Default as described in Paragraph 13.1 of this Lease, or a default by Lessee under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Lessor pursuant to this Lease, Lessor shall have the right to cause Contractor to cease the construction of the Premises (in which case, Lessee shall be responsible for any delay in the Substantial Completion of the Lessee Improvements caused by such work stoppage as set forth in Section 4 of this Work Letter), and (ii) all other obligations of Lessor under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease

EXHIBIT B-1

Space Plan for Lessee Improvements

EXHIBIT B-2

Standard Improvement Package

INOGEN

TENANT IMPROVEMENT SPECIFICATIONS

BUILDING 9 − CABRILLO BUSINESS PARK

2 APRIL 2019

Below are the Tenant Improvement Specifications for the build-out of Inogen’s new facility in Building 9 at Cabrillo Business Park. All drawings and specifications shall be prepared by a registered architect and/or professional engineer prior to submittal to City.

1.	TENANT IMPROVEMENT
1.1	Interior Partition (@ Suspended Ceilings).
1.1.1	Minimum 3 5/8” x 25-gauge metal studs @ 24” on center with seismic bracing unless noted otherwise (U.N.O.).
1.1.2	5/8” type “X” gyp. board, one layer on each side of studs.
1.1.3	Height from floor slab to underside of ceiling grid.
1.1.4	Partition taped smooth to receive eggshell paint finish.
1.1.5	“L” metal at termination of partition to ceiling.
1.1.6	Sound sealed gasket closure (black neoprene) at mullion termination or glass curtain wall.
1.1.7	Horizontal bracing per code.
1.1.8	Corner bead to termination or partition to ceiling.
1.1.9	All walls to receive 5/8” type “X” gyp. board.
1.1.10	All columns within office areas will be furred to 6” above ceiling line.
1.2	Sound Attenuation Partition
1.2.1	3 5/8” x 20-gauge metal studs @ 24” on center with seismic bracing, U.N.O.
1.2.2	5/8” type “X” gyp. board, one layer on each side of studs.
1.2.3	Height from floor slab to underside of structure above.
1.2.4	Partition taped smooth to receive eggshell paint finish.
1.2.5	Sound attenuation fiberglass batt insulation in each stud bay.
1.2.6	“L” metal at termination of partition to ceiling.
1.2.7	Straight line termination at building columns. Sound sealed gasket closure (black neoprene) at mullion termination.
1.2.8

Stagger and caulk around electrical outlets and other boxes. Caulk around conduit and other through-the-wall penetrations. Caulk entire perimeter of wall at floor, exterior wall and ceiling, and between “L” metal finished drywall and intersected surface.

1.2.9	Framing as required for fire damper ducts, where occurs.

1.2.10	Break metal cap with neoprene gasket at exterior glazing.
1.2.11	Air transfer grilles per code.
1.2.12	Sound seals at top and bottom of partition.
1.2.13	Sound boots at all mechanical penetrations.
1.3	Interior Partition (@ 2-Story Areas)
1.3.1	Minimum 6” x 20-gauge metal studs @ 16” on center with seismic bracing, U.N.O.
1.3.2	5/8” type “X” gyp. board, one layer on each side of studs.
1.3.3	Height from floor slab to underside of roof structure above.
1.3.4	Partition taped smooth to receive eggshell paint finish.
1.3.5	“L” metal at termination of partition to ceiling.
1.3.6	Horizontal bracing per code.
1.3.7	Air transfer grilles per code.
1.4	Window Furring
1.4.1	Sill, Head & Jambs: Buildings exterior metal stud wall framing to receive 5/8” type “X” gyp. board.
1.4.2	Corner bead at all outside corners.
1.4.3	R-8 rigid insulation.
1.5	Exterior Wall Furring
1.5.1	All exterior walls to receive 2 1/2” x 25-gauge metal studs @ 24” on center, U.N.O.
1.5.2	5/8” type “X” gyp. board to 6” above ceiling line.
1.5.3	R-8 rigid insulation.
1.6	Interior Door Assembly.
1.6.1	Office − 3’-0” x 9’-0” x 1-3/4” solid core doors (plastic laminate finish, color TBD).
1.6.2	Latchset − Schlage ‘ND’ Series, dull chrome finish 626, cylindrical with matching strike 40” A.F.F. to centerline lever. Lever: Schlage ‘Sparta’ Finish: 626 Chromium Plated (Or approved equal)
1.6.3

Lockset − Schlage ‘ND’ Series with lock. Dull chrome finish 626, cylindrical with matching strike 40” A.F.F. to centerline lever. Lever: Schlage ‘Sparta’ Finish: 626 Chromium Plated (Or approved equal)

1.6.4	Hinges − 4-1/2” x 4-1/2” Stanley − CB 19020 5 knuckle butt hinges, 2 pair finish to match door frame. Ball bearing hinges at all doors with closers. (Or approved equal)
1.6.5	Door Stop − Builders Brass Works #1210 dome floor stop. Dull chrome finish, 626. (Or approved equal)
1.6.6	Frame − 3’-0” x 8’-0”, Western Integrated aluminum. Color- Clear anodized aluminum. (Or approved equal)

1.6.7	Glass Sidelight – 1/4” tempered cleat glass in a 3’-0” x9’-0”, Western Integrated aluminum frame. Color- Clear anodized aluminum.
1.7	Suspended Ceiling
1.7.1

Office Areas − Standard 2’ x 2’ suspended “Armstrong Silhouette XL 9/16” Bolt Slot grid with 1/4” Reveal grid, color: white with 2’ x 2’ Armstrong Dune Tegular ceiling tile or equivalent. Ceiling height to be 9’x 0” A.F.F. (Or approved equal)

1.7.2	Wire suspension per code. Seismic and compression posts to meet current code
1.8	Lighting.
1.8.1	2’ X 4’ LED Dimmable Light Fixture
1.8.1.1	2’ x 4’ LED dimmable light fixture. Lithonia Lighting, Volumetric Troffer (VT), 2VTL4-48L-ADP-EZ1-LP835-N80 (Or approved equal)
1.8.1.2	Wire: Suspension per code.
1.8.1.3	Connect one fixture per 1,500 square feet to be emergency 24-hour lighting.
1.8.1.4	One Fixture for each 80 square feet of floor area.
1.8.2	Light Controls
1.8.2.1	Wall Mount at 40” A.F.F. to center of switch.
1.8.2.2	Wall Mounted Single Load: Wallstopper, PW-101D LED Compatible Line Voltage Combination PIR Occupancy Sensor and Dimmer Switch (Or approved equal)
1.8.2.3	Single- and Multi-Level Low Voltage Switching Room Controller: Wallstopper LMRC-211 (Single-level), -212 (Bi-level), or -213 (3-level) Switching with 0-10V Dimming (Or approved equal)
1.8.2.4	Occupancy Sensor: Wattstopper LMDC-100 Ceiling Mounted Low Voltage Dual Technology
1.8.2.5	Daylight Control: Wallstopper LMLS-400 (Single-zone) or -500 (Multi-zone) Ceiling Mounted Low Voltage Photosensor with 0-10V Dimming (Or approved equal)
1.8.2.6	Low Voltage Room Control Stations: Wallstopper LMDM-101 thru 108 Multi-Button Dimming and/or LMSW-105 5-button Scene Select with Dimming (Or approved equal)
1.8.2.7	Occupancy Sensor for Open Ceiling Areas: Finelite −OBO Furnished With Each Fixture (Or approved equal)
1.8.3	Exit Signs
1.8.3.1	Edge-lit LED Exit Sign, Signtex Inc. Lighting, Crystal Recessed Series CRR, Green letters with directional arrows as required. (Or approved equal)
1.8.4	Linear LED Pendant Light Fixture (Open Ceiling Areas)
1.8.4.1

High performance 2” aperture Indirect/Direct linear LED pendant fixture, Finelite Inc., HP-2 ID, CRI/CCT − 835 80 CRI min. 3500K, Uplight Output − S Standard, Downlight Output − S Standard (Or approved equal)

1.8.4.2	Cable Mount at height TBD
1.8.5	4” LED Recessed Downlight
1.8.5.1	Lum-Tech Lighting, LEDH-CFK4, CCT − 3500K with LEDT_R44 Specular Open Reflector
1.9	Electrical Wall Outlets
1.9.1	General Use: Leviton Decora, or equal, duplex receptacle #16252-W 15A rated, self-grounding, white finish.
1.9.2	Dedicated Circuit: Leviton Decora, or equal, duplex receptacle #16352-W 20A rated, self-grounding, white finish.
1.9.3	No more than eight general use outlets per single 120 volts circuit.
1.9.4	Mounted vertically at 18” A.F.F. to centerline of outlet.
1.10	Data/Communications Outlets
1.10.1	Backbox, Switchring, and Pullstring.
1.10.2	3/4” metal conduit in wall cavity stubbed to above ceiling with protective plastic bushing.
1.10.3	White wallplate to match Decora style receptacles. Wallplate and all wiring at Tenant’s cost and by Tenant’s vendor.
1.11	Heating and Air Conditioning
1.11.1	Provide rooftop package gas/electric heating and cooling units for all office, manufacturing, lab, and warehouse spaces. Provide supply and return HVAC ducting to all areas.

Note:

•	Rooftop units must meet a height restriction to maintain a maximum 35 foot elevation above grade due to airport flight path.
•	Minimum efficiencies of 11.0 EER or 14.0 SEER.
1.11.2	Provide split system ductless cooling only units for small computer rooms.
1.11.3	Provide (1) zone per 1,500 square feet (average). Note: Interior open plan areas can be larger zones.

Note:

•	Furnish and install low-pressure distribution supply and return air sheet metal ductwork.
•

Furnish and install supply and return air registers, flush mounted with perforated face in T-bar ceiling. Furnish and install louvered face supply and return air registers in exposed structure ceiling areas.

•	Balance system by independent agency in accordance with engineered plans and submit balance report upon completion of improvements. (Subject to approval by owner).
•	All thermostats to be programmable.

1.12	Plumbing
1.12.1	Provide vitreous china wall hung water closets, urinals, lavatories.

Note:

•	All low flow sensor activated fixture flush valves and faucets.
•	Must meet California Green Code flow rates.
1.12.2	Provide on demand water heating sources (i.e. gas tankless or electric insta-hot water heaters).
1.13	Fire Protection
1.13.1	Sprinkler heads to be semi-recessed chrome. Center in ceiling tile.
1.13.2	Fire Extinguishers type and location by local Fire Marshall.
1.14	Floor Covering Requirements
1.14.1	Modular Carpet Tile: J & J Invision, Style: Inception Accent 7018 or Inception Neutral 7019, 18” x 36” Plank, color and installation method to be determined. (Or approved equal)
1.14.2	Vinyl Composition Tile: Mannington. 12 x 12 gauge “Progressions” or equivalent. Color: to be selected. (Or approved equal)
1.14.3	Luxury Vinyl Tile: Shaw Contract, Collection: Terrain II, Style Terrain II 20 Mil. Color and installation method to be determined. (Or approved equal)
1.15	Rubber Base
1.15.1	Base (throughout): Johnsonite 2-1/2” rubber cove base. Color: to be selected. (Or approved equal)
1.16	Wall Finish
1.16.1	Dunn Edwards or equal. Color: to be selected.
1.16.2	One coat of primer and two coats semi-gloss interior latex paint to cover walls with one accent colors as required.
1.17	Window Coverings
1.17.1	Manually Operated Roller Shades: Mecho Shade Systems, Mecho/5 Manual Shade System, Openness − 1%, color to be determined. (Or approved equal)

Note: Building owner reserves the right to modify these finishes prior to construction of the tenant improvements

EXHIBIT C

Declaration of CC&R’s

1007298.05/OC
372221-00003/4-9-14/JRP/crm	-1-

4268461v2 / 100550.0042

2016-0015804

RECORDING REQUESTED BY	Recorded	REC FEE	24.00

CHICAGO TITLE	Official Records

	County of	CONFORMED COPY 2.00

Santa Barbara

RECORDING REQUESTED BY	Joseph E. Holland

AND WHEN RECORDED MAIL TO:	County Clerk Recorder

XR

	08:00AM 05-Apr-2016	Page 1 of 4
Santa Barbara Realty Holding Company, L.L.C.
c/o SARES Regis Group
996 S. Seaward Avenue
Ventura, CA 93001
Attention: Mr. Russ Goodman

(Space Above For Recorder's Use)

FIFTH AMENDMENT TO DECLARATION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

AND GRANT AND RESERVATION OF EASEMENTS FOR

CABRILLO BUSINESS PARK

THIS FIFTH AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT AND RESERVATION OF EASEMENTS FOR CABRILLO BUSINESS PARK (“Fifth Amendment”) is made as of March 24, 2016, by SANTA BARBARA REALTY DEVELOPMENT, L.L.C., a Delaware limited liability company (“SBRD”) with reference to the following:

R E C I T A L S :

A.On April 27, 2009, that certain Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park was recorded in the Official Records of Santa Barbara County, California (“Official Records”) as Instrument No. 2009-0023212 (the “Original Declaration”), as amended by that certain First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park (the “First Amendment”) recorded in the Official Records on December 1, 2011 as Instrument No. 2011-0069878.

B.Pursuant to the First Amendment, SBRD assumed all of the rights and obligations of Santa Barbara Realty Holding Company, LLC and became the “Declarant” under the Original Declaration. SBRD thereafter caused (i) that certain Second Amendment to Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park (the “Second Amendment”) recorded in the Official Records on December 13, 2013 as Instrument No. 2013-0077957; (ii) that certain Third Amendment to Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park (the “Third Amendment”) recorded in the Official Records on April 15, 2014 as Instrument No. 2014-0016611; and (iii) that certain Fourth Amendment to Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park (the “Fourth Amendment”) recorded on April 15, 2015 in the Official Records as Instrument No., 2014-0016612. The Original Declaration, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, shall be referred to herein collectively as the “Declaration”. The Declaration encumbers the Project.

C.Capitalized terms used but not defined herein shall have the meanings given such terms in the Declaration.

4268461v2 / 100550.0042

D.Article 14 of the Declaration allows for the amendment of the Declaration by a written instrument duly recorded in the Official Records after being duly signed and acknowledged by those Owners holding at least seventy-five percent (75%) of the Members' voting power.

E.As of the date hereof, Declarant holds at least seventy-five percent (75%) of the Members' voting power.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Declaration is amended as follows.

1.Common Parking Expenses. Section 2.4(c) of the Declaration is hereby amended by adding the following sentence to the end of the paragraph:

“For the purpose of determining which Building Lot Owners are entitled to use the Common Parking Areas in question and share in the Common Parking Area Expenses related thereto, it is intended that Occupants and Permittees of each Building will utilize and share in Common Area Expenses related thereto only for the Common Parking Areas most proximate to their Building, consistent with the non-exclusive parking easements contemplated in Section 12.6(a) below for easements over the Common Parking Areas most proximate to the Building owned or occupied by such Owner and the Occupants and Permittees of such Building, as reasonably necessary to satisfy the requirement for Allocated Parking Spaces for each Building in the Project shown on Exhibit “D” of the Declaration. By way of example, the Building Lot Owners entitled to use the Common Parking Areas located on Lot 4 are the Building Lot Owners of Lot 4, Lot 14 and Lot 20, the Building Lot Owners entitled to use the Common Parking Areas located on Lot 20 are the Building Lot Owners of Lot 4, Lot 13, Lot 14 and Lot 20.”

2.Parking; Common Parking Areas; Parking Regulations. Section 7.2(f) of the Declaration is hereby amended and restated as follows:

“(f) Each Building Lot Owner shall be responsible for constructing or otherwise causing the construction of all parking spaces on a Common Area Lot and/or upon such Owner’s Building Lot, as necessary to satisfy all Laws in connection with the construction of a Building on such Owner’s Lot.”

3.Ratification. The Declaration, except as amended by this Fifth Amendment, is hereby ratified and confirmed, and except as herein expressly provided, all the terms and provisions of the Declaration remain unchanged and in full force and effect.

[SIGNATURES ON NEXT PAGE]

4268461v2 / 100550.0042

IN WITNESS WHEREOF, Declarant has signed and made this Fifth Amendment as of the date first above written.

DECLARANT	SANTA BARBARA REALTY DEVELOPMENT, L.L.C., a Delaware limited liability company

By:	SRG Santa Barbara,
a Delaware limited liability company,
Management Member

By:	Hagestad Enterprises,
a California general partnership,
its Operating member

By:	Hagestad Management Company,
a California corporation,
its Managing General Partner

By:	/s/ Russell A. Goodman
Russell A. Goodman
	Its:	Vice President

4268461v2 / 100550.0042

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California                      )

County of VENTURA               )

On    03-24-2016   , 2016, before me,    NALYN A. WIRATUNGA   , a notary public, personally appeared    RUSSELL A. GOODMAN   , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Nalyn A Wiratunga	(Seal)

RECORDING REQUESTED BY
CHICAGO TITLE
2014-0016612

RECORDING REQUESTED BY	Recorded	REC FEE	46.00

AND WHEN RECORDED MAIL TO:	Official Records

	County of	CONFORMED COPY 2.00

Santa Barbara

Santa Barbara Realty Holding Company, L.L.C.	Joseph E. Holland

c/o SARES Regis Group	County Clerk Recorder

996 S. Seaward Avenue		XR

Ventura, CA 93001	08:00AM 15-Apr-2014	Page 1 of 8

Attention: Mr. Russ Goodman

(Space Above For Recorder's Use)

FOURTH AMENDMENT TO DECLARATION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

AND GRANT AND RESERVATION OF EASEMENTS FOR

CABRILLO BUSINESS PARK

THIS FOURTH AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT AND RESERVATION OF EASEMENTS FOR CABRILLO BUSINESS PARK (“Fourth Amendment”) is made as of April 15, 2014, by SANTA BARBARA REALTY DEVELOPMENT, L.L.C., a Delaware limited liability company (“SBRD”) with reference to the following:

R E C I T A L S :

A.On April 27, 2009, that certain Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park was recorded in the Official Records of Santa Barbara County, California (“Official Records”) as Instrument No. 2009-0023212 (the “Original Declaration”), as amended by that certain First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park (the “First Amendment”) recorded in the Official Records on December 1, 2011 as Instrument No. 2011-0069878.

B.Pursuant to the First Amendment, SBRD assumed all of the rights and obligations of Santa Barbara Realty Holding Company, LLC and became the “Declarant” under the Original Declaration. SBRD thereafter caused (i) that certain Second Amendment to Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park (the “Second Amendment”) to be recorded in the Official Records on December 13, 2013 as Instrument No. 2013-0077957 and (ii) that certain Third Amendment to Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park (the “Third Amendment”) to be recorded in the Official Records on or concurrently with the recordation of this Fourth Amendment. The Original Declaration, as amended by the First Amendment, the Second Amendment and the Third Amendment, shall be referred to herein collectively as the “Declaration”. The Declaration encumbers the Project.

C.Capitalized terms used but not defined herein shall have the meanings given such terms in the Declaration.

D.On October 15, 2013, the City approved and adopted by Ordinance No. 13-04 that certain Cabrillo Business Park Specific Plan (12-163-SP) (as amended from time to time, the “Specific Plan”). The Specific Plan facilitates the flexible build-out and streamlined review of development within the Project and provides the procedures by which the vested rights for development of the Project are implemented, including, but not limited to, those certain processes by which individual Improvements obtain “Project Clearance”, “Map Revision” and/or “Transfers of Vehicle Trip Allowance” (as such terms are defined in the Specific Plan) are approved (hereinafter, “Individual Project(s)”).

E.In recognition that the Individual Project approval of a Lot may possibly include, among other things, adjustments to the Deemed Area of Land, the Building Floor Area, the location and depiction of Common Areas within the Project, and proportionate shares of Assessments and Common Expenses, Declarant desires to incorporate the Specific Plan into the Declaration in order to provide for the efficient and automatic amendment of certain terms and provisions of the Declaration upon a Lot obtaining each Individual Project approval pursuant to the Specific Plan and to effectuate certain other amendments to the Declaration, as further described herein.

F.Article 14 of the Declaration allows for the amendment of the Declaration by a written instrument duly recorded in the Official Records after being duly signed and acknowledged by those Owners holding at least seventy-five percent (75%) of the Members’ voting power.

G.As of the date hereof, Declarant holds at least seventy-five percent (75%) of the Members' voting power.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Declaration is amended as follows.

1.Incorporation of Specific Plan. The Specific Plan is hereby incorporated by reference as if fully set forth herein.

2.Traffic Trips. As provided in the Specific Plan, each Lot has been allocated a designated number of average traffic trip counts per day by the City. For purposes of establishing the designated number of average traffic trips per day for each Lot as of the date hereof, the attached Exhibit E is hereby added to the Declaration.

3.Individual Project Review and Approval.

a.Conceptual Individual Project Review. Prior to the submittal of any Individual Project to the City for review and approval, the Owner(s) of the affected Lot(s) shall submit an Application to the Committee for review and approval in accordance with Article 6 of the Declaration. In addition to the requirements for the Application as described in Article 6 of the Declaration, the Application shall include all materials required by the City. Following the Committee's approval of the Application, the Owner shall be permitted to submit the Individual Project to the City for review and approval. Notwithstanding anything to the contrary set forth in Section 6.4 of the Declaration, an Owner shall not be required to commence construction of its improvements within the six (6) month timeframe described therein, but shall be required to commence construction within the timeframes required by the City.

b.Final Individual Project Review. Owner shall keep the Committee apprised if the City requires any substantial changes to the Application approved by the Committee as provided in subparagraph 3(a) above, and if there are substantial changes to the approved Application, the changes shall be submitted to the Committee for approval as provided in Article 6. Upon receiving final approval from the City for the Individual Project pursuant to the Specific Plan and prior to obtaining final building permits and/or recording any approvals, a copy of the approved Individual Project shall be submitted by Owner to the Association for its files.

c.Effect of Individual Project Approval Under Specific Plan. Upon receipt of both the Application approval from the Committee under subparagraph 3(a) above and Individual Project approval from the City pursuant to the Specific Plan and in accordance with subparagraph 3(b) above, the following terms and provisions of the Declaration shall be deemed automatically amended by, and consistent with, such Individual Project approval without the necessity of recording an amendment to this Declaration in the Official Records:

i.	Exhibit B-2 to the Declaration;
ii.	Exhibit C to the Declaration;
iii.	Exhibit D to the Declaration;

iv.	Exhibit E to the Declaration;
v.	Notwithstanding anything to the contrary in Article 8 of the Declaration, the location and depiction of Common Areas within the Project; and
vi.	Notwithstanding anything to the contrary in Article 12 of the Declaration, the location and depiction of Easements within the Project.

Revised copies of Exhibit B-2, Exhibit C, Exhibit D and Exhibit E, as modified from time to time to reflect updated information pursuant to any and all Individual Project approvals, shall be kept on file with the Association and by the City in accordance with the Specific Plan. To the extent there is any inconsistency with the information for Exhibit B-2, Exhibit C, Exhibit D or Exhibit E, as contained in the Declaration, the information on file with the Association and the information in the Specific Plan (as amended), the information in the Specific Plan (as amended) on file with the City shall control as to Specific Plan matters and the information on file with the Association shall control as to the Declaration. In furtherance of the foregoing, the Operator shall have the right, but not the obligation, to record an amendment to the Declaration to incorporate any such revised Exhibit B-2, Exhibit C, Exhibit D and Exhibit E; provided, however, that the Declaration shall be automatically amended by any such Individual Project approval of a Lot notwithstanding the Operator's election not to record any such amendment following such Individual Project approval.

4.Effect of Project Clearance Expiration. In the event that an Individual Project approval expires in accordance with the Specific Plan, any and all prior automatic amendments to the Declaration associated with such Individual Project (whether recorded or not) pursuant to Section 3 above shall automatically be tolled with respect to their use until such time that the Individual Project approval is revived or a new Individual Project approval for the Lot is obtained (provided that any automatic modifications made to reflect the legal description of a Lot and/or the square footage of a Lot and/or the traffic trips shall not be tolled as provided above and shall remain in full force and effect).

5.Definitions. In addition to the modifications to the exhibit references in Article 27 as provided above, the following definitions set forth in Article 27 of the Declaration are hereby modified as follows:

a.Building. Any structure now or hereafter constructed on a Lot which is intended for human occupancy including, without limitation, the eight (8) existing Buildings and contemplated Buildings approved from time to time in accordance with the Development Agreement and Specific Plan.

b.Development Agreement. The following language is hereby inserted into the end of the definition of “Development Agreement”: “, as previously amended by that certain First Amendment to Development Agreement dated June 21, 2011 and recorded July 22, 2011 as Instrument No. 2011 -0041778, and that certain Second Amendment to Development Agreement dated October 15, 2013 and recorded December 5, 2013 as Instrument No. 2013-0076544, and as subsequently amended from time to time.”

6.City Design Review Board.

a.

The last sentence of Section 3.1 of the Declaration is hereby deleted in its entirety and replaced with the following: “Notwithstanding anything to the contrary contained in this Article 3, all Improvements within the Project shall be subject to Individual Project approval consistent with the Specific Plan and any required approvals by the City Design Review Board; any approvals by the Committee shall not be construed as an Individual Project approval by the City or the City Design Review Board, nor shall an Individual Project approval by the City and the City Design Review Board constitute approval by the Committee.”

b.	All references to the “City Design Review Board” or the “Design Review Board” in Section 3.9 of the Declaration are hereby deleted and replaced with “City Design Review Board/Specific Plan”.

7.Permitted Uses. The following language is hereby inserted at the end of the first sentence of Section 5.1 of the Declaration: “and (c) any applicable unexpired Individual Project approval for the Lot upon which such Building is located.”

8. Development Requirements of City. The following language is hereby inserted at the end of the first sentence of Section 6.8 of the Declaration: “and the Specific Plan.”

9.Estoppel Certificate. The first sentence of Section 25.3 of the Declaration is hereby deleted in its entirety and replaced with the following: “Each Owner and Mortgagee shall, upon reasonable request to Declarant, the Association, or the entity then charged with enforcement of the terms of this Declaration, be entitled to receive a statement specifying (a) the nature of any known default of such applicable Owner, (b) the Individual Project approvals of the Association on file with the Association for such applicable Owner’s Lot, and (c) any information reflected in the then current governing copies of Exhibit B-2, Exhibit C, Exhibit D and Exhibit E as retained on file with the Association.”

10.Ratification. The Declaration, except as amended by this Fourth Amendment, is hereby ratified and confirmed, and except as herein expressly provided, all the terms and provisions of the Declaration remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Declarant has signed and made this Fourth Amendment as of the date first above written.

DECLARANT	SANTA BARBARA REALTY DEVELOPMENT, L.L.C.,
a Delaware limited liability company

By:	SRG Santa Barbara,
a Delaware limited liability company,
Management Member

By:	Hagestad Enterprises,
a California general partnership,
its Operating member

By:	Hagestad Management Company,
a California corporation,
its Managing General Partner

By:	/s/ Russell A. Goodman
Russell A. Goodman
	Its:	Vice President

ACKNOWLEDGMENT

State of California                      )

County of Ventura____             )

On    April 10 2014   , before me,    Patti Burbach   , Notary Public, personally appeared    Russell A. Goodman   , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Patti Burbach	(Seal)

ACKNOWLEDGMENT

State of California )
County of________________________)

On________________________________,	before me,	,
(insert name of notary)

Notary Public, personally appeared __________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT E

TRAFFIC TRIP COUNT ALLOCATION

[See Attached]

DUDEK	01/29/2014

Description: Santa Barbara, CA Document-Year. DocID 2014.16612 Page: 7 of 8

Order: Cabrillo Business Park Comment:

EXHIBIT CBP-3.1

CABRILLO BUSINESS PARK

DEVELOPMENT PLAN ENTITLEMENT MATRIX

SCENARIO: 37-SB-DP (AS MODIFIED BY 12-028-DP AM)
UCSS Facilities
					TRAFFIC ANALYSIS
Building	Use	Lot#	APN	Siding Size (SF)	Pass-by/ Mixed Use%	ADT Rate	ADT Trips	AM Rate	AM Trip	PM Rate	PM Trips
PROPOSED
Building A.1	R & D	13	073-610-001	23,864	N/A	8.11	193	1.24	30	1.08	26
Building A.2	OFFICE	13	073-610-001	23,864	N/A	11.01	262	1.55	37	1.49	36
Building B	CORP HQ	20	073-610-002	16,175	N/A	7.98	129	1.49	24	1.40	23
Building C	MAN (ITE’s Lt. Indstrl.)	20	073-610-002	108,982	N/A	6.97	759	0.92	100	0.98	107
Building C-1	Accessory Use	20	073-610-002	1,739	N/A	0.00	0	0.00	0	0.00	0
Bond	MAN (ITE’s Lt. Indstrl.)	12	073-610-012	4,007	N/A	6.97	27	0.92	4	0.98	4
Utility	MAN (ITE’s Lt. Indstrl.)	14	073-610-003	22,000	N/A	6.97	153	0.92	20	0.98	22
Design	R & D	21	073-610-005	4,571	N/A	8.11	37	1.24	6	1.08	5
Design-A	OFFICE	21	073-610-005	4,571	N/A	11.01	50	1.55	7	1.49	7
Program	R & D	22	073-610-004	22,738	N/A	8.11	184	1.24	28	1.08	25
Program-A	OFFICE	22	073-610-004	22,738	N/A	11.01	250	1.55	35	1.49	34
1	CORP HQ	1	073-610-008	77,000	N/A	7.98	614	1.49	114	1.40	108
2	CORP HQ	1	073-610-008	40,000	N/A	7.98	319	1.49	59	1.40	56
3	WAREHOUSE	3	073-610-010	30,000	N/A	3.56	106	0.30	9	0.32	9
4.1	R & D	4	073-610-011	30,000	N/A	8.11	243	1.24	37	1.08	33
4.2	OFFICE	4	073-610-011	30,000	N/A	11.01	330	1.55	47	1.49	45
5A.1	R & D	5	073-610-022	20,000	N/A	8.11	163	1.24	25	1.08	22
5A.2	OFFICE	5	073-610-022	20,000	N/A	11.01	221	1.55	31	1.49	30
5B.1	R & D	6	073-610-023	20,000	N/A	8.11	163	1.24	25	1.08	22
5B.2	OFFICE	6	073-610-023	20,000	N/A	11.01	221	1.55	31	1.49	30
6.1	R & D	19	073-610-027	25,000	N/A	8.11	203	1.24	31	1.08	27
6.2	OFFICE	19	073-610-027	25,000	N/A	11.01	276	1.55	39	1.49	38
X.1 (VTA Only)*	TBD	19	073-610-027	TBD	N/A		314		62		55
7.1	R & D	7	073-610-024	40,000	N/A	8.11	325	1.24	50	1.08	44
7.2	OFFICE	7	073-610-024	40,000	N/A	11.01	441	1.55	62	1.49	60
8	MINI-WAREHOUSE	8	073-610-015	46,100	N/A	2.50	115	0.15	7	0.26	12

DUDEK	01/29/2014

Description: Santa Barbara, CA Document-Year. DocID 2014.16612 Page: 8 of 8

Order: Cabrillo Business Park Comment:

SCENARIO: 37-SB-DP (AS MODIFIED BY 12-028-DP AM)
UCSS Facilities
					TRAFFIC ANALYSIS
Building	Use	Lot#	APN	Siding Size (SF)	Pass-by/ Mixed Use%	ADT Rate	ADT Trips	AM Rate	AM Trip	PM Rate	PM Trips
X.2 (VTA Only)*	TBD	Post- LLA 9	073-610-025**	TBD	N/A		668		97		91
UCSB Facilities Building	WAREHOUSE	Post- LLA 10	073-610-026**	NOT A PART	N/A		259		22		23
11	MINI-WAREHOUSE	11	073-610-016	55,000	N/A	2.50	137	0.15	8	0.26	15
12	SPECIALTY RETAIL	2	073-610-009	12,200	25%	44.32	540	1.33	16	2.71	24
12-A	CORP HQ	2	073-610-009	32,800	N/A	7.98	261	1.49	48	1.40	45
Greenbelt Buffer/ NE DS	N/A	15	073-610-020	0	N/A	0.00	0	0.00	0	0.00	0
Recreation	N/A	16	073-610-021	0	N/A	0.00	0	0.00	0	0.00	0
Coromar Drive	N/A	17	073-610-013	0	N/A	0.00	0	0.00	0	0.00	0
Discovery Drive	N/A	18	073-610-017	0	N/A	0.00	0	0.00	0	0.00	0
TOTAL				818,344			7,963		1,111		1,078

Notes:

*Vehicle Trip Allowance (VTA) credit from UCSB Transfer (2013): Use and Building Size to be determined (TBD). Any developed proposal using this VTA will be required to be processed via a Project Clearance (see CBP Specific Plan).

**APN (Assessor Parcel Number) any be revised post-lot Line Adjustment (post-LLA) between old/new Lots 9 and 10. Please refer to related recorded Transfer of Traffic Trip Entrance Agreement for add Information.

1004359.03/OC
999903-140004/4-9-14/SAJ/crm

Description: Santa Barbara, CA Document-Year. DocID 2014.16611 Page: 1 of 5

Order: Cabrillo Business Park Comment:

RECORDING REQUESTED BY
CHICAGO TITLE	2014-0016611

RECORDING REQUESTED BY	Recorded	REC FEE	40.00

AND WHEN RECORDED MAIL TO:	Official Records

	County of	CONFORMED COPY 2.00

Santa Barbara

Santa Barbara Realty Holding Company, L.L.C.	Joseph E. Holland

c/o SARES Regis Group	County Clerk Recorder

996 S. Seaward Avenue		XR

Ventura, CA 93001	08:00AM 15-Apr-2014	Page 1 of 6

Attention: Mr. Russ Goodman

(Space Above For Recorder’s Use)

THIRD AMENDMENT TO DECLARATION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

AND GRANT AND RESERVATION OF EASEMENTS FOR

CABRILLO BUSINESS PARK

THIS THIRD AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT AND RESERVATION OF EASEMENTS FOR CABRILLO BUSINESS PARK (“Third Amendment”) is made as of April 15, 2014, by SANTA BARBARA REALTY DEVELOPMENT, L.L.C., a Delaware limited liability company (“SBRD”) with reference to the following:

R E C I T A L S:

A.On April 27, 2009, that certain Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park was recorded in the Official Records of Santa Barbara County, California (“Official Records”) as Instrument No. 2009-0023212 (the “Original Declaration”), as amended by that certain First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park (the “First Amendment”) recorded in the Official Records on December 1, 2011 as Instrument No. 2011-0069878. The Declaration encumbers the Project.

B.Pursuant to the First Amendment, SBRD assumed all of the rights and obligations of Santa Barbara Realty Holding Company, LLC and became the “Declarant” under the Declaration. SBRD thereafter caused that that certain Second Amendment to Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park (the “Second Amendment”) to be recorded in the Official Records on December 13, 2013 as Instrument No. 2013-0077957. The Original Declaration, as amended by the First Amendment and the Second Amendment, shall be referred to herein collectively as the “Declaration”.

C.Capitalized terms used but not defined herein shall have the meaning given such term in the Declaration.

D.In connection with the transfer of that certain real property described in Exhibit A, attached hereto and incorporated herein by this reference (the “Investec Property”) to Investec Discovery Storage, LLC, a California limited liability company, Declarant desires to effectuate certain amendments to the Declaration, as further described herein.

E.Article 14 of the Declaration allows for the amendment of the Declaration by a written instrument duly recorded in the Official Records after being duly signed and acknowledged by those Owners holding at least seventy-five percent (75%) of the Members’ voting power.

F.Declarant holds at least seventy-five percent (75%) of the Members’ voting power.

1004359.03/OC
999903-140004/4-9-14/SAJ/crm	-2-

Description: Santa Barbara, CA Document-Year. DocID 2014.16611 Page: 2 of 5

Order: Cabrillo Business Park Comment:

NOW, THEREFORE, the Declaration is amended as follows.

1.Restricted Uses. Notwithstanding anything to the contrary in the Declaration, the portion of the Project described in Exhibit B attached hereto and incorporated herein by this reference (the “Restricted Property”) shall not be developed, used, leased, operated, or configured as a commercial self-storage facility (the “Self-Storage Use Restriction”) used for purposes of leasing small-unit storage space to the public (as opposed to being constructed for purposes of personal business use that may subsequently be leased as surplus) (the “Self-Storage Use”).

1.1.Special Provisions Lot 4. Notwithstanding the Self-Storage Use Restriction set forth above, if Deckers Outdoor Corporation (or an affiliate thereof) acquires the portion of the Restricted Property commonly known as Lot 4 of Final Map 32,053 (“Lot 4”), the Self-Storage Use Restriction shall automatically cease and terminate with respect to Lot 4, and upon request by Declarant or the owner of Lot 4, the owner of the Investec Property shall quitclaim any rights to enforce the Self-Storage Use Restriction with respect to Lot 4 within ten (10) days following the request.

1.2.Approval Rights. In furtherance of the Self-Storage Use Restriction set forth above, during the term of the Self Storage Use Restriction, neither Declarant nor any owner of a Restricted Property shall vote, or exercise any approval rights in any way in favor of any amendment to the Development Agreement or this Declaration, the effect of which would be to allow an increase in square footage for Self Storage Uses in the Project to greater than what is permitted under the Declaration and the Development Agreement as of the date hereof. The foregoing covenant shall not apply to Lot 4 following the termination of the Self Storage Use Restriction on Lot 4 as contemplated above.

1.3.Term of Restriction. The Self-Storage Use Restriction provided in this Section I shall continue only for so long as the Investec Property is utilized for a Self Storage Use (excluding temporary closures for casualty, condemnation or remodeling that is being diligently being pursued). If the Investec Property is no longer utilized for a Self Storage Use (excluding temporary closures for casualty, condemnation or remodeling that is being diligently being pursued), then the Self-Storage Use Restriction and the covenant set forth in Section 1.2 above shall automatically cease and terminate. Following any termination of the Self-Storage Use Restriction, upon request by Declarant or any other owner, the owner of the Investec Property shall quitclaim all rights to enforce the Self-Storage Use Restriction and the covenants set forth in Section 1.2 above within ten (10) days following the request.

2.Modification. Notwithstanding anything to the contrary in the Declaration, so long as the Self-Storage Use Restriction is effective as provided in Section 1 above, the Self-Storage Use Restriction will not be modified, amended or terminated without the express written consent of the owner of the Investec Property.

3.Ratification. The Declaration, except as amended by this Third Amendment, is hereby ratified and confirmed, and except as herein expressly provided, all the terms and provisions of the Declaration remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Declarant has signed and made this Third Amendment as of the date first above written.

DECLARANT	SANTA BARBARA REALTY DEVELOPMENT, L.L.C.,
a Delaware limited liability company

	By:	SRG Santa Barbara,
a Delaware limited liability company,
Management Member

		By:	Hagestad Enterprises,
a California general partnership,
its Operating member

			By:	Hagestad Management Company,
a California corporation,
its Managing General Partner

				By:	/s/ Russell A. Goodman
Russell A. Goodman
Its: Vice President

1004359.03/OC
999903-140004/4-9-14/SAJ/crm	-3-

Description: Santa Barbara, CA Document-Year. DocID 2014.16611 Page: 3 of 5

Order: Cabrillo Business Park Comment:

EXHIBIT A

INVESTEC PROPERTY LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF GOLETA, COUNTY OF SANTA BARBARA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Lots 8 and 11 of Tract No. 32,041, in the City of Goleta, County of Santa Barbara, State of California, as per the map filed in Book 204, Pages 60 through 63 inclusive of Maps, in the Office of the County Recorded of said County.

APN# 073-610-15 & 16

Description: Santa Barbara, CA Document-Year. DocID 2014.16611 Page: 4 of 5

Order: Cabrillo Business Park Comment:

EXHIBIT B

LEGAL DESCRIPTION

That certain real property situated in the City of Goleta, County of Santa Barbara, State of California, and more particularly is described as follows:

Parcel One:

Lots 4 of Tract No. 32,035, in the City of Goleta, County of Santa Barbara, State of California, as per the map filed in Book 204, Pages 54 through 57 inclusive of Maps, in the Office of the County Recorder of said County and as amended by Certificate of Correction recorded May 26, 2010 as Instrument No. 2010-28009 of Official Records of Santa Barbara County.

Parcel Two:

Lots 14 and 22 of Tract No. 32,034 in the City of Goleta, County of Santa Barbara, State of California, as per the map filed in Book 204, Pages 39 through 42 inclusive of Maps, in the Office of the County Recorder of said County.

Parcel Three:

Lots 5, 6, 7, 19 that portion of Lot 9 of Tract No. 32,046 in the City of Goleta, County of Santa Barbara, State of California, as per map filed in Book 205, Pages 11 through 15 inclusive, as filed in the Office of the County Recorder of said County.

Beginning at the southwest corner of said Lot 9;

Thence, along the boundary of said Lot 9 the following courses and distances:

Thence, 1st, North 01 04’06” West, 392.70 feet;

Thence, 2nd, North 88 55’54” East, 94.64 feet to the beginning of a curve concave to the northeast from which the radial center bears North 58 57’01” East, 84.00 feet;

Thence, 3rd, southeasterly along the arc of said curve through a central angle of 58 25’45”, an arc length of 85.67 feet;

Thence, 4th, South 89 28’43” East, 23.33 feet;

Thence, 5th, South 00 14’38” West, leaving the north line of said Lot 9, 354.35 feet to the intersection with the south line of said Lot 9;

Thence, 6th, North 89 44’05” West along the south line of said Lot 9, 180.32 feet to the Point of Beginning;

W: \work\12000-12999\12919\99 Extras (Contingency)\Survey\Legal Descriptions\Lots 4-12 15-19 Exhibit.docx

Description: Santa Barbara, CA Document-Year. DocID 2014.16611 Page: 5 of 5

Order: Cabrillo Business Park Comment:

ACKNOWLEDGMENT

State of California
County of	Ventura	)

On	April 10-2014	before me,	Patti Burbach Notary Public
(insert name and title of the officer)

personally appeared	Russell A Goodman who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the Instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Patti Burbach	(SEAL)

990150/OC
299835-00002/11-3-11/pla/pla

RECORDING REQUESTED BY

CHICAGO TITLE	2013-0077957

RECORDING REQUESTED BY	Recorded	REC FEE	57.00

AND WHEN RECORDED MAIL TO:	Official Records

	County of	CONFORMED COPY	2.00

Santa Barbara

Santa Barbara Realty Holding Company, L.L.C.	Joseph E. Holland

c/o SARES Regis Group	County Clerk Recorder

996 S. Seaward Avenue		AL

Ventura, CA 93001	08:00AM 13-Dec-2013	Page 1 of 15

Attention: Mr, Russ Goodman

(Space Above For Recorder’s Use)

SECOND AMENDMENT TO DECLARATION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

AND GRANT AND RESERVATION OF EASEMENTS FOR

CABRILLO BUSINESS PARK

THIS SECOND AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT AND RESERVATION OF EASEMENTS FOR CABRILLO BUSINESS PARK (“Second Amendment”) is made as of December 9th, 2013, by SANTA BARBARA REALTY DEVELOPMENT, L.L.C., a Delaware limited liability company (“SBRD”) with reference to the following:

R E C I T A L S :

A.On April 27, 2009, that certain Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park was recorded in the Official Records of Santa Barbara County, California (“Official Records”) as Instrument No. 2009-0023212, as amended by that certain First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park (the “First Amendment”) recorded in the Official Records on December 1, 2011 as Instrument No. 2011-0069878 (as amended, the “Declaration”). The Declaration encumbers the Project. Capitalized terms used but not defined herein shall have the meaning given such term in the Declaration.

B.Pursuant to the First Amendment, SBRD assumed all of the rights and obligations of Santa Barbara Realty Holding Company, LLC and became the “Declarant” under the Declaration.

C.In connection with the transfer of that certain real property described in Exhibit A, attached hereto and incorporated herein by this reference (the “UCSB Property”) to THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“UCSB”), Declarant desires to effectuate certain amendments to the Declaration, as further described herein.

D.Article 14 of the Declaration allows for the amendment of the Declaration by a written instrument duly recorded in the Official Records after being duly signed and acknowledged by those Owners holding at least seventy-five percent (75%) of the Members’ voting power.

E.Declarant holds at least seventy-five percent (75%) of the Members’ voting power.

990150.02/OC
299835-00002/11-3-11/pla/pla	-2-

NOW, THEREFORE, the Declaration is amended as follows.

1.Common Areas and Assessments.

(a)Notwithstanding anything to the contrary in the Declaration, including, without limitation, Exhibit C and Exhibit D attached thereto, the Deemed Area of Land for purposes of calculating the UCSB Property’s percentage share of Common Expenses shall be Seven and 75/100 (7.75) acres.

(b)Notwithstanding anything to the contrary in the Declaration, there shall be no Common Parking Areas located on or associated with the UCSB Property, and as a result thereof, there will be no Common Parking Expenses allocated to the UCSB Property. Without limiting the generality of the foregoing, all parking areas on the UCSB Property shall be Exclusive Parking Areas. In addition, there shall be no other Common Areas on the UCSB Property other than perimeter landscaping and sidewalks and streetscapes.

(c)If UCSB does not use Common Utility Lines for the UCSB Property (for example, if UCSB is able to connect to its campus’ electricity grid), then notwithstanding the provisions of Section 2.4(e) of the Declaration, UCSB shall not be obligated to pay any expenses in connection with such Common Utility Lines for the UCSB Property; provided that UCSB shall not be permitted to “opt out” of participating in the cost of the Common Water Lines and the water costs associated therewith and shall not be permitted to “opt out” of any other utility costs that benefit or are provided for the Common Areas of the Project (as opposed to being provided for the UCSB Property). Any utility charges that are allocated to the UCSB Property pursuant to the Declaration shall be based on actual readings and utilities’ rates.

(d)Notwithstanding anything to the contrary in Section 2.6(a)(i) and (ii) of the Declaration, only Special Assessments that benefit the UCSB Property or the Common Area Lots may be allocated as a Special Assessment to the UCSB Property.

(e)In no event shall Capital Improvement Assessments include any costs of the initial Improvements for the Project, which expenses shall not be passed through as an Assessment pursuant to the terms of the Declaration.

2.Maximum Floor Area Allocation For Voting. Notwithstanding anything to the contrary in the Declaration, including without limitation, the provisions of Exhibit C attached thereto, for purposes of calculating UCSB’s voting rights pursuant to Section 1.5 of the Declaration, the Maximum Floor Area for the UCSB Property shall be deemed to be Seventy Two Thousand Eight Hundred Seventy (72,870) square feet.

3.Future Improvements on UCSB Property. Notwithstanding the deemed Maximum Floor Area allocation for the UCSB Property set forth paragraph 2 above, except as otherwise provided in this Second Amendment, so long as the UCSB Property is owned by a public agency or UCSB, the UCSB Property shall in no event be subject to or limited by the Maximum Floor Area allocation set forth in paragraph 2 above or any other Maximum Floor Area allocation set forth in the Declaration for any other purpose, and UCSB shall not be required to obtain approval under the Declaration for increasing the interior and/or exterior floor area of the UCSB Property. Additionally, so long as the UCSB Property is owned by a public agency or UCSB, the UCSB Property shall not be subject to compliance with any architectural, design and development guidelines or review approvals set forth in the Declaration, including without limitation, Article 3 and Sections 6.1 and 6.8 thereof, except that the UCSB Property: (a) shall nevertheless be subject to the height restrictions and other restrictions set forth in that certain avigation easement recorded in the Official Records of the Santa Barbara County Recorder’s Office on January 24, 1986 a Instrument No. 86-4753 (as amended); (b) shall be subject to the Committee’s review and approval, which shall not be unreasonably withheld, to the extent that any proposed Improvements may have an impact on surface water drainage, and/or the fence and associated landscaping requirements for the portion of the UCSB Property adjacent to Los Caneros/Discovery Drive; and (c) shall be subject to environmental review under applicable law (for example, the California Environmental Quality Act or CEQA) and review of any other relevant agreements with governmental agencies, during which process the various governmental agencies will have an opportunity to review and comment on the potential impacts in accordance with CEQA.

4.Rules and Regulations for UCSB Property. Notwithstanding anything to the contrary in the Declaration, any Rules and Regulations adopted pursuant to the Declaration may not adversely affect the use or operation of the UCSB Property, nor restrict any other rights of UCSB; provided that the foregoing shall not limit the Operator’s rights to make Rules and Regulations with respect to the Common Areas and/or UCSB’s obligation to comply therewith.

5.Operator Self-Help at the UCSB Property. Notwithstanding anything to the contrary in the Declaration, (a) Operator may not exercise self-help at the UCSB Property, including, without limitation, pursuant to the provisions of Section 9.7 of the Declaration, and (b) if Operator makes any entries on the UCSB Property in the event of an emergency or in connection with exercising its rights and obligations under the Declaration, Operator shall use reasonable efforts to not interfere with the operations on the UCSB Property and shall be responsible for any damage Operator may cause to the UCSB Property. The foregoing shall not, however, be deemed to impose any limitations on Operator’s rights with respect to any maintenance, repair and operation of the Common Areas.

990150.02/OC
299835-00002/11-3-11/pla/pla	-3-

6.Uses at UCSB Property. Notwithstanding anything to the contrary in the Declaration, so long as the UCSB Property is owned by a public agency or UCSB, (a) the requirements of Sections 5.1, 5.4 and 5.5 shall not be applicable to the UCSB Property, (b) the last sentence of Section 5.2 of the Declaration shall not be applicable to the UCSB Property, (c) the prohibition on “petroleum storage yards” and “trailer courts” set forth in the Declaration will not prevent the UCSB Property from having some fuel capacity (above ground tanks) for its vehicles or equipment and modular structures, so long as UCSB complies with all applicable laws related thereto, obtains all applicable permits and is responsible for any and all liabilities associated therewith, and (d) the UCSB Property shall only be subject to those Laws that are applicable to land owned by The Regents of the University of California.

7.UCSB Property Operations.

(a)Notwithstanding the provision of Section 7.2(h) of the Declaration, so long as the UCSB Property is owned by a public agency or UCSB, the storage and repair of motor vehicles shall be permitted on the UCSB Property (even after construction of new buildings), so long as the UCSB Property is screened in accordance with plans for the screen wall and landscaping along the UCSB Property perimeter approved by the Committee.

(b)Notwithstanding anything to the contrary in the Declaration, so long as the UCSB Property is owned by a public agency or UCSB, the UCSB Property shall not be subject to Sections 7.3, 7.5, 7.9 and 7.10 so long as the UCSB Property is screened in accordance with plans for the screen wall and landscaping along the UCSB Property perimeter approved by the Committee.

(c)Notwithstanding anything to the contrary in the Declaration, so long as the UCSB Property is owned by a public agency or UCSB, the UCSB Property shall not be subject to the provision of Section 7.11.

(d)Notwithstanding anything to the contrary in the Declaration, (a) the UCSB Property shall only be required to be maintained in good condition and repair consistent with the condition in which UCSB acquired the UCSB Property; provided that if the UCSB Property is redeveloped as a new facility, it shall be maintained in first-class condition and repair as required in the Declaration; and (b) in no event shall UCSB be required to obtain the Committee approval to change the exterior paint color of its Improvements so long as the exterior colors are consistent and architecturally harmonious for the balance of the Project.

8.Casualty to UCSB Property. Notwithstanding anything to the contrary in the Declaration, the UCSB Property shall not be subject to the provisions of Section 9.6 of the Declaration; provided that in the event of a casualty on the UCSB Property, UCSB shall either elect to reconstruct the Improvements in a diligent manner or elect to diligently raze the Improvements and maintain the UCSB Property in a safe and unimproved condition.

9.Insurance and Indemnification.

(a)Notwithstanding anything to the contrary in the Declaration, so long as the UCSB Property is owned by a public agency or UCSB, consistent with Standing Order 100.4, the indemnification obligations of UCSB shall only be in proportion to and only to the extent that claims arise from the negligent or wrongful acts or omissions of UCSB or that of its officers, agents, employees, students, invitees and guests.

(b)Notwithstanding anything to the contrary in the Declaration, so long as the UCSB Property is owned by a public agency or UCSB, UCSB shall be permitted to satisfy any insurance requirements through a self-insurance program for the UCSB Property.

10.City Requirements. Notwithstanding anything to the contrary in the Declaration, so long as the UCSB Property is owned by a public agency or UCSB, to the extent permitted by law and subject to the provisions set forth in this Second Amendment, the provisions of Section 26 of the Declaration shall not be applicable to the UCSB Property.

990150.02/OC
299835-00002/11-3-11/pla/pla	-4-

11.Easements in the Project. Notwithstanding anything to the contrary in the Declaration, Declarant and Operator shall not unreasonably interfere with the use and enjoyment of the Owners of their respective Lots while exercising the easement rights set forth in Article 12 of the Declaration.

12.General Changes.

(a)Exhibit C attached to the Declaration is hereby deleted in its entirety and replaced with Exhibit C attached hereto and incorporated herein by this reference.

(b)Exhibit D attached to the Declaration is hereby deleted in its entirety and replaced with Exhibit D attached hereto and incorporated herein by this reference.

(c)Any amendment of the Declaration that conflicts with the terms of this Second Amendment shall not be effective as to the UCSB Property unless UCSB consents to such amendment by written document signed by an authorized officer of UCSB.

[SIGNATURE PAGE TO FOLLOW]

990150.02/OC
299835-00002/11-3-11/pla/pla

IN WITNESS WHEREOF, Declarant has signed and made this Second Amendment as of the date first above written.

DECLARANT	SANTA BARBARA REALTY DEVELOPMENT, L.L.C.,
a Delaware limited liability company

	By:	SRG Santa Barbara,
a Delaware limited liability company,
Management Member

		By:	Hagestad Enterprises,
a California general partnership,
its Operating member

			By:	Hagestad Management Company,
a California corporation,
its Managing General Partner

				By:	/s/ Russell A. Goodman
Russell A. Goodman
Its: Vice President

THE CITY OF GOLETA JOINS IN THE EXECUTION OF THIS SECOND AMENDMENT FOR PURPOSES OF ACKNOWLEDGING ITS CONSENT THERETO PURSUANT TO THE TERMS OF THE DECLARATION.

CITY OF GOLETA
/s/ Daniel A. Singer.

990150/OC
299835-00002/11-3-11/pla/pla	-6-

ACKNOWLEDGMENTS

State of California		)
County of	Ventura	)

On       December 5, 2013             , before me,      Patti Burbach Notary Public               ,

(insert name of notary)

Notary Public, personally appeared       Russell A Goodman         , who proved to me on the basis of satisfactory evidence to be the person (s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity (ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Patti Burbach

State of California		)
County of	Santa Barbara	)

On   December 9, 2013              , before me, Donna L. Quaglia, Notary Public               ,

(insert name of notary)

Notary Public, personally appeared Daniel Singer           , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

(SEAL)

WITNESS my hand and official seal.

Signature	/s/ Donna L. Quaglia

EXHIBIT A

UCSB LEGAL DESCRIPTION

LEGAL DESCRIPTION OF UCSB PROPERTY

THE LAND REFERRED TO HEREIN BELOW 15 SITUATED IN THE CITY OF GOLETA, COUNTY OF SANTA BARBARA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Lots 9 and 10 of Tract No. 32,046 in the City of Goleta, County of Santa Barbara, State of California, as per map filed in Book 205, Pages 11 through 15 inclusive, as filed in the Office of the County Recorder of said County.

EXCEPTING therefrom that portion of Lot 9 of said Tract No. 32,046 described as follows:

Beginning at the Southwest comer of said Lot 9;

Thence, along the boundary of said Lot 9 the following courses and distances:

Thence, 1st, North 01°04’06” West, 392.70 feet;

Thence, 2nd, North 88°55’54” East, 94,64 feet to the beginning of a curve concave to the Northeast from which the radial center bears North 58°57’01” East, 84.00 feet;

Thence, 3rd, Southeasterly along the arc of said curve through a central angle of 58°25’45”, an arc length of 85.67 feet;

Thence, 4th, South 89°28’43” East, 23.33 feet;

Thence, 5th, South 00°14’38” West, leaving the North line of said Lot 9, 354.35 feet to the intersection with the South line of said Lot 9;

Thence, 6th, North 89°44’05” West, along the South line of said Lot 9, 180.32 feet to the point of beginning.

APN: 073-610-26 & PTN 073-610-25

EXHIBIT “B-2”

EXHIBIT “B-2”

Conceptual Site Plan with Parcel Plan Showing

Potential Full Build-Out of the Project

With Parking on Parcel, including Parking provided by Easement

NAVIGATOR WAY
COROMAR DRIVE
7
To Lot 6
To Lot 19
PROPOSED BUILDING 7
PROPOSED BUILDING 6
PROPOSED BUILDING
19
4
20
21
22
14
17
5
6
7

To Lot 6 To Lot 19 Coromar Drive Navigator Way

EXHIBIT “B-2”

The parking lots on Lots 1-3, 8, 10, 11 and 12 are Exclusive Parking Areas as defined in the CCRS. Parking that will be committed to other Lots By easement is shown in hatch and cross-hatch patterns. © Conceptual Site Plan

EXHIBIT “C”
C.03/OC 88888-154/12-4-13/dww/dww	-1-

EXHIBIT “C”

DESCRIPTION OF LOTS; MAXIMUM FLOOR AREAS

“Lot 1” - The land comprising Lot 1 consisting of approximately 9.16 acres of land upon which Declarant contemplates constructing new improvements consisting of two buildings, proposed Building 1 presently contemplated to consist of a two story office building to contain a maximum of 77,000 square feet of Floor Area (“Building 1”), proposed Building 2 presently contemplated to consist of a two story office building to contain a maximum of 40,000 square feet of Floor Area (“Building 2”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 2” - The land comprising Lot 2 consisting of approximately 2.33 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of one building, a proposed office building to contain a maximum of 45,000 square feet of Floor Area (“Building 12), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 3” - The land comprising Lot 3 consisting of approximately 2.38 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a warehouse facility to contain a maximum of 30,000 square feet of Floor Area (“Building 3”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 4” - The land comprising Lot 4 consisting of approximately 3.75 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 60,000 square feet of Floor Area (“Building 4”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 5” - The land comprising Lot 5 consisting of approximately 5.33 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 40,000 square feet of Floor Area (“Building 5”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 6” - The land comprising Lot 6 consisting of approximately 3.76 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 40,000 square feet of Floor Area (“Building 6”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 7” - The land comprising Lot 7 consisting of approximately 4.95 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 80,000 square feet of Floor Area (“Building 1”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 8” - The land comprising Lot 8 consisting of approximately 2.75 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a one story self storage facility to contain a maximum of 46,100 square feet of Floor Area (“Building 8”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 9” - The land comprising Lot 9 consisting of approximately 1.605 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of To Be Determined square feet of Floor Area (“Building 9”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2” The originally planned 70,000 sf of office buildings entitlements planned for the Site are being retained by the Declarant to be used in future development within the project in accordance with the project Specific Plan.

“Lot 10” - The land comprising Lot 10 consists of approximately 7.749 acres of land, upon which are located buildings totaling 72,870 sf, as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”, which property is being sold to the Regents of the University of California (University). Upon conveyance of the property, University will retain 259 ADT and 22 a.m. PHT and 23 p.m. PHT (peak hour trips) for its 72,870 SF of warehouse and related uses. The originally planned 60,000 sf of office building entitlements planned for the Lot 10 are being retained by the Declarant to be used in future development within the Project in accordance with the Specific Plan less the traffic trips (referenced above) retained by the University.

EXHIBIT “C”
C.03/OC 88888-154/12-4-13/dww/dww	-2-

“Lot 11” - The land comprising Lot 11 consisting of approximately 3.13 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a one story self storage facility to contain a maximum of 56,000 square feet of Floor Area (“Building 11”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B -2”

“Lot 12” - The land comprising Lot 12 consisting of approximately 2.32 acres of land upon which is located an approximately 4,007 square foot bond building and existing screened storage area (the “Lot 12 Improvements”) comprising the maximum Floor Area for Lot 12, as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 13” - The land comprising Lot 13 consisting of approximately 4.55 acres of land upon which is located an approximately 47,728 square foot administration building (the “Lot 13 Administration Building”) comprising the maximum Floor Area for Lot 13, and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 14” - The land comprising Lot 14 consisting of approximately 2.96 acres of land upon which is located an approximately 22,000 square foot utility building (“Building 14”) comprising the maximum Floor Area for Lot 14, and existing screened storage area and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 15” - of the Project presently contains the land comprising Lot 15 consisting of approximately 15.31 acres of land which is to constitute green belt, buffer area within the Project (the “Open Space”) as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 16” - of the Project presently contains the land comprising Lot 16 consisting of approximately 3.33 acres of land which is to constitute recreational area within the Project (the “Recreation Area”) as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 17” - of the Project presently contains the land comprising Lot 17 consisting of approximately 2.35 acres of land which shall comprise an interior private street or streets or portions thereof within the Project as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 18” - of the Project presently contains the land comprising Lot 18 consisting of approximately 1.96 acres of land which shall comprise an interior private street or streets or portions thereof within the Project as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 19” - of the Project presently contains the land comprising Lot 19 consisting of approximately 1.58 acres of land on which Declarant plans to build an approximately 50,000 square foot building as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 20” - The land comprising Lot 20 consisting of approximately 6.87 acres of land upon which is located an approximately 125,157 square foot manufacturing building (“Building 20”) comprising the maximum Floor Area for Lot 20, and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”. Owner of Building 20 was approved by the City Council for an increase of approximately 11,827 sf outside of the Development Agreement.

“Lot 21” - The land comprising Lot 21 consisting of approximately 1.49 acres of land upon which is located an approximately 9,141 square foot design building (“Building 21”) comprising the maximum Floor Area for Lot 21, and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 22” - The land comprising Lot 22 consisting of approximately 3.29 acres of land upon which is located an approximately 45,476 square foot program building (“Building 22”) comprising the maximum Floor Area for Lot 22, and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

EXHIBIT “D”
850722.03/OC 88888-154/12-4-13/dww/dww	-1-

EXHIBIT “D”

Schedule of Deemed Land Area, Allocated Common Parking Spaces

And Common Area Maintenance Percentages

Lot	Building	Maximum Building Square Footage**	Deemed Land Area*	Allocated Parking Spaces**	Parking Ratio - Per 1,000 sq. ft. of Improvements*	Common Expenses Percentage Based on Deemed Land Area:

	New Construction
1	Building 1 & 2	117,000 sf	7.37 acres	358	3.06	10.6%
2	Building 12	45,000 sf	4.41 acres	138	3.06	6.4%
3	Building 3	30,000 sf	2.01 acres	57	1.90	2.9%
4	Building 4	60,000 sf	3.74 acres	180	3.02	5.4%
5	Building 5a	40,000 sf	3.01 acres	123	3.08	4.3%
6	Building 5b	40,000 sf	2.62 acres	125	3.12	3.8%
19	Building 6	50,000 sf	3.99 acres	150	3.00	5.8%
7	Building 7	80,000 sf	5.59 acres	247	3.09	8.0%
8	Building 8	46,100 sf	2.79 acres	6	0.13	4.0%
9	Building 9	TBD	1.60 acres	TBD	TBD	2.3%
10	Building 10	Not Applic	7.75 acres	Not Applic	Not Applic	11.2%
11	Building 11	55,000 sf	3.11 acres	3	0.05	4.5%
	Declarant bank of SF	**	none
	Existing Buildings
12	Bond Building	4,000 sf	2.32 acres	N/A	N/A	3.3%
13	Building 13	47,700 sf	4.27 acres	161	3.37	6.2%
14	Building 14	22,000 sf	2.94 acres	71	3.22	4.2%
20	Building 20	125,157 sf	7.18 acres	337	2.97	10.3%
21	Building 21	9,100 sf	1.51 acres	31	3.44	2.2%
22	Building 22	45,500 sf	3.19 acres	142	3.12	4.6%
	Subtotal		69.38 net acres
15, 16, 17 & 18	Common Area Lots		22.72 acres
	Dedications		0.15 acres
	Total	936,000 sf	92.25 acres	2519 spaces	2.69 avg.	100%

*Based upon actual Building Lot acreage, (as set forth on Exhibit “C”), plus the area of additional land, if any, which is attributable to parking areas allocated for use by the Owner, Occupants and Permittees of such Building Lot by easement from another Building Lot in the Project, and less the land area, if any, which is located upon such Building Lot and which is allocated by easement for parking use by the Owners, Occupants and Permittees of another Building Lot in the Project.

**Based upon permitted/intended use as indicated in the Development Agreement. Per 2nd Amendment to Development Agreement including new Specific Plan for project and including transfer of Lot 10 out of project for development, the sf relative to the approved development of 130k sf of office on Lots 9 and 10 (less traffic trips impacts of 23 pm PHT) can be transferred to other Declarant owned land in the project subject to Planning Department approval.

Lot 10 remains responsible for its share of Common Expenses as described in Paragraph 1 of the Second Amendment to CCRs.

939501.02/OC

299835-00002/11-3-11/pla/pla

DOCSOC/1524155v2/100550-0042

RECORDING REQUESTED BY
CHICAGO TITLE
2011-0069878

RECORDING REQUESTED BY	Recorded	REC FEE	57.00

AND WHEN RECORDED MAIL TO:	Official Records

	County of	CONFORMED COPY	2.00

Santa Barbara

SARES Regis Group	Joseph E. Holland

300 Esplanade, Suite 1110	County Clerk Recorder

Oxnard, California 93036		KM

Attention: Cabrillo Business Park Manager	08:00AM 1-Dec-2011	Pass 1 of 15

(Space Above For Recorder’s Use)

FIRST AMENDMENT TO DECLARATION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

AND GRANT AND RESERVATION OF EASEMENTS FOR

CABRILLO BUSINESS PARK

This FIRST AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT AND RESERVATION OF EASEMENTS FOR CABRILLO BUSINESS PARK (“First Amendment”) is made as of November 30, 2011, by SANTA BARBARA REALTY HOLDING COMPANY, LLC, a Delaware limited liability company (“SBRHC”) and SANTA BARBARA REALTY DEVELOPMENT, L.L.C., a Delaware limited liability company (“SBRD”) with reference to the following:

R E C I T A L S :

A. On April 27, 2009, that certain Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park was recorded in the Official Records of Santa Barbara County, California (“Official Records”) as Instrument No. 2009-0023212 (“Declaration”). The Declaration encumbers the property described in Exhibit “A” attached hereto (the “Project”). Capitalized terms used but not defined herein shall have the meaning given such term in the Declaration.

B. SBRHC was the original Declarant under the Declaration. SBRHC has since transferred to SBRD one or more Lots comprising a portion of the Project.

C. SBRHC desires to transfer to SBRD the rights and obligations, and SBRD desires to accept and assume from SBRHC the rights and obligations, of Declarant under the Declaration.

D. SBRHC and SBRD further desire to effectuate certain other amendments to the Declaration, as further described herein.

E. Article 14 of the Declaration allows for the amendment of the Declaration by a written instrument duly recorded in the Official Records after being duly signed and acknowledged by those Owners holding at least seventy-five percent (75%) of the Members’ voting power.

F. SBRHC and SBRD together hold at least seventy-five percent (75%) of the Members’ voting power.

939501.02/OC
299835-00002/11-3-11/pla/pla	-2-

DOCSOC/1524155v2/100550-0042

NOW, THEREFORE, the Declaration is amended as follows.

1. Section 2.4(a). Section 2.4(a) of the Declaration is hereby deleted in its entirety and the following language inserted in lieu thereof:

“Lots 1, 2, 3, 8, 11 and 12 and other Exclusive Use Area Expenses. All Exclusive Use Area Expenses shall be paid directly by the Owner(s) entitled to the use and benefit of such Exclusive Use Area(s), but to the extent any such Exclusive Use Area Expenses are administered and incurred by the Operator they shall be assessed by the Operator to the Owner(s) entitled to the use and benefit of such Exclusive Use Area(s) as a Regular Assessment. To the extent any such Exclusive Use Area(s) is (are) shared by more than one Owner as reasonably determined by the Operator, the Owners entitled to the use and benefit of such Exclusive Use Area(s) shall share all Exclusive Use Expenses attributable to such Exclusive Use Area(s) on an equitable basis based upon the respective usage of or benefits derived from such Exclusive Use Area and Exclusive Use Area Improvements as determined by the Operator or by mutual agreement of such Owners. Without limiting the foregoing, and by way of example, all costs and expenses incurred by the Operator and not directly paid for by the Owners or Occupants of Lots 1, 2, 3, 8, 11 or 12, respectively, for their Exclusive Parking Areas, shall be assessed solely to the Owner(s) of such Lots, as applicable, as Exclusive Use Area Expenses of such Owner(s), respectively.”

2. Sections 7.2 (c) and 12.6(a) and definition of Reserved Parking Spaces. Notwithstanding anything to the contrary set forth in Sections 7.2(c) or 12.6(a) of the Declaration or the definition of Reserved Parking Spaces, there shall be no limit on the percentage of Allocated Parking Spaces that Declarant or the Operator may establish as Reserved Parking Spaces for any Building Lot.

3. Section 7.2(i)(ii). Section 7.2(i)(ii) is deleted in its entirety and the following language inserted in lieu thereof:

“(ii)Mitigation Measures. If any overburdening of the Common Parking Areas occurs as provided in (i) above, the Operator shall take the following mitigation measures in the following order as needed: (1) reduce or eliminate any excess parking use by any parties who are not Owners, Occupants or Permittees of the Project, if any; (2) reduce or eliminate the use by any Owner or its Occupants found to be overburdening the Common Parking Areas; and/or (3) take any other reasonable action. If, after a reasonable period of time, not to exceed four (4) months from commencement of one or more of the mitigation measures specified above, Operator has not been able to reduce or eliminate the overburdening of the Common Parking Areas, Operator or Declarant shall have the right to establish and reserve up to one hundred percent (100%) of the total Allocated Parking Spaces allocated to a Building Lot as Reserved Parking Spaces.”

4. Article 27 Definitions. The following definitions are amended as follows:

“Common Areas.” The last sentence of the definition of Common Areas is hereby deleted in its entirety and the following language inserted in lieu thereof:

“Notwithstanding anything contained in this Declaration to the contrary, all Parking Areas of Lots 1, 2, 3, 8, 11 and 12 other than driveways, drive aisles, sidewalks, Common Utilities, Common Drainage and Facilities and Common Signage located on such Lots shall constitute Exclusive Use Areas for the exclusive use of the Owner(s) and Occupants and Permittees of Lots 1, 2, 3, 8, 11 and 12, respectively, and shall not constitute part of the Common Areas of the Project.”

“Exclusive Parking Areas.” The first sentence of the definition of Exclusive Parking Areas is hereby deleted in its entirety and the following language inserted in lieu thereof:

“all Parking Areas situated within any Lot in the Project which are expressly reserved and dedicated solely for use by the Owner, Occupants and Permittees of the Building situated upon such Lot and which are designated as Exclusive Use Areas of the Owner of such Lot and are therefore maintained and repaired by such Owner and not the Association as provided in this Declaration, including without limitation, all Parking Areas situated on Lots 1, 2, 3, 8, 11 and 12.”

939501.02/OC
299835-00002/11-3-11/pla/pla	-3-

DOCSOC/1524155v2/100550-0042

“Exclusive Use Areas.” The first sentence of the definition of Exclusive Use Areas is hereby deleted in its entirety and the following language inserted in lieu thereof:

“Those portions of the Project designated as Exclusive Use Areas from time to time by Declarant or the Operator in writing for the exclusive use of one or more, but not all, Owners and their respective Occupants and Permittees including, without limitation, each Building within the Project; and all Building Appurtenances and similar areas immediately appurtenant to an Owner’s Building(s) and the Private Water Lines serving such Building which are designated or approved by the Operator as for the exclusive use of such Owner(s) and such Owner(s)’ Occupants and Permittees and are to be used, maintained and/or repaired by the Owner(s) and Occupant(s) of such Building(s) as provided herein, including, without limitation, the Exclusive Parking Areas located on Lots 1, 2, 3, 8, 11 and 12 and those other areas designated as Exclusive Use Areas on the Site Plans attached hereto as Exhibit “B-2”.”

“Owner.” The definition of Owner is hereby deleted in its entirety and the following language inserted in lieu thereof:

“(i) Any Person (including Declarant) who from time to time holds fee title to any Lot within the Project, and (ii) an Occupant of an Owner’s entire Lot (or of all of the usable area within the Building(s) on the Lot): (a) pursuant to a lease or sublease which, as of the date of the Owner’s designation of the Occupant as Owner, has a remaining term of ten (10) years or more, not including periods for which the term thereof may be extended by unexercised options to extend; and (b) designated as such by the Owner of the Lot pursuant to Section 1.3. If an Owner shall designate an Occupant as Owner for purposes of this Declaration, then the actual fee Owner shall not be deemed to be an Owner of such Lot during the period of such lease or sublease or such period of time as which the Lot Owner shall designate such Occupant as Owner, whichever is shorter. If the ownership of Improvements on a Lot shall be severed from the ownership of the land comprising such Lot, the Owner of the Improvements shall be deemed an Owner hereunder and shall be entitled to act on behalf of the Owner of the land for all purposes hereunder so long as such ownership rights shall be segregated.”

5. Assignment and Assumption of Declarant Rights. SBRHC hereby assigns to SBRD the rights and obligations of Declarant under the Declaration and SBRD hereby accepts and assumes from SBRHC the rights and obligations of Declarant under the Declaration.

6. Exhibits. Exhibit “B-2”, Exhibit “C” and Exhibit “D” of the Declaration are hereby deleted and the Exhibits attached hereto as Exhibit “B-2,” Exhibit “C” and Exhibit “D” inserted in lieu thereof.

939501.02/OC
299835-00002/11-3-11/pla/pla	-4-

DOCSOC/1524155v2/100550-0042

IN WITNESS WHEREOF, SBRHC and SBRD have signed and made this First Amendment as of the date first above written.

SBRHC	SANTA BARBARA REALTY HOLDING COMPANY, LLC,

a Delaware limited liability company

	By:	SRG Santa Barbara, LLC,
a Delaware limited liability company
Its: Managing Member

		By:	/s/ Russell A. Goodman
Name: Russell A. Goodman
Title: Authorized Member

		By:	Hagestad Enterprises,
a California general partnership
Its: Operating member

			By:	Hagestad Management Company,
a California corporation
Its: Managing General Partner

				By:	/s/ John S. Hagestad
John S. Hagestad
Its: President

SBRD	SANTA BARBARA REALTY DEVELOPMENT, L.L.C.,
a Delaware limited liability company

	By:	SRG Santa Barbara,
a Delaware limited liability company
Its: Managing Member

		By:	Hagestad Enterprises,
a California general partnership,
Its: Operating member

			By:	Hagestad Management Company
a California corporation
Its: Managing General Partner

				By:	/s/ John S. Hagestad
John S. Hagestad
Its: President

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California		}
County of	ORANGE

On	11/21/11	before me,	Christina Sowers Notary Public	,
	Date		Here Insert Name and Title of the Officer

personally appeared		JOHN S. HAGESTAD
Names(s) of Signer(s)
,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
	Signature	/s/ Christina Sowers
Place Notary Seal Above		Signature of Notary Public

-----------------------------------------------------------------------------OPTIONAL---------------------------------------------------------------------

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document:	FIRST AMENDEMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT

Document Date:	NOVEMBER 18, 2011	Number of Pages:	10

Signer(s) Other Than Named Above:	RUSSELL A GOODMAN

Capacity(Ies) Claimed by Signer(s)

Signer’s Name: John S. Hagestad		Signer’s Name:
☐ Individual		☐ Individual
☐ Corporate Officer — Title(s): President		☐ Corporate Officer— Title(s):
☐ Partner — ☐ Limited ☐ General		☐ Partner — ☐ Limited ☐ General
☐ Attorney in Fact	RIGHT THUMBEPRINT OF SIGNER	☐ Attorney in Fact	RIGHT THUMBEPRINT OF SIGNER
☐ Trustee	Top of thumb here	☐ Trustee	Top of thumb here
☐ Guardian or Conservator		☐ Guardian or Conservator
☐ Other:		☐ Other:

Signer Is Representing:		Signer is Representing:

©2007 National Notary Associated • 9350 De Soto Ave., P.O. Box 2402 ▪ Chatsworth, CA 91313-2402 ▪ www.NationalNotary.org Item #5907 Reorder: Call Toll-Free 1 -800-876-6827

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of ORANGE

On	11/21/11	before me,	Christina Sowers Notary Public	,
	Date		Here Insert Name and Title of the Officer

personally appeared          RUSSELL A. GOODMAN

Names(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
	Signature	/s/ Christina Sowers
Place Notary Seal Above		Signature of Notary Public

-------------------------------------------------------------------------OPTIONAL------------------------------------------------------------------------

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document:	FIRST AMENDEMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT

Document Date:	NOVEMBER 18, 2011	Number of Pages:	10

Signer(s) Other Than Named Above:	/s/ JOHN S. HAGESTAD

Capacity(Ies) Claimed by Signer(s)

Signer’s Name:		Signer’s Name:
☐ Individual		☐ Individual
☐ Corporate Officer — Title(s): Member		☐ Corporate Officer-Title(s):
☐ Partner — ☐ Limited ☐ General		☐ Partner — ☐ Limited ☐ General
☐ Attorney in Fact	RIGHT THUMBEPRINT OF SIGNER	☐ Attorney in Fact	RIGHT THUMBEPRINT OF SIGNER
☐ Trustee	Top of thumb here	☐ Trustee	Top of thumb here
☐ Guardian or Conservator		☐ Guardian or Conservator
☐ Other:		☐ Other:

Signer Is Representing:		Signer is Representing:

©2007 National Notary Associated • 9350 De Soto Ave., P.O. Box 2402 ▪ Chatsworth, CA 91313-2402 ▪ www.NationalNotary.org Item #5907 Reorder: Call Toll-Free 1 -800-876-6827

EXHIBIT “B-2”

EXHIBIT “B-2”

Conceptual Site Plan with Parcel Plan Showing

Potential Full Build-Out of the Project

With Parking on Parcel, including Parking provided by Easement

HOLLISTER AVENUE
NAVIGATOR WAY
COROMAR DRIVE
To Lot 7
To Lot 6
To Lot 19
To Lot 19
4
20
14
21
22
17
7
6

To Lot 7 To Lot 6 To Lot 19 To Lot

EXHIBIT “B-2”

Notes The parking on Lots 1, 2, 3, 8, 11 and 12 are Exclusive Parking Areas as defined in the CCRs. Parking that will be committed to other Lots by easement is shown in hatch and cross-hatch patters. © Conceptual Site Plan Exhibit “B-2”

C.03/OC	EXHIBIT “C”
88888-154/11-8-11/dww/dww	-1-

EXHIBIT “C”

DESCRIPTION OF LOTS; MAXIMUM FLOOR AREAS

“Lot 1” - The land comprising Lot 1 consisting of approximately 9.16 acres of land upon which Declarant contemplates constructing new improvements consisting of two buildings, proposed Building 1 presently contemplated to consist of a two story office building to contain a maximum of 77,000 square feet of Floor Area (“Building 1”), proposed Building 2 presently contemplated to consist of a two story office building to contain a maximum of 40,000 square feet of Floor Area (“Building 2”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 2” - The land comprising Lot 2 consisting of approximately 2.33 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of one building, a proposed office building to contain a maximum of 45,000 square feet of Floor Area (“Building 12), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 3” - The land comprising Lot 3 consisting of approximately 2.38 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a warehouse facility to contain a maximum of 30,000 square feet of Floor Area (“Building 3”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 4” - The land comprising Lot 4 consisting of approximately 3.75 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 60,000 square feet of Floor Area (“Building 4”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 5” - The land comprising Lot 5 consisting of approximately 5.33 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 40,000 square feet of Floor Area (“Building 5”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 6” - The land comprising Lot 6 consisting of approximately 3.76 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 40,000 square feet of Floor Area (“Building 6”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 7” - The land comprising Lot 7 consisting of approximately 4.95 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 80,000 square feet of Floor Area (“Building 1”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 8” - The land comprising Lot 8 consisting of approximately 2.75 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a one story self storage facility to contain a maximum of 46,100 square feet of Floor Area (“Building 8”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 9” - The land comprising Lot 9 consisting of approximately 5.97 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 70,000 square feet of Floor Area (“Building 9”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 10” - The land comprising Lot 10 consisting of approximately 2.92 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 60,000 square feet of Floor Area (“Building 1”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

C.03/OC	EXHIBIT “C”
88888-154/11-8-11/dww/dww	-2-

“Lot 11” - The land comprising Lot 11 consisting of approximately 3.13 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a one story self storage facility to contain a maximum of 56,000 square feet of Floor Area (“Building 11”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 12” - The land comprising Lot 12 consisting of approximately 2.32 acres of land upon which is located an approximately 4,007 square foot bond building and existing screened storage area (the “Lot 12 Improvements”) comprising the maximum Floor Area for Lot 12, as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 13” - The land comprising Lot 13 consisting of approximately 4.55 acres of land upon which is located an approximately 47,728 square foot administration building (the “Lot 13 Administration Building”) comprising the maximum Floor Area for Lot 13, and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 14” - The land comprising Lot 14 consisting of approximately 2.96 acres of land upon which is located an approximately 22,000 square foot utility building (“Building 14”) comprising the maximum Floor Area for Lot 14, and existing screened storage area and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 15” - of the Project presently contains the land comprising Lot 15 consisting of approximately 15.31 acres of land which is to constitute green belt, buffer area within the Project (the “Open Space”) as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 16” - of the Project presently contains the land comprising Lot 16 consisting of approximately 3.33 acres of land which is to constitute recreational area within the Project (the “Recreation Area”) as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 17” - of the Project presently contains the land comprising Lot 17 consisting of approximately 2.35 acres of land which shall comprise an interior private street or streets or portions thereof within the Project as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 18” - of the Project presently contains the land comprising Lot 18 consisting of approximately 1.96 acres of land which shall comprise an interior private street or streets or portions thereof within the Project as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 19” - of the Project presently contains the land comprising Lot 19 consisting of approximately 1.58 acres of land on which Declarant plans to build an approximately 50,000 square foot building as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 20” - The land comprising Lot 20 consisting of approximately 6.87 acres of land upon which is located an approximately 113,330 square foot manufacturing building (“Building 20”) comprising the maximum Floor Area for Lot 20, and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 21” - The land comprising Lot 21 consisting of approximately 1.49 acres of land upon which is located an approximately 9,141 square foot design building (“Building 21”) comprising the maximum Floor Area for Lot 21, and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 22” - The land comprising Lot 22 consisting of approximately 3.29 acres of land upon which is located an approximately 45,476 square foot program building (“Building 22”) comprising the maximum Floor Area for Lot 22, and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

850722.03/OC	EXHIBIT “D”
88888-154/11-8-11/dww/dww	-1-

EXHIBIT “D”

Schedule of Deemed Land Area, Allocated Common Parking Spaces

And Common Area Maintenance Percentages

Lot	Building	Maximum Building Square Footage**	Deemed Land Area*	Allocated Parking Spaces**	Parking Ratio - Per 1,000 sq. ft. of Improvements*	Common Expenses Percentage Based on Deemed Land Area:

	New Construction
1	Building 1 & 2	117,000 sf	7.37 acres	358	3.06	10.7%
2	Building 12	45,000 sf	4.41 acres	138	3.06	6.4%
3	Building 3	30,000 sf	2.01 acres	57	1.90	2.9%
4	Building 4	60,000 sf	3.74 acres	180	3.02	5.5%
5	Building 5a	40,000 sf	3.01 acres	123	3.08	4.4%
6	Building 5b	40,000 sf	2.62 acres	125	3.12	3.8%
19	Building 6	50,000 sf	3.99 acres	150	3.00	5.8%
7	Building 7	80,000 sf	5.59 acres	247	3.09	8.2%
8	Building 8	46,100 sf	2.79 acres	6	0.13	4.1%
9	Building 9	70,000 sf	4.65 acres	208	2.97	6.8%
10	Building 10	60,000 sf	3.94 acres	182	3.03	5.7%
11	Building 11	55,000 sf	3.11 acres	3	0.05	4.5%

	Existing Buildings
12	Bond Building	4,000 sf	2.32 acres	N/A	N/A	3.4%
13	Building 13	47,700 sf	4.27 acres	161	3.37	6.2%
14	Building 14	22,000 sf	2.94 acres	71	3.22	4.3%
20	Building 20	113,300 sf	7.18 acres	337	2.97	10.5%
21	Building 21	9,100 sf	1.51 acres	31	3.44	2.2%
22	Building 22	45,500 sf	3.19 acres	142	3.12	4.6%
	Subtotal		68.62 net acres
15, 16, 17 & 18	Common Area Lots		22.72 acres
	Dedications		0.91 acres
	Total	936,000 sf	92.25 acres	2519 spaces	2.69 avg.	100%

*Based upon actual Building Lot acreage, (as set forth on Exhibit “C”). plus the area of additional land, if any, which is attributable to parking areas allocated for use by the Owner, Occupants and Permittees of such Building Lot by easement from another Building Lot in the Project, and less the land area, if any, which is located upon such Building Lot and which is allocated by easement for parking use by the Owners, Occupants and Permittees of another Building Lot in the Project

**Based upon permitted/intended use as indicated in the Development Agreement

850722.05/OC
88888-154/2-2-09/dww/dww

	2009-0023212

	Recorded	REC FEE	284.00

	Official Records

	County of

	Santa Barbara

	Joseph E. Holland

RECORDING REQUESTED BY		LC

AND WHEN RECORDED MAIL TO:	02:27PM 27-Apr-2009	Page 1 of 93

SARES Regis Group
500 Esplanade, Suite 470
Oxnard, CA 93030
Attention: Cabrillo Business Park Manager

(Space Above For Recorder’s Use)

Declaration of

Covenants, Conditions And Restrictions

And Grant And Reservation Of Easements

For Cabrillo Business Park

850722.05/OC

(i)

850722.05/OC

(ii)

6.5	Completion of Work	15
6.6	Estoppel Certificate	15
6.7	Indemnity and Limitation of Liability	16
6.8	Development Requirements of City	16
6.9	Improvement Standards and Limitations	16
6.10	Disclosure and Waiver of Conflict of Interest	17
ARTICLE 7	OPERATIONS GENERALLY	17
7.1	Slope and Drainage Use	17
7.2	Parking; Common Parking Areas; Parking Regulations	17
7.3	Storage and Loading Areas	20
7.4	Inspection	20
7.5	Division of Land	20
7.6	Hazardous Materials	20
7.7	Payment of Taxes, Liens	21
7.8	Maintenance of Lots	21
7.9	Outside Installations	21
7.10	Prohibition of Outdoor Displays	21
7.11	Leases	21
7.12	Avigation Disclosure	21
ARTICLE 8	COMMON AREA	22
8.1	Use	22
8.2	Modification of Common Areas	22
8.3	Parking	23
8.4	Construction and Repair	23
8.5	Lighting the Common Areas	23
8.6	Obstructions Within Common Areas	23
8.7	Signs	23
8.8	Operator Maintenance of Common Areas	24
8.9	Common Area Insurance	25
8.10	Negligent Owners	26
8.11	Conveyance of Common Area Lots to Association	26
8.12	Assessment District; Dedication of Common Areas	26
8.13	Destruction, Restoration	26
ARTICLE 9	OWNER MAINTENANCE	27
9.1	Owners’ Maintenance Obligations	27
9.2	Standards for Maintenance and Repairs	27
9.4	Lateral Support	27
9.5	Closure	27
9.6	Repair or Replacement of Damaged Building	27
9.7	Operator's Right to Repair Neglected Lots	28
9.8	Owner's Right to contract with Operator to maintain Exclusive Use Areas	28
ARTICLE 10	EMINENT DOMAIN	28
ARTICLE 11	MUTUAL RELEASE	28
ARTICLE 12	EASEMENTS	28
12.1	Amendment to Modify or Eliminate Easements	28
12.2	Nature of Easements	28
12.3	Certain Rights and Easements Reserved to Declarant	29
12.4	Certain Rights and Easements Reserved to the Association and the Operator	30
12.5	Certain Easements for Owners	30
12.6	General Easements	32
12.7	Easements by Owner	34
12.8	Easements Reserved and Granted	34
12.9	Reservation by Declarant	34
ARTICLE 13	APPROVAL OF OWNERS AND NOTICES	34
ARTICLE 14	AMENDMENTS	34
ARTICLE 15	NOT A PUBLIC DEDICATION	35
ARTICLE 16	INJUNCTIVE RELIEF	35
ARTICLE 17	BREACH SHALL NOT PERMIT TERMINATION	35

850722.05/OC

(iii)

ARTICLE 18	INDEMNITY/INSURANCE BY OWNERS	35
18.1	Owner Indemnity	35
18.2	Owner Insurance	36
ARTICLE 19	SEVERABILITY	36
ARTICLE 20	ENFORCEMENT AND REMEDIES	36
20.1	Right to Enforce	36
20.2	Owner’s Remedies	36
20.3	Waiver	36
ARTICLE 21	LITIGATION EXPENSES	36
ARTICLE 22	NO ASSIGNMENT OR TRANSFER	36
ARTICLE 23	SALE BY OWNER	37
23.1	Notice	37
23.2	Constructive Notice and Acceptance	37
23.3	Release of Owner	37
23.4	Liability of Transferee	37
ARTICLE 24	TERM OF DECLARATION	37
ARTICLE 25	MISCELLANEOUS	37
25.1	Assignment	37
25.2	Constructive Notice and Acceptance	37
25.3	Estoppel Certificate	38
25.4	Captions	38
25.5	Gender	38
25.6	Declarant's Reserved Rights	38
25.7	Exhibits	38
25.8	Governing Law	38
25.9	Mortgage Protection	38
25.10	Mutuality, Reciprocity; Runs With Land	38
ARTICLE 26	RIGHTS AND REQUIREMENTS OF THE CITY OF GOLETA	39
26.1	General	39
26.2	Definitions	39
26.3	Maintenance and Waste Management	39
26.4	City as Third Party Beneficiary	40
26.5	Easement for Law Enforcement and Emergency Vehicles and Personnel	40
26.6	Agreement Between Declarant and City	40
26.7	Compliance with Law	40
26.8	No City Liability	40
26.9	Amendments/Termination	40
26.10	Attorneys' Fees	40
26.11	Notices	40
ARTICLE 27	DEFINITIONS	40

850722.05/OC

(iv)

Page
EXHIBIT “A”	Legal Description of the Property
EXHIBIT “B-1”	Current Site Plan for the Project as of 1/1/09
EXHIBIT “B-2”	Conceptual Site Plan for Cabrillo Business Park
EXHIBIT “C”	Description of Lots; Schedule of Maximum Floor Areas
EXHIBIT “D”	Schedule of Deemed Land Area, Allocated Common Parking
Spaces And Common Area Maintenance Percentages

850722.05/OC
88888-154/2-2-09/dww/dww

DECLARATION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

AND GRANT AND RESERVATION OF EASEMENTS FOR

CABRILLO BUSINESS PARK

This DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT AND RESERVATION OF EASEMENTS FOR CABRILLO BUSINESS PARK is made as of February _, 2009, by SANTA BARBARA REALTY HOLDING COMPANY, LLC, a Delaware limited liability company (“Declarant”) with reference to the following:

R E C I T A L S :

A.Declarant is the owner of certain real property located in the City of Goleta (“City”), County of Santa Barbara (“County”), State of California, consisting of approximately 92.25 acres of land and improvements commonly known as “Cabrillo Business Park” and more particularly described on Exhibit “A” attached hereto (herein, the “Property”).

B.Declarant intends to subdivide the Property into as many as twenty two (22) or more (subject to approval by the City) legal lots substantially as shown on Vesting Tentative Tract Map No. 37-SB-TM (the “Tentative Map”), presently designated and referred to on the Tentative Map and herein as Lots 1 through 22. Each of Lots 1 through 22 and any further or other subdivision of the Property or such Lots into additional or different legal lots are referred to individually as a “Lot” and any two or more Lots and all Lots comprising the Property from time to time may be referred to herein collectively as “Lots”. Declarant may accomplish such subdivisions in phases by recording final maps based on the Tentative Map as to one or more of such Lots. Declarant intends that the provisions of this Declaration be restrictive covenants made pursuant to §1468 of the California Civil Code, and that this Declaration will inure to the mutual benefit of and be binding upon each of the Lots within the Project, as well as the Declarant and the respective successor Owners (as hereinafter defined) of each of the Lots in the Project during their respective periods of ownership.

C.Declarant intends to develop and operate the Property as a commercial common interest development described in §1351(k) of the California Civil Code as a “Planned Development” and to sell, lease or otherwise convey portions of the Property to various individuals or entities for purposes compatible with such development and operation. The Property, together with all Improvements (as hereinafter defined) now or hereafter constructed upon the Property is referred to herein as the “Project”. A site plan showing the Project in its current state of development and reflecting the existing legal Lots comprising the Property as of January 1, 2009 is attached hereto as attached hereto as Exhibit “B-1” (the “Current Site Plan”) and a conceptual site plan showing the Project at projected complete build-out with all Lots presently contemplated for the Project is attached hereto as Exhibit “B-2” (the “Conceptual Site Plan”).

D.By this Declaration, Declarant intends to impose upon the Property mutually beneficial restrictions, in accordance with a general plan of improvement, in order to establish and provide a means of maintaining a high quality environment for the benefit of Declarant and all future owners and occupants of the Property and any and all portions thereof.

E.Terms which are capitalized in this Declaration and are not defined in the body of this Declaration appearing in Articles 1 through 26 are defined in the Definitions contained in Article 27.

NOW, THEREFORE, Declarant hereby declares that the Property and each portion thereof is and shall be held, owned, conveyed, sold, mortgaged, encumbered, leased, developed, improved, used and occupied subject to this Declaration and the limitations, covenants, conditions, restrictions, easements, liens and charges set forth herein, all of which are equitable servitudes and shall run with the title to the Property and shall be binding on and inure to the benefit of all parties having or acquiring any right, title or interest in the Property or any portion thereof, and their respective heirs, successors and assigns. The purpose of this Declaration is to enhance and protect, and provide a means of controlling and maintaining, the value, desirability and attractiveness of the Property and every portion thereof, for the benefit of Declarant and every owner, in accordance with a general plan of subdivision, development and improvement.

ARTICLE 1

ASSOCIATION: MEMBERSHIP AND VOTING RIGHTS IN ASSOCIATION

1.1Organization of Association. It is intended that California Civil Code Section 1350 et seq. (the “Act”) apply to this Declaration and to the Project to the extent required by law. To the extent the Act is applicable to the Project, the Project shall be a planned development type of common interest subdivision. Declarant, in its good faith yet absolute judgment shall determine if the Act applies. In addition, Declarant may either elect to (i) form the Association and comply with the terms of the Act notwithstanding that the Act may or does not apply to the Project, or (ii) to the extent the Act may be validly waived, waive the Act, in whole or in part, as it may apply to the Project. At any time after the date of this Declaration, Declarant may cause the Association to be formed and take such steps as may be necessary or appropriate in connection with such formation including, subject to all the provisions of this Section 1.1, the preparation, execution, and filing of the Articles and Bylaws of the Association and the making of all other appropriate filings for the following purposes: (i) assuming any or all of the rights and obligations of Declarant and Operator under this Declaration; and/or (ii) exercising any or all of the duties and powers of Declarant and Operator, in the Articles and the Bylaws (hereafter, this Declaration, the Articles and the Bylaws may sometimes be referred to collectively as the “Governing Documents”). The Association, when formed, shall be incorporated under the name of CABRILLO BUSINESS PARK OWNERS ASSOCIATION, as a corporation not for profit under the Nonprofit Mutual Benefit Corporation Law of the State of California, as required by Section 1363 of the California Civil Code. All costs of formation and operation of the Association shall be Common Expenses.

1.2Duties and Powers. The duties and powers of the Association are those set forth in this Declaration and in the Articles and Bylaws, together with its general and implied powers of a nonprofit corporation, generally to do any and all things that a corporation organized under the Laws of the State of California may lawfully do which are necessary or proper, in operating for the peace, health, comfort, safety and general welfare of its Members, subject only to the limitations upon the exercise of such powers as are expressly set forth in the Articles, the Bylaws and in this Declaration. The Association shall make available for inspection by any prospective purchaser of a Lot, any Owner of a Lot, and the Beneficiaries, insurers and guarantors of the first Mortgage on any Lot, current copies of the Declaration, the Articles of Incorporation, the Bylaws, the Rules and Regulations and all other books, records, and financial statements of the Association.

1.3Membership. Every Owner of a Lot which is subject to assessment by the Association (even if assessments have not yet commenced with respect to such Lot) shall be a Member of the Association. Membership shall be appurtenant to ownership of any Lot subject to assessment, and membership shall not be separated from such ownership or transferred, pledged or alienated in any way, except that an Owner, upon giving written notice to the Association, may, at its option, grant to an Occupant which satisfies the requirements of an Owner under the definition of Owner in Article 27, a power coupled with an interest to act as the Owner's agent in all matters relating to the Association; any such power shall automatically terminate upon expiration of such Occupant's lease or the earlier termination of such Occupant's tenancy for any reason. Any attempt to transfer a membership in violation of this Section shall be void and shall not be reflected in the books and records of the Association.

1.4Transfer. The Association membership held by any Owner of a Lot shall not be transferred, pledged or alienated in any way, except upon the sale or encumbrance of such Owner's Lot, and then only to the purchaser or Mortgagee of such Lot. Any attempt to make a prohibited transfer is void, and will not be reflected upon the books and records of the Association. A Class A Member (as defined below) who has sold such Member's Lot to a contract purchaser under an agreement to purchase shall be entitled to delegate to such contract purchaser his membership rights in the Association. Such delegation shall be in writing and shall be delivered to the Board before such contract purchaser may vote. The contract seller shall be liable for all charges and assessments which are assessed against his Lot up to the date on which fee title to the Lot sold is transferred. If the Owner of any Lot should fail or refuse to transfer the membership registered in his name to the purchaser of such Lot upon transfer of fee title thereto, the Board of Directors shall have the right to record the transfer upon the books of the Association. Until satisfactory evidence of such transfer has been presented to the Board, the purchaser shall not be entitled to cast the votes attributable to such Lot at meetings of the Association. The Association may levy a reasonable transfer fee against such purchaser (which fee shall be added to the Annual Assessment chargeable to such new Owner) to reimburse the Association for the administrative cost of transferring the membership to the new Owner on the records of the Association.

1.5Voting Rights. The Association shall have two (2) classes of voting membership as follows:

Class A.Class A Members shall be all Owners of Building Lots. Each Class A Member shall from time to time be entitled (with respect to each Building Lot owned by such Member) to cast two (2) votes for each 1,000 square feet of Maximum Floor Area which is allocable to such Owner's Lot.

When more than one Person holds an interest in any Building Lot, all such Persons shall be Members. The vote for such Building Lot shall be exercised in accordance with Section 1.6 below.

Class B.The Class B Member shall be Declarant and/or its Affiliate if Declarant transfers any Lot to such Affiliate, so long as Declarant and/or Declarant’s Affiliate owns any interest in a Lot or until Class B membership ceases. The Class B Member shall be entitled to cast 10,000 votes. If the Class B membership is comprised of more than one member, all decisions of the Class B membership under this Declaration shall require unanimous consent of the Class B members. The Class B membership shall cease when Declarant and its Affiliates, no longer own any interest (including but not limited to any security interest) in Lots or upon the earlier recording of an amendment to this Declaration, executed solely by Declarant, and/or its Affiliate if Declarant transfers any Lot to such Affiliate, stating that the Class B membership has ceased. If an affiliated entity succeeds to the Declarant's or its Affiliate's ownership interest in all or any portion of the Project, then such entity shall succeed to the Class B member voting rights of Declarant as it pertains to the portion of the Project owned by the entity.

1.6Vote Distribution. All voting rights shall be subject to the restrictions and limitations provided in this Declaration and in the Articles and Bylaws. When more than one Person holds an interest or interests in any Lot (“Co-Owner”), all such Co-Owners shall be Members and may attend any meetings of the Association, but only one such Co-Owner shall be entitled to exercise the votes to which the Lot is entitled. Such Co-Owners may from time to time all designate in writing one of their number to vote. Fractional votes shall not be allowed, and the Class A votes for each Lot shall be exercised, if at all, as a unit. Where no voting Co-Owner is designated or if such designation has been revoked, the votes for such Lot shall be exercised as the majority of the Co-Owners of the Lot mutually agree. Unless the Board receives a written objection from a Co-Owner, it shall be presumed that the corresponding voting Co-Owner is acting with the consent of his or her Co-Owners. No votes shall be cast for any Lot where the Co-Owners present in person or by proxy owning the majority interests in such Lot cannot agree to said votes or other action. The nonvoting Co-Owner or Co-Owners shall be jointly and severally responsible for all of the obligations imposed upon the jointly owned Lot and shall be entitled to all other benefits of ownership. All agreements and determinations lawfully made by the Association in accordance with the voting percentages established herein, or in the Bylaws, shall be deemed to be binding on all Owners, their successors and assigns.

1.7Powers. The Association shall have the following powers, rights and duties, in addition to those provided elsewhere in this Declaration, the Articles and the Bylaws and those powers granted to a nonprofit mutual benefit corporation pursuant to the California Corporations Code:

(a)Acquisition of Property. The Association shall have the power to acquire (by gift, purchase or otherwise), own, hold, improve, operate, maintain, convey, sell, lease, transfer, dedicate for public use or otherwise dispose of real or personal property, including, without limitation, all Common Area Lots within the Project, in connection with the affairs of the Association.

(b)Assessments, Liens. The Association, acting as Operator through its Board, shall have the power to levy and collect assessments pursuant to Article 2 and to perfect and enforce liens in accordance with the provisions of Article 2.

(c)Contracts. The Association, acting as Operator through its Board, shall have the power to contract for goods and/or services for the Common Areas or for the performance of any power or duty of the Operator under this Declaration, subject to limitations set forth elsewhere in this Declaration, the Articles or the Bylaws. The Association's power to contract shall include, but is not limited to, the right to enter into agreements with one or more other owners' associations for the purposes described in this Section.

(d)Delegation. The Association shall have the power to delegate its authority and powers to committees, officers or employees of the Association.

(e)Enforcement. The Association, as Operator through its Board, shall have the power to enforce this Declaration pursuant to the provisions hereof.

(f)Security Services. The Association, acting as Operator through its Board, shall have the power to provide, or to contract for the provision of, security patrols or other security measures, or both, as the Board deems necessary.

(g) Water Service. The Association, acting as Operator through its Board, shall have the power to contract with the GWD to retain and obtain water service to the Project at the point of the two (2) existing main water meters which serve the Project. The Association, acting as Operator through its Board, shall have the power to administer the distribution of water service obtained by the Association from GWD throughout the Project through such Common Water Lines and Private Water Lines as the Association may deem necessary and appropriate for the further development and operation of the Project, which shall include without limitation the power to install, maintain, repair and replace Common Water Lines and Private Water Lines within the Project. The Association, acting as Operator through its Board, shall have the power to assess Regular Assessments against all Owners in the Project for Common Water Costs for water service provided by the Operator through Common Water Lines in the Project and the power to assess Special Assessments to each Owner for Private Water Costs for water service provided by the Operator to such Owner's Lot and such Owner's Buildings situated on such Owner's Lot through Private Water Lines.

(h)Variances. The Association, acting as Operator through its Board, shall have the power to grant reasonable variances from the provisions of this Declaration from time to time, as the Board may deem, in its sole discretion, to be in the best interests of the Project, in order to overcome practical difficulties and to prevent unnecessary hardship in the application of the provisions contained herein; provided, however, that: (a) a variance shall not materially affect any of the Lots or Improvements in the Project; and (b) the Owner seeking the variance shall otherwise be subject to and conform with all applicable Laws and requirements. No variance granted pursuant to the authority granted herein shall constitute a waiver of any provision of this Declaration as applied to any person or real property.

1.8 Initial Board of Directors. The initial Board of Directors of the Association shall consist of three (3) directors appointed by Declarant upon the incorporation of the Association and shall hold office until the initial Board calls the first annual meeting of Members pursuant to Section 1.11 below.

1.9 Subsequent Board of Directors. At the first annual meeting of Members, the initial Board of Directors shall be ratified and confirmed to serve until the next annual meeting or a new Board consisting of three directors shall be elected, and such Board shall serve until the next annual meeting. At each subsequent annual meeting of Members, a new Board consisting of three directors shall be elected, and such Board shall serve until the next annual meeting. The Bylaws may provide for staggered terms and lengths of terms for directors different from those initially set forth in this Declaration and may provide for a greater or lesser number of directors than set forth herein; provided, however, in no event shall there be more than seven (7) directors or less than three (3) directors. The Board shall undertake all duties and responsibilities of the Association and the management and conduct of the affairs thereof, except as expressly reserved herein to a vote of the Members.

1.10 Personal Liability. No member of the Board, or of any committee of the Association, or any officer or manager of the Association shall be personally liable to any Owner, or to any other party, including the Association, for any damage, loss or prejudice suffered or claimed on account of any act, omission, error or negligence of any such Person.

1.11 Annual Membership Meetings. The initial Board may call the first annual meeting of Members at any time after the Association has been formed. Thereafter, the Association shall hold an annual meeting of the Members in accordance with the Bylaws of the Association.

1.12 Pre-Association Powers of Declarant. For purposes of this Article 1, the Association shall not be deemed formed until it is incorporated and the Board has been appointed or elected. Until such time as the Association has been formed, Declarant shall be entitled to exercise all rights and powers the Association would have when formed, as provided in this Declaration, and of an association formed in accordance with the requirements of the Act, including, but not limited to, the right to levy and enforce the payment of Assessments pursuant to the terms of the Act.

ARTICLE 2

COVENANT FOR PAYMENT OF ASSESSMENTS

2.1 Creation of Lien and Personal Obligation for Assessments. Each Owner, for each Lot owned which is subject to assessment hereunder, hereby covenants and agrees, and by acceptance of a deed therefor, whether or not it shall be expressed in such deed, is deemed to covenant and agree to pay to the Operator: (a) annual Regular Assessments described in Section 2.5 for the periodic maintenance, repair and replacement of all Common Areas and for the reimbursement of the Operator for all manner of Common Expenses incurred by the Operator including, without limitation, for Common Water Costs; (b) Special Assessments described in Section 2.6, including, without limitation, for Private Water Costs; (c) Reimbursement Assessments described in Section 2.7; and (d) such other assessments which the Operator is authorized to levy pursuant to this Declaration, such assessments to be established and collected as provided in this Declaration. Assessments, together with interest pursuant to Section 2.8, reasonable collection costs and attorneys’ fees, shall (except as otherwise provided in Section 2.10) be a charge on the Lot and shall be a continuing lien upon the Lot against which each such assessment is made, the lien to be effective upon recordation of a notice of delinquent assessment. Each such assessment, together with interest pursuant to Section 2.8, reasonable collection costs and attorneys' fees, shall also be the personal obligation of the Person who was the Owner of such Lot at the time the assessment fell due. If more than one Person is the Owner of a Lot subject to assessment, the personal obligation to pay such assessment shall be joint and several. The personal obligation for delinquent assessments shall not pass to an Owner’s successors in title, however, unless expressly assumed by them, but any lien established hereunder shall remain a charge against the Lot except as set forth in Section 2.12.

2.2 Purpose of Assessments. The assessments levied by the Operator shall be used exclusively to pay Common Expenses and Common Parking Expenses (as defined in Article 27), to reimburse the Operator for the costs incurred in bringing an Owner into compliance with the Project Documents and only for such other purposes as are expressly set forth in this Declaration.

2.3 Budgets. At least thirty (30) days prior to the date for commencement of Regular Assessments pursuant to Section 2.5, and at least thirty (30) days prior to the commencement of each calendar year thereafter, the Operator shall prepare or cause to be prepared and shall distribute to all Owners a pro forma operating budget (“Budget”) for such first or successive calendar year setting forth the estimated revenue and expenses on an accrual basis. The Budget shall include a reasonable allowance for contingencies, replacements and reserves. Until the first organizational meeting of the Association is held, Declarant shall have full authority to establish and determine the amount of Regular Assessments. Thereafter, Regular Assessments shall be determined by the Association through its Board as provided herein. Once the Association has been formed, the Operator shall deliver, together with each annual Budget: (a) notice of the Members’ right to obtain copies of minutes of Board meetings, to the extent required under California CIVIL CODE Section 1363; and (b) the summary of the provisions of California CIVIL CODE Section 1354, as required by such Section.

2.4 Lots Subject to Assessment; Allocation of Assessments. Except as provided below, all Lots within the Project are subject to Regular Assessments and to Special Assessments.

(a) Lots 3, 8, 11 and 12 and other Exclusive Use Area Expenses. All Exclusive Use Area Expenses shall be paid directly by the Owner(s) entitled to the use and benefit of such Exclusive Use Area(s), but to the extent any such Exclusive Use Area Expenses are administered and incurred by the Operator they shall be assessed by the Operator to the Owner(s) entitled to the use and benefit of such Exclusive Use Area(s) as a Regular Assessment To the extent any such Exclusive Use Area(s) is (are) shared by more than one Owner as reasonably determined by the Operator, the Owners entitled to the use and benefit of such Exclusive Use Area(s) shall share all Exclusive Use Expenses attributable to such Exclusive Use Area(s) on an equitable basis based upon the respective usage of or benefits derived from such Exclusive Use Area and Exclusive Use Area Improvements as determined by the Operator or by mutual agreement of such Owners. Without limiting the foregoing, and by way of example, all costs and expenses incurred by the Operator and not directly paid for by the Owners or Occupants of Lots 3, 8, 11 or 12, respectively, for their Exclusive Parking Areas, shall be assessed solely to the Owner(s) of such Lots, as applicable, as Exclusive Use Area Expenses of such Owner(s), respectively.

(b) Common Expenses. Except as otherwise provided in this Declaration, including, without limitation, as to assessments pertaining to Exclusive Use Area Expenses, certain Common Expenses attributable to Common Utility Lines, including Common Water Lines, and Common Parking Expenses, and except for Reimbursement Assessments described in Section 2.7, all Regular Assessments and Special Assessments shall be allocated pro rata among all Building Lot Owners entitled to use the Common Areas in question, with each Building Lot Owner's share to be a fraction, the numerator of which shall be the “Deemed Area of Land” for each such Owner's Building Lot, and the denominator of which shall be the sum of the various numerators for all Owners of Building Lots entitled to use such Common Areas (which shall specifically exclude the acreage of the Common Area Lots and all public dedications). The Deemed Area of Land for each Building Lot for all purposes of this Declaration shall mean the actual acreage of the Building Lot in question (as set forth on Exhibit “C”), plus the area of additional land, if any, which is attributable to parking areas allocated for use by the Owner, Occupants and Permittees of such Building Lot by easement from another Building Lot in the Project, and less the land area, if any, which is located upon such Building Lot and which is allocated by easement for parking use by the Owners, Occupants and Permittees of another Building Lot in the Project. Exhibit “D” attached hereto sets forth, among other things, the Deemed Area of Land allocated to each Building Lot as of the date of recordation of this Declaration which is based upon the pending amended development plan for the Project. The Deemed Area of Land for each Building Lot shall be adjusted to reflect any changes to the amended development plan for the Project once approved by the City and recorded.

(c) Common Parking Expenses. Regular Assessments and Special Assessments for Common Parking Expenses (including Real Property Taxes and insurance attributable to Common Parking Areas) shall be allocated pro rata among all Building Lot Owners entitled to use the Common Parking Areas in question, with each Owner's share to be a fraction, the numerator of which shall be the total number of Allocated Parking Spaces within such Common Parking Areas which are allocated to the Building Lot(s) owned by such Owner and the denominator of which shall be the sum of the various numerators of all such Allocated Parking Spaces for all Owners of Building Lots entitled to use such Common Parking Areas. The Allocated Parking Spaces for each Building Lot are set forth on Exhibit “D” attached hereto. Regular Assessments and Special Assessments for Common Parking Areas shall commence with respect to each Building Lot upon the later of completion of the Common Parking Improvements required to serve such Building Lot or issuance of a certificate of occupancy or other equivalent authorization for occupancy for the Building constructed upon such Building Lot.

(d) Trash Removal. The cost of Common Area trash and rubbish removal, if any, shall be allocated pro rata as equitably determined by the Operator among all Owners who share in such trash removal services, based upon Floor Area of all constructed Buildings of all such Owners sharing in such trash removal services. Trash and rubbish removal for each Building shall be coordinated and paid individually by the Owners of such Buildings as Exclusive Use Area Expenses. Regular Assessments and Special Assessments for Common trash removal services shall commence with respect to each Building Lot upon the issuance of a certificate of occupancy or other equivalent authorization for occupancy for the Building constructed upon such Building Lot.

(e) Common Utility Expenses and Common Water Costs. Common Expenses attributable to Common Utility Lines, including Common Water Lines, which, in the Operator’s reasonable judgment, are fairly allocable to the servicing of Common Areas and Common Area Improvements shall be allocated pro rata among all Building Lot Owners entitled to use the Common Utility Lines and Common Water Lines in question, with each Building Lot Owner's share to be a fraction, the numerator of which shall be the Floor Area of all Buildings actually constructed upon such Owner’s Building Lot, and the denominator of which shall be the sum of the various numerators for all Owners of Buildings entitled to use such Common Areas and Common Area Improvements. The remaining cost of maintaining, repairing and replacing Common Utility Lines, including Common Water Lines, shall be allocated directly to and paid by the Owner or Owners whose Building(s) is (are) served by such Common Utility Lines or Common Water Lines, or, if more than one Owner, to such user Owners in such proportion as is set forth in a separate recorded agreement executed by such Owners and furnished to the Operator or pursuant to the Operator's measurement of metered usage by such Owners or such utilities or water. If there are two (2) or more user Owners, then unless and until the Operator is provided with such a separate agreement, or installs separate metering devices to measure usage by such Owners, the Operator shall allocate the cost of the Common Utility Lines or Common Water Lines on an equitable basis among all of the benefited Owners as reasonably determined by the Operator. By way of illustration, pursuant to such pro rata allocation, if two (2) Buildings were serviced by one Common Utility Line or Common Water Line, each such Building Lot Owner would be responsible for one-half (1/2) of the cost thereof. Regular Assessments and Special Assessments for Common Utility Expenses shall commence upon the recordation of the Final Map which contains such Building Lot.

(f) Real Property Taxes. Real Property Taxes attributable to Common Area Lots (which shall be distinguished from Real Property Taxes attributable to Common Areas situated upon Building Lots) shall be allocated pro rata among all Owners of Building Lots, with each Building Lot Owner's share to be a fraction, the numerator of which shall be the Deemed Area of Land for each such Owner’s Building Lot, and the denominator of which shall be the sum of the various numerators for all Owners of Building Lots entitled to use such Common Areas (which shall specifically exclude the acreage of the Common Area Lots and all public dedications, it being intended that the property value, if any, of any Common Area Lots and areas of public dedication be allocated by the taxing authority ratably as part of the property value of all Building Lots within the Project). Real Property Taxes attributable to Common Area Lots shall consist of all Real Property Taxes attributable to land and Improvements located upon the Property exclusive of Real Property Taxes attributable to (i) Building Lots and all Improvements located thereon; and (ii) any undeveloped portion of the Property until such time as Declarant or its successor has designated such undeveloped portion as a “Common Area Lot” and such property has been improved with Common Area Improvements and a certificate of occupancy or other governmental approval authorizing use of such Common Area Improvements has been issued. Real Property Taxes attributable to Common Parking Areas shall be allocated and paid as provided in Section 2.4(c) above. Regular Assessments and Special Assessments for Real Property Taxes attributable to Common Area Lots shall commence with respect to each Building Lot upon the recordation of the Final Map which contains such Building Lot.

(g) Building Lot Real Property Taxes, Repairs and Insurance. The payment of Real Property Taxes attributable to any Building Lot and all Improvements thereon (including, without limitation, Common Area Improvements thereon, if any, and Real Property Taxes for Common Area Lots which have been allocated to such Building Lot as provided herein), costs of repairs and maintenance and all insurance premiums for policies covering the same shall be paid directly by the Owner of such Building Lot as provided in this Declaration.

2.5 Regular Assessments.

(a) Purpose. Regular Assessments shall be used only to defray Common Expenses including Common Parking Expenses and Common Water Costs.

(b) Date of Commencement of Regular Assessments; Due Dates. Regular Assessments for all existing Buildings located upon Building Lots shall commence as of the recordation of this Declaration. The Owner(s) of any undeveloped Building Lots shall pay all costs and expenses for maintenance and repair of such undeveloped Building Lots without contribution from any other Owners and shall pay all Common Expenses, Real Property Taxes, utility costs, if any, and insurance costs attributable to such undeveloped Building Lots (including the prorata share of Common Area Lot Real Property Taxes which are allocated to such Building Lots), commencing upon recordation of the Final Map which contains such Building Lot, but such Building Lot Owners shall not pay any Regular Assessments for Common Parking Expenses or Common Area trash removal until the applicable commencement of such Assessments for such Owner as provided in Sections 2.4(c) or (d) above. Once a certificate of occupancy or other equivalent authorization for occupancy shall be issued for a new Building upon a Building Lot and all required Exclusive Parking Areas or Common Parking Areas for such Building have been completed, the Owner of the Building Lot upon which such Building has been constructed shall become obligated to pay to the Operator such Owner’s pro rata share of all Regular Assessments and other Assessments payable pursuant to this Declaration including Assessments for Common Parking Expenses and Common Area trash removal, as applicable in accordance with the applicable pro rata share allocation as provided in this Article 2. The first Regular Assessments shall be adjusted according to the number of months remaining in the calendar year in which such assessments commence and shall be prorated for any partial month (on the basis of a 30-day month). The Operator shall fix the amount of the Regular Assessment against each Lot at least thirty (30) days in advance of each Regular Assessment period and shall provide written notice of such Regular Assessments to every Owner of a Lot subject thereto.

(c) Failure to Fix Regular Assessments. The omission by the Operator to fix the Regular Assessments hereunder before the expiration of any calendar year, for the next year, shall not be deemed either a waiver or modification of any provisions of this Declaration or a release of any Owner from the obligation to pay the assessments or any installment thereof for that or any subsequent year, and the Regular Assessment fixed for the preceding year shall continue until new Regular Assessments are fixed.

(d) Revised Regular Assessment. If the Operator reasonably determines that the Regular Assessment established for any year is, or will become, insufficient to meet all Common Expenses, it may determine the approximate amount of such deficiency and revise the amount of the Regular Assessments for each Owner for the balance of such year to reduce or avoid the deficiency. After the end of each calendar year, the Operator shall cause an accounting to be made of all Common Expenses for such year and the amount of Regular Assessments and any Special Assessments paid for such year. If the Regular Assessments and any Special Assessments collected exceed the Common Expenses, the Operator may refund the excess to Owners, or apply such excess toward Regular Assessments next becoming due from Owners, in either event in the same proportion as the Regular Assessments were paid.

(e) Payment of Assessments. Regular Assessments shall be due and payable by the Owners to the Association in advance in equal monthly installments, on or before the first (1st) day of each month of each calendar year, or in such other manner as the Operator shall designate.

2.6 Special Assessments.

(a) Purpose. Special Assessments may be levied by the Operator:

(i) If the Operator determines that the Regular Assessments are or will be insufficient to defray actual Common Expenses for a given year due to unanticipated delinquencies or cost increases or as Reconstruction Assessments for unexpected repairs, replacements or reconstruction of any Improvements in those Common Areas maintained by the Operator;

(ii) If funds are otherwise required for any authorized activity of the Operator; or

(iii) As Capital Improvement Assessments, for the purpose of defraying, in whole or in part, the cost of construction of any capital improvements within the Common Areas (excluding Exclusive Use Areas) deemed reasonably necessary by the Operator for the benefit of the Project, provided that any such capital improvement assessment in excess of five percent (5%) of all Regular Assessments budgeted for that calendar year, except for those necessary for compliance with the Americans With Disabilities Act, shall require approval by the vote or written consent of Members holding a majority of the voting power of the Association Members, and the Declarant for so long as Declarant owns any portion of the Project; or

(iv) For Private Water Costs.

(b) Establishment. The Operator shall determine the approximate amount necessary to defray the expenses set forth in Section 2.7(a) which shall be assessed against the Owners as a Special Assessment; provided, however, that the Operator may, in its discretion, prorate such Special Assessment over the remaining months of the calendar year or levy the full assessment immediately against each Lot subject to assessment. Special Assessments may be assessed against an individual Lot or Lots or fewer than all Lots in the Project in the reasonable discretion of the Operator based upon an equitable allocation of the Private Water Costs or Common Expenses comprising such Special Assessments to the Lots which are benefited by such Common Expenses. Any Special Assessment in excess of ten percent (10%) of the budgeted Regular Assessments of the Operator for the calendar year in which a Special Assessment is levied shall require approval by Members holding a majority of the voting power of the Association Members, and the Declarant for so long as Declarant owns any portion of the Project.

(c) Payment of Assessments. Special Assessments shall be due and payable within thirty (30) days after a Member receives written notice from the Operator specifying the amount of the Special Assessment, unless the Operator specifies in such notice a later date for payment, provided in no event shall any Owner be liable for any Special Assessments until its obligation to pay Regular Assessments shall have commenced hereunder.

2.7 Reimbursement Assessment. The Operator may also impose a Reimbursement Assessment against any Owner to reimburse the Operator for costs incurred in bringing the Owner and the Owner's Lot into compliance with the provisions of this Declaration, the Articles, Bylaws and rules and regulations of the Association, if any, which assessment may be imposed by the Operator after notice and an opportunity for a hearing which satisfy the requirements of § 7341 of the California Corporations Code, as set forth in the Bylaws.

2.8 Effect of Non-Payment of Assessments: Remedies of the Operator. Any assessment against an Owner and its Lot made in accordance with this Declaration shall be a debt of the Owner of the Lot from the time the assessment is due. Any assessment not paid within thirty (30) days after the due date shall bear interest from thirty (30) days following the due date at the rate of the greater of (a) twelve percent (12%) per annum, or (b) two percent (2%) per annum over the Prime Rate published in the California Edition of the Wall Street Journal most recently before the due date, or the maximum amount permitted by applicable law. The Operator may bring an action at law against the Owner personally obligated to pay the assessment, and in addition thereto, or in lieu thereof, may foreclose the lien against the Lot.

Any assessment not paid within fifteen (15) days after the due date shall be delinquent. The amount of any such delinquent assessment plus costs of collection, late charges, interest and attorneys' fees, shall be and become a lien upon the Lot when the Operator causes to be recorded in the Office of the County Recorder of Santa Barbara County, California, a Notice of Delinquent Assessment, which shall state the amount of such delinquent assessment and such other charges thereon as may be authorized by this Declaration, a description of the Lot against which the same has been assessed, the name of the record Owner of the Lot and, in order for the lien to be foreclosed by non-judicial foreclosure, the name and address of the trustee authorized by the Operator to enforce the lien by sale. The Notice of Delinquent Assessment shall be signed by the person designated by the Operator for that purpose or, if no one is designated, by Declarant or the President of the Association. Upon payment of the delinquent assessment and charges in connection with which the Notice of Delinquent Assessment has been recorded, or other satisfaction thereof, the Operator shall cause to be recorded a further notice stating the satisfaction and the release of the lien thereof. Such lien may be enforced by sale by the Operator after failure of the Owner to pay such assessment in accordance with its terms, such sale to be conducted in accordance with the provisions of §2924, §2924b and §2924c of the California Civil Code applicable to the exercise of powers of sale in mortgages or in any other manner permitted by law. The Operator shall have the power to purchase the Lot at the foreclosure sale and to hold, lease, mortgage and convey the same. Suit to recover a money judgment for unpaid assessments, interest and attorney’s fees may be commenced and maintained without foreclosing or waiving the lien securing the same. Any sale or transfer of any Lot pursuant to this Section 2.8 shall not disturb the possession, or otherwise diminish the rights or enlarge the obligations, of any Occupant under any then-existing lease.

2.9 Right of Owner to Audit Books and Records of Operator. Each year, each Owner shall have the right, exercisable by delivering ten (10) days advance written notice to the Operator, to have conducted, at such Owner's cost and expense, one (1) audit of the Operator's books and records pertaining to the operation of the Project. Any such audit may encompass any or all of the three (3) previous years of the operation of the Project; provided, however, any Owner shall be entitled to audit any given year only once. If any such audit discloses any error in the determination of the proportionate share of Regular Assessments of any Owner or in the composition of any cost comprising the Regular Assessments: (a) an appropriate adjustment shall be made promptly between the Owner(s) and the Operator to correct the error; and (b) if the error is greater than ten percent (10%) of the auditing Owner’s actual proportionate share of the Regular Assessments, then the Operator shall reimburse the auditing Owner for the reasonable auditor's fees and costs incurred by the auditing Owner in having the audit performed.

2.10 Subordination of the Lien to Mortgages. The lien of any assessment levied upon a Lot pursuant to this Declaration shall be subordinate and subject to the lien of any Mortgage now or hereafter placed upon such Lot, which has been made in good faith and for value and recorded prior to the recordation of any such assessed lien, and the sale or transfer of such Lot pursuant to judicial or nonjudicial foreclosure of a prior Mortgage shall extinguish the lien of such assessments as to payments which became due prior to such sale or transfer; provided, however, that Owner shall continue to remain personally liable for the assessment. No sale or transfer shall relieve such Lot from lien rights for any assessments thereafter becoming due. Where the Mortgagee of a prior Mortgage or other purchaser of a Lot obtains title to the same as a result of foreclosure, such acquirer of title, its successors and assigns, shall not be liable for the share of assessments chargeable to such Lot which became due prior to the acquisition of title to such Lot by such acquirer.

2.11 Estoppel Certificate. The Operator shall furnish or cause an appropriate officer to furnish, within ten (10) days of a written demand by any person, a certificate signed by an officer of the Operator setting forth whether the assessments on a specified Lot have been paid. A properly signed certificate of the Operator with respect to the status of assessments on a Lot is binding upon the Operator as of the date of its issuance.

2.12 Personal Liability of Owner. No Owner may exempt itself from personal liability for assessments, nor any part thereof, levied by the Operator, nor release the Lot it owns from the liens and charges of assessments pursuant to this Declaration, by waiving the use and enjoyment of the Common Areas and facilities thereof, or by abandonment of its Lot(s).

2.13 No Offsets. All assessments shall be payable in the amounts specified by that particular assessment, and no offsets against such amount shall be permitted for any reasons, including, without limitation, a claim that the Operator is not properly exercising its duties of maintenance, operation or enforcement.

2.14 Transfer of Property. After transfer of any Lot within the Project, the transferring Owner shall not be liable for any assessment levied on such Owner’s prior Lot after the date such Lot is transferred and written notice of such transfer is delivered to the Operator. The transferring Owner shall remain responsible for all assessments and charges levied on its Lot prior to any such transfer.

ARTICLE 3

ARCHITECTURAL AND DEVELOPMENT REVIEW COMMITTEE

3.1 General Control over Property. Declarant shall initially exercise all of the rights and powers of the Committee set forth in this Declaration (including, without limitation, under Article 6 hereof), unless and until any or all of such rights and powers are assigned by Declarant as provided in this Declaration. After formation of the Association, when Declarant's rights are assigned by Declarant to the Committee as provided in this Declaration, any consent or approval previously given by Declarant in the exercise of such rights and powers shall be binding upon the Committee and all Owners. Declarant and Committee shall follow the basic procedures for granting or denying approvals, as set forth in this Article 3, unless otherwise provided in a Supplemental Declaration (as defined in Article 14), a deed or lease of a Lot reflecting a conveyance from Declarant. Whenever this Declaration requires any matter to be approved by the Committee, such matter shall require approval by Declarant (in lieu of approval by the Committee) until such rights and powers are assigned by Declarant to the Committee pursuant to this Declaration. After such rights and powers have been so assigned to the Committee, the Committee's approval of such matters shall be required as set forth in this Declaration. Notwithstanding anything to the contrary contained in this Article 3, all Improvements within the Project shall be subject to review by the City of Goleta Design Review Board (the “City Design Review Board”) and any approvals granted by the Committee shall not be construed as approval by the City Design Review Board, nor shall approvals granted by the Design Review Board constitute approval by the Committee.

3.2 Assignment of Declarant’s Rights. Declarant may at any time, and from time to time, assign all or any portion of its rights in this Declaration with respect to all or any portion of the Properties to the Committee established in this Article. Unless and until Declarant assigns any of its rights to the Committee, Declarant may unilaterally (i.e., without approval of the Board of the Association, the Members or any other Owner) by Recorded instrument (i) reasonably amend from time to time the procedures for granting or denying approvals, as set forth in this Article 3, and (ii) terminate or modify the requirements for architectural review and approval by Declarant or the Committee as provided in this Declaration with respect to all or any portion of the Property in which event this Declaration shall remain in full force and effect except for the provisions so terminated or modified.

3.3 Members of Committee. The Architectural Review and Design Review Committee, sometimes referred to in this Declaration as the “Committee,” shall consist of three (3) members. The initial members of the Committee shall be representatives of Declarant. Declarant shall have the right and power at all times to appoint and remove a majority of the members of the Committee or to fill any vacancy of such majority until such time as Declarant's Class B membership voting rights shall cease as provided in Section 1.5; provided, however, that Declarant may, prior to such date, transfer Declarant's rights of appointment to the Owners of a majority of the Lots by Recorded instrument. In any event the Owners of a majority of the Lots may appoint and remove at least one (1) member of the Committee. After Declarant’s Class B membership voting rights cease or upon such earlier date as Declarant may have transferred Declarant's right to appoint a majority of the members of the Committee, the Owners shall have the power to appoint and remove all of the members of the Committee by vote of the Members. If and when Declarant assigns any of its rights to the

Committee, as provided in Section 3.2 above, the Committee shall begin to function as a committee. The Committee shall have the right and duty to promulgate reasonable standards against which to examine any request made pursuant to this Article, in order to ensure that the proposed plans conform harmoniously to the exterior design and existing materials of the Buildings in the Project. Association Board members may also serve as Committee members.

3.4 Removal. The right to remove any member or alternate member of the Committee shall be and is hereby vested solely in the Declarant until such time as Declarant shall transfer and assign such rights to the Association, at which time, the Association, through its Board shall possess such rights.

3.5 Terms of Office. The term of all Committee members appointed shall be one (1) year. Any new member appointed to replace a member who has resigned or has been removed shall serve such member's unexpired term. Members whose terms have expired may be reappointed.

3.6 Resignations: Vacancies. Any member of the Committee may, at any time, resign from the Committee upon written notice to Declarant and the Board.

3.7 Duties and Appeals. It shall be the duty of the Committee to perform the functions required of it pursuant to this Declaration; to consider and act upon each Application which is submitted to it pursuant to the terms of this Declaration; to enforce the Design Guidelines if any are adopted; and to perform all other duties delegated to it by the Operator or imposed upon it by this Declaration. Any Owner may appeal any decision of the Committee upon written notice to the Committee.
3.8 Meetings. The Committee shall meet as often as it, in its sole, absolute and unfettered discretion, considers necessary or proper to perform properly its duties and obligations pursuant to this Declaration. The vote, written consent or written approval of any two (2) members shall constitute an act by the Committee, unless the unanimous decision of its members is otherwise required pursuant to this Declaration. The Committee shall keep written records of all actions the Committee takes.

3.9 Design Guidelines. The Committee may, from time to time, and in its sole, absolute and unfettered discretion, adopt Design Guidelines and amend any Design Guidelines adopted by the Committee; provided, however, that no such amendment shall apply to any previously approved (or deemed approved) Improvement within the Project, and provided further that to the extent the City Design Review Board imposes more stringent design criteria than that adopted by the Committee in the Design Guidelines, the Design Review Board criteria shall control. The Design Guidelines may include (a) standards and procedures for Committee review; and (b) guidelines for Improvements, which may include, but not necessarily be limited to, guidelines for the architectural design of Improvements, site plans, floor plans and exterior elevations, the size and location of buildings (including setback requirements), the height of Buildings (including architectural features), the location and pitch of slopes, requirements for grading, excavation and drainage, the location and capacity of facilities for utilities, parking areas, loading areas and docks, trash areas (including compactor pads), Exclusive Use Areas, landscaping designs and irrigation plans, color schemes, signs, exterior lighting, and finishes and materials for use in the Project. Notwithstanding the foregoing, and notwithstanding anything in any Design Guidelines to the contrary (or which may be interpreted as being to the contrary), the following are exempt from the Design Guidelines: (i) Improvements existing or under construction on the date of recordation of this Declaration; (ii) Improvements for which the discretionary governmental approvals have been obtained from the City before the date of this Declaration; (iii) the repair, restoration and/or reconstruction of those Improvements identified in (i) and (ii) above in the event of partial or total destruction or damage thereof which is not intentionally caused by the Owner.

3.10 Variances. Subject to approval by the City of Goleta, Declarant or the Committee may authorize variances from compliance with any of the architectural provisions of this Declaration, including restrictions upon height, size, floor area or placement of structures, or similar restrictions, when circumstances such as topography, natural obstructions, hardship, aesthetic or environmental consideration may require. Such variances must be evidenced in writing and signed by an authorized representative of Declarant or the Committee. If such variances are granted, no violation of the covenants, conditions and restrictions contained in this Declaration shall be deemed to have occurred with respect to the matter for which the variance was granted. The granting of such a variance shall not operate to waive any of the terms and provisions of this Declaration for any purpose except as to the particular property and particular provision hereof covered by the variance, nor shall it affect in any way the Owner's obligation to comply with all Laws.

3.11 Design Review Fees; Compensation of Members. The Committee may establish and make available to the Owners reasonable procedural rules and may assess reasonable design review fees to defray the expenses of any and all architectural review. Such design review fees shall be imposed with respect to any submission of plans in connection with review of plans and specifications including, without limitation, the number of sets of plans to be submitted. The members of the Committee shall receive no compensation for services rendered, other than design review fees as provided herein and reimbursement for expenses incurred by them in the performance of their duties hereunder, which may include without limitation, fees for retention of professional architects, engineers and other design consultants to assist the Committee in the processing of plans and specifications and rendering of approvals and performance of the Committee’s duties under this Article 3.

ARTICLE 4

DUTIES AND POWERS OF OPERATOR

4.1 Operator Duties and Powers. Declarant shall initially exercise all of the rights and powers of the Operator set forth in this Declaration (including, without limitation, under Article 6 hereof), unless and until any or all of such rights and powers are assigned by Declarant as provided in this Declaration. After formation of the Association, if and when any or all of such rights are assigned by Declarant to the Association, any consent or approval previously given by Declarant in the exercise of such rights and powers as Operator shall be binding upon the Association and all Owners. The Operator shall be charged with the duties and shall have all the powers set forth in this Declaration, including, but not limited to, the following:

(a)Assessments. The Operator shall fix, levy, collect and enforce Assessments as described in Article 2.

(b)Common Areas. The Operator shall maintain, repair, replace, restore, operate, control and manage all Common Area Lots and all Common Areas of the Project wherever located and all facilities, Improvements and equipment located thereon, including without limitation, all Common Water Lines, Common Utility Lines, Common Landscaping and Common Parking Areas as further described in Article 8 below, except to the extent such maintenance has been assumed by a governmental agency or public or private utility, and except as otherwise set forth herein. The Operator may employ or contract with third party managers, employees or other persons to manage the Common Area Lots and other Project Common Areas on behalf of the Operator. The Owner of each Lot covenants and agrees to the foregoing and that it shall cooperate with the Operator in the administration of this Declaration. Nothing in this Section or elsewhere in this Declaration shall preclude or be interpreted as precluding the Operator from retaining a “managing agent” within the meaning of §1363.1 of the California Civil Code, as it may be amended or replaced from time to time, to perform all or any portion of the duties and responsibilities of the Operator. If the Operator so retains such a “managing agent,” then the “managing agent” and the Operator shall make all arrangements necessary or proper to ensure that funds accepted or received by the “managing agent” and belonging to the Operator are deposited and handled in compliance with §1363.2 of the California Civil Code, as it may be amended or replaced from time to time. The Operator may retain an affiliate of Declarant as managing agent and the Operator may contract for equipment, tools, supplies and other goods for the Common Area and may employ personnel necessary for the effective operation and maintenance of the Common Area.

(c)Exclusive Use Areas. To the extent, and only to the extent, the Operator assumes the obligations of any Owner(s) to maintain, repair, insure, replace, restore, operate, control and manage the Exclusive Use Area(s) of such Owner(s), including, without limitation, any Private Water Lines, the Operator shall maintain, repair, insure, replace, restore, operate, control and manage such Exclusive Use Area(s) and all Exclusive Use Improvements, as further described in Article 8 below, except to the extent such maintenance has been assumed by a governmental agency or public or private utility, and except as otherwise set forth herein. At the request of any Owners sharing rights to any Exclusive Use Areas, the Operator may, but shall not be obligated to, administer the operation of such Exclusive Use Areas as between the Owners entitled to use such Exclusive Use Areas and as between such Owners and all other Owners, Occupants and Permittees of the Project.

(d)Discharge of Liens. The Operator shall discharge by payment, if necessary, any lien against the Common Area Lots or any other Common Areas of the Project or any portion thereof, and, if placed thereon as a result of the action of an Owner or Owners, assess the cost thereof as a Reimbursement Assessment (as described in Section 2.7) to the Owner or Owners responsible therefor; provided, however, that such Owner or Owners shall be given notice of the lien and the proposed discharge at least fifteen (15) days prior to discharge by the Operator, any opportunity to be heard by the Operator, either orally or in writing, at least five (5) days prior to the proposed discharge and before a decisions to discharge is made.

(e)Payment of Expenses. The Operator shall pay all expenses and obligations incurred by the Operator in the conduct of its business, including, without limitation, all licenses, Common Expenses, Common Water Costs and Common Parking Expenses, costs of water to the Project provided by GWD, Real Property Taxes and governmental charges levied or imposed against any and all Common Area Lots.

(f)Adoption of Rules. The Operator may adopt reasonable, non-discriminatory “Rules and Regulations” not inconsistent with this Declaration. The Rules and Regulations shall relate to the use of the Common Area and all facilities thereon, and to the conduct of Occupants and Permittees with respect to the Project and the Owners. Such Rules and Regulations shall be binding upon all Occupants and Permittees.

(g)Access; Right of Entry. For the purpose of performing any act reasonably related to the performance by Operator of its responsibilities or the exercise by Operator of its rights hereunder, Operator and the agents or employees of Operator shall have the right after reasonable notice (except in cases of regular, routine maintenance and emergencies where no notice shall be necessary) to enter any Lot, whether or not within the Common Area. In addition, Operator and its authorized agents, representatives, assignees and employees, and the City and its authorized representatives shall have the right to enter upon and inspect any Lot and the exterior of any Building or Building Appurtenances for the purpose of ascertaining whether or not the provisions of this Declaration have been or are being complied with, and take whatever corrective action may be deemed necessary or proper, consistent with the provisions of this Declaration, and shall not be deemed guilty of or liable for trespass by reason of such entry. However, nothing herein shall be construed to impose any obligation upon Operator to maintain or repair any portion of any Lot or Improvement thereon which is to be maintained or repaired by the Owner thereof. Each Owner shall permit access to such Owner’s Lot and the exterior of any Building or Building Appurtenances on such Owner’s Lot by any Person authorized by Operator, as Operator may deem reasonably necessary, to perform any act reasonably related to the performance by Operator of its responsibilities or rights hereunder. Each Owner hereby waives all claims for damages for any injury or inconvenience to or interference with Owner’s business, any loss of occupancy or quiet enjoyment of the Building or Lot, any claim of trespass or any other loss occasioned by Operator’s entry upon a Lot or Improvement thereon pursuant to this paragraph.

(h)Enforcement. Operator shall have the authority to enforce this Declaration in accordance with the provisions of Article 20, below.

(i)Acquisition and Transfer of the Project. Operator shall have the power to acquire (by gift, purchase, or otherwise), own, hold, improve, build upon, operate, maintain, convey, sell, lease, transfer, dedicate for public use, or otherwise dispose of real and/or personal property in connection with the management of the Common Area and the administration of this Declaration, including, without limitation, the right to transfer the Common Area Lot(s) to the Association or to the City or any third party.

(j)Contracts. Operator shall have the power to contract for goods and services for the Common Area in fulfilling its obligations hereunder including, without limitation, contracting with GWD or any successor water agency for water service to the Project.

(k)Parking Regulation and Control. Operator shall have the power to regulate and allocate parking and to establish “parking”, Reserved Parking, “after hours parking” and “no parking” areas within the Common Parking Areas, all subject to the terms of this Declaration and approval by the City of Goleta, including without limitation, the provisions of Section 7.2, but the Operator shall not have the right to regulate Exclusive Parking Areas located upon any Building Lot which are intended to serve only the Owner, Occupants, and Permittees of such Building Lot, such Exclusive Parking Areas to be regulated solely by the Owner of such Building Lot. The Operator’s power includes, without limitation, the right to erect Improvements within the Common Area and implement policies to control, restrict or provide for additional parking by the Project Occupants and Permittees and the public, for the benefit of the Project as a whole, including without limitation, the power to grant the right to use non-exclusive Common Parking Areas after normal business hours of the Project as described in Section 7.2 to the public and third parties that are not Occupants of the Project or Permittees of any particular Owner or Occupant of the Project, as well as the right to grant and reserve designated parking spaces within the Common Parking Areas for the benefit of specific Occupants of the Project and their Occupants and Permittees such as delivery vehicle parking, short term ATM or other pick-up, drop-off and/or delivery type parking, all subject to the terms of this Declaration and provided that at all times parking within the Project is maintained so as to comply with all applicable Laws. The Operator shall exercise such rights and powers in accordance with the terms of this Declaration so as to preserve the rights of all Owners, Occupant and Permittees with parking rights in the Common Parking Areas.

(l)Security. Operator shall have the right to reasonably establish and modify levels of security personnel, services and/or equipment for the Common Areas of the Project as the Operator may from time to time determine in the exercise of its reasonable discretion. Costs of any such Common Area security personnel, services and/or equipment shall constitute Common Expenses, except to the extent the need for any such security arises solely as the result of the conduct or use of any Owner or Occupant of the Project, in which event, such security costs shall be charged to such Owner or Occupant as a Special Assessment. Security personnel, equipment and services for any Buildings within the Project shall be subject to the determination of each Building Owner, but may be implemented in coordination with Common Area security with the Operator’s approval and at the expense of the Building Owner(s) requesting such coordinated security implementation.

(m)Insurance. Operator shall maintain insurance for all Common Area Lots and all other Common Areas of the Project as provided in Section 8.9 of this Declaration.

4.2Transfer of Interest and Obligations of Declarant and Operator.

(a)Permissive Transfers by Declarant. Any and all of the rights, powers and reservations of Declarant set forth herein may be assigned by Declarant to any person or entity, provided such assignee agrees in writing to accept such assignment and to assume the duties of Declarant pertaining thereto arising after the date of such assignment. An assignee may succeed to the same rights, powers and reservations and be subject to the same obligations and duties as are herein given to and assumed by Declarant, as a successor Declarant, provided such assignee: (a) holds or acquires record title to all or any portion of the Project; and (b) Declarant (or a successor Declarant) executes and records a document which expressly names such party as successor Declarant and assigns the rights and duties of Declarant hereunder. Notwithstanding any provision of this Declaration to the contrary, Declarant may, at any time, relieve itself of its rights and obligations under this Declaration by recording a notice stating that Declarant has surrendered said rights and obligations and, upon recordation of such notice, even if it is not specified therein, said powers and obligations shall immediately vest in the Association, in accordance with Article 1. If at any time Declarant ceases to exist and has not made such an assignment, the rights and obligations of Declarant shall automatically vest in the Association, in accordance with Article 1.

(b)Operator Transfers to Managing Agent. Nothing in this Declaration shall preclude or be interpreted as precluding the Operator from retaining a “managing agent” within the meaning of §1363.1 of the California Civil Code, as it may be amended or replaced from time to time, to perform all or any portion of the duties and responsibilities of the Operator. If Operator so retains such a “managing agent,” then the “managing agent” and the Operator shall make all arrangements necessary or proper to ensure that funds accepted or received by the “managing agent” and belonging to Operator are deposited and handled in compliance with §1363.2 of the California Civil Code, as it may be amended or replaced from time to time. In all events, so long as Declarant is Operator, Declarant or an affiliate of Declarant may act as managing agent.

4.3Termination of Responsibility. The responsibilities of Declarant or its transferee pursuant to this Declaration including, without limitation, all responsibilities as Operator, shall cease at the time Declarant or its transferee ceases to own any interest (including a security interest) in the Project. Upon such transfer, the Association (pursuant to Article 1) shall assume all of the obligations and succeed to all of the rights and powers of Declarant as set forth herein.

ARTICLE 5

PERMITTED AND PROHIBITED USES

5.1Permitted Uses. Unless otherwise specifically prohibited herein, Permitted Uses shall include those uses permitted by applicable City zoning and land use regulations, provided such use is performed and carried out entirely within a Building that is so designed and constructed that the operations and uses comply with: (a) all Laws and (b) the provisions of this Declaration. If any applicable Laws are less restrictive than the provisions of this Declaration, the more restrictive provisions shall apply.

5.2Prohibited Uses. The following uses shall be prohibited within the Project: any residential uses; trailer courts; mobile home parks; recreational vehicle campgrounds; junk yards; commercial excavation of building or construction materials, except in the usual course of construction of improvements; dumping, disposal, incineration or reduction of garbage, sewage, offal, dead animals or refuse; stockyards or slaughter of animals; refining of petroleum or of its products; smelting of iron, tin, zinc or other ores; cemeteries or burial services; jails and honor farms, labor camps or migrant worker camps; petroleum storage yards and/or munitions-related manufacturing or storage activities. In addition, there shall not be permitted any use which would be offensive by reason of odor or fumes (other than odors or fumes ordinarily emitted by uses commonly associated with mixed use commercial developments similar to the Project type including, without limitation, as from restaurants), dust, smoke, noise or pollution, or hazardous (beyond legally mandated limits) by reason of danger of fire or explosion. Uses which are neither expressly approved nor disapproved hereunder, may be approved only with the prior written consent of the Association Board.

5.3Nuisances. No Owner or Occupant shall create or permit any public or private nuisance on any portion of the Project. All incinerators or other equipment for the storage or disposal of trash, garbage or refuse shall be kept in a clean and sanitary condition. No odors shall be permitted to arise therefrom so as to render any Lot or portion thereof unsanitary, unsightly, offensive or detrimental to any property in the vicinity or to the Occupants thereof. No use or operation shall be conducted in the Project which is noxious, offensive, unsightly or which may interfere with the quiet enjoyment of other Owners and Occupants.

5.4Necessary Permits. Prior to commencement of any operation or use upon a Lot, each Owner or Occupant, shall demonstrate to the Committee that Owner has obtained all necessary permits for the operation or use proposed by such party.

5.5Other Operations and Uses. Operations and uses which are neither specifically prohibited nor specifically authorized by this Declaration may be permitted in a specific case if an Application containing operational plans and specifications are submitted to and approved in writing by the Committee. Approval or disapproval of and compatibility with such operational plans and specifications shall be based upon the effect of such proposed operations or uses on the balance of the Project and the Owners and Occupants thereof, but shall be in the sole discretion of the Committee. Prior to submitting an application to and seeking approval from the City, or any other governmental or quasi-governmental agency having jurisdiction over the Project, of any permit or approval (or any amendment or modification to any previously approved permit or approval) relating to the use, development and construction of Improvements upon any Lot not previously approved and/or exempted from the provisions of this Declaration, the Owner or Occupant shall submit the same to the Committee in accordance with Article 6 hereof.

5.6Laws. No Owner or Occupant shall permit any activity, use or operation on any portion of the Project in violation of any Law. Each Owner and Occupant shall, upon written notice from Declarant, or the Operator, discontinue any use which is finally determined by any governmental entity having such jurisdiction to be a violation of any Law. Each Owner and Occupant shall, immediately upon receipt from any governmental entity of an alleged violation of any Law, provide a copy of such allegation to the Operator, notwithstanding such party’s belief that meritorious defenses to such allegations exist.

ARTICLE 6

REGULATION OF IMPROVEMENTS

6.1Approval of Application Required. Except as provided in this Article 6, no Improvement shall be constructed, reconstructed, rebuilt, erected, placed, altered, used, maintained or permitted to remain in the Project (i) unless the Improvement and intended use thereof conforms with all applicable Laws and this Declaration; and (ii) until plans, specifications and other documentation required by the Committee (or as otherwise specified in any Design Guidelines adopted by the Committee) for the Improvement and the intended use thereof (“Application”) have been submitted to and approved in writing by the Committee. Notwithstanding the foregoing, the following Improvements shall be exempt from the provisions of this Article 6 and are not required to be the subject of an Application pursuant to this Article 6: (i) Improvements existing or under construction on the date of recordation of this Declaration, except to the extent materially modified after the date of recordation of this Declaration; (ii) Improvements which are substantially consistent with the Site Plans and for which the discretionary governmental approvals have been obtained from the City before the date of this Declaration; (iii) Improvements within the interior of a Building such as tenant improvements, lobbies and other interior space; and (iv) the repair, restoration and/or reconstruction of those Improvements identified in (i), (ii) and (iii) above in the event of partial or total destruction or damage thereof which is not caused by Owner, and to the extent such Improvements are restored to substantially the same configuration, elevation and with materials and colors substantially similar to the Improvements in place prior to such damage or destruction. Each Application, including all exhibits and supporting materials and documentation, must be submitted in duplicate. Such Applications shall be in such form and shall contain such information as may be required by the Committee, but shall in any event include the following:

(a)A site development plan of the Lot showing the nature, grading scheme, kind, shape, composition, and location of all structures with respect to the particular Lot (including proposed front, rear and side setback lines), and with respect to structures on adjoining Lots, and the number and location of all parking spaces and driveways on the Lot, if any;

(b)A landscaping plan for the particular Lot;

(c)A plan for the location of signs and lighting; and

(d)A building elevation plan showing dimensions, materials and exterior color scheme in no less detail than required by the appropriate governmental authority for the issuance of a building permit.

Material changes to previously approved plans must be similarly submitted to and approved by the Committee.

6.2Basis for Disapproval. The Committee shall have the right to disapprove an Application submitted to it in the event any part of the Application: (a) is not in accordance with this Declaration, and any Design Guidelines or other requirements adopted by the Committee; or (b) is incomplete; or (c) is not in compliance with the applicable governmental approvals and regulations for the Project, or other City development standards and reputations applicable to the Property, including without limitation City Design Review Board plans or requirements; or (d) is deemed by the Committee to be contrary to the best interests of the Project or the Owners; or (e) any combination of the foregoing. The Committee shall not unreasonably withhold its approval of an Application submitted to it, but may condition its approval on the satisfaction of one or more conditions set forth in writing. In this regard, the Committee may base its approval or disapproval on criteria which may include, but are not limited to, the following: (i) the adequacy of the Building locations and dimensions on the Lot; (ii) the adequacy of the parking to be provided; (iii) conformity and harmony of external design with neighboring structures; (iv) effect of location and proposed use of proposed Improvements on neighboring Lots and the types of operations and uses thereof; (v) relation of topography, grade and finish ground elevation of the Lot being improved to that of neighboring Lots; (vi) proper facing of main elevation with respect to nearby streets and other buildings; (vii) adequacy of screening trash facilities and mechanical, air conditioning or other rooftop installations; (viii) adequacy of landscaping; and (ix) conformity of the Application to the purpose and general plan and intent of this Declaration. No Application shall be approved which does not provide for the underground installation of all utility services. The Committee may condition its approval of an Application on such changes therein as it deems appropriate such as, and without limitation, the approval of such Improvements by a holder of an easement which may be impaired thereby or upon approval of any such Improvements by the appropriate governmental entity. Any Committee approval conditioned upon the approval by a governmental entity shall not imply the Operator is enforcing any government codes or regulations, nor shall the failure to make such conditional approval imply that any such governmental entity approval is not required. In reviewing or approving any Application, the Committee shall not be responsible for determining compliance with any governmental land use or building construction ordinances or requirements.

6.3Result of Inaction. The Committee shall approve or disapprove an Application within thirty (30) days after receipt of a complete Application. If the Committee fails either to approve or disapprove an Application within such thirty (30) day period, then it shall be conclusively presumed that the Committee has disapproved the Application, unless the applicant has delivered to the Committee, within fifteen (15) days after the expiration of the thirty (30) day period, a notice in writing setting forth a date of initial submittal of the complete Application to the Committee and the fact that no approval or disapproval has been given as of the date of such notice. If the Committee thereafter fails to either approve or disapprove the Application on or before the fifteenth (15th) day after the Committee’s receipt of such notice, the provisions of this Declaration requiring approval of such Application shall be deemed to have been waived by the Committee with respect to such Improvements; provided, however, that such waiver shall not be deemed to be a waiver of any other covenant, condition or restriction provided herein. One (1) set of the Application shall, with the approval or disapproval of the Committee endorsed thereon, be returned to the Owner submitting it, and the other set shall be retained by the Committee for its permanent files. In the case of a conditional approval of an Application, the written conditions shall accompany the Committee's written conditional approval.

6.4Proceeding With Work. Upon the Committee's approval of an Application pursuant to this Article 6, the Owner to whom the approval is granted and delivered, shall, as soon as practicable, satisfy all conditions thereof (if any) and diligently proceed with the commencement and completion of all approved construction, refinishing, alterations, excavations and landscaping so that no Improvement remains in a partly-finished condition any longer than reasonably necessary for completion thereof. In addition, each Owner shall cause all work to be as non-disruptive as practicable to the Project and the guests, invitees, tenants, employees and Owners who use the Project. Each Owner shall disrupt traffic flow and parking as little as possible during construction and shall clean up daily any construction debris to the extent reasonably practicable. In all cases, work shall be commenced within six (6) months following the date of such approval. If work is not commenced within six (6) months following the date of such approval, then the approval given pursuant to this Article 6 shall be deemed revoked; provided, however, upon written request made prior to the expiration of said six (6) month period, the Committee may, in its sole, absolute and unfettered discretion, extend the time for commencing work.

6.5Completion of Work. Construction, refinishing, alteration or excavation of any Improvements previously approved under this Article 6 shall be expeditiously completed and shall in all instances be completed within one (1) year following the commencement thereof, except for so long as such completion is rendered impossible or would result in hardship due to action of the elements, fire or other casualty, war, riot, labor dispute, inability to procure or general shortage of labor or material in the normal channels of trade, delay in transportation, delay in inspections, governmental action or inaction or moratorium or any other cause beyond the reasonable control of the Owner so obligated, whether similar or dissimilar to the foregoing, financial inability excepted. Failure to comply with this Section 6.5 shall constitute a breach of this Declaration and subject the defaulting Owner or Owners to all enforcement procedures set forth in this Declaration or any other remedies provided by law or in equity. Upon completion of construction of any Improvement, one complete set of as-built plans shall be submitted to and maintained by the Committee.

6.6Estoppel Certificate. At the request and expense of any Owner, the Committee shall deliver to such Owner an estoppel certificate within thirty (30) days following receipt of a written request therefor. If the Committee does not have an as-built survey of the Owner’s Lot in its files, then any such request shall be accompanied by an ALTA map of survey or a certified as-built survey of the Owner's Lot. The estoppel certificate shall certify that as of the date of the certificate either (a) all Improvements made or work done on or within the Owner's Lot comply with this Declaration; or (b) such Improvements or work do not so comply, in which event the certificate shall identify the non-complying Improvements and shall set forth the cause or causes for such noncompliance. Any existing or prospective Owner, Occupant or Mortgagee in good faith for value shall be entitled to rely on the certificate with respect to the matters set forth therein, such matters being conclusive as between the Committee and all such subsequent parties in interest.

6.7Indemnity and Limitation of Liability. Neither Declarant, the Association, the Operator nor the Committee, nor any member of the Board or the Committee, nor any agents, employees or contractors of Declarant, the Association, the Members, Occupants, the Operator or the Committee (individually or collectively, “Indemnitee”) shall be liable for any liability, damage, loss, cost, expense or prejudice suffered, incurred or claimed by any Owner, Occupant or other person (an “Applicant”) who submits an Application, or by any other Person (including any other Owner or Occupant); and each Applicant who submits an Application shall forever hold each and every Indemnitee harmless from and against any liability, damage, loss, cost, expense or prejudice suffered, incurred or claimed by such Applicant, and shall forever indemnify, defend, protect and hold each Indemnitee harmless for any liability, damage, loss, cost, expense or prejudice suffered, incurred or claimed by any other Person (including any other Owner or Occupant), arising from, our of or in connection with (a) any defects in any plans, drawings, specifications or other documentation submitted in any Application, revised or approved in accordance with this Declaration, or for any structural or other defects in any work done according to such plans, drawings, specifications or other documentation; (b) the approval or disapproval of any Application, whether or not defective; (c) the construction or performance of any work, whether or not constructed or performed pursuant to an approved Application; (d) the development of any Lot within the Project; (e) the execution and filing of an estoppel certificate pursuant to Section 6.6, whether or not the facts therein are correct, provided that the Committee has acted in good faith in issuing such estoppel certificate on the basis of such information as may be possessed by it; or (f) any combination of the foregoing.

6.8Development Requirements of City. The Property is subject to and each Owner shall comply with the development criteria, restrictions and other requirements set forth in all applicable governmental requirements including, without limitation the Development Agreement conditions of the City recorded June 25, 2007 and Ordinance No. 07-04. The City has the right to review and approve site development plans for each Lot pursuant to policies and standards promulgated, approved or adopted by the City, including, without limitation, the City's Zoning Ordinance The City's review may include, but shall not be limited to, sign location, landscaping, access drives and building architecture. If any requirement imposed by the City is different from a requirement contained herein, the more restrictive requirement shall prevail. Each Owner and Occupant is responsible for identifying and conforming with all City requirements.

6.9Improvement Standards and Limitations. All standards and limitations contained in this Declaration supplement the controls established by applicable zoning, land use-related entitlements and approvals granted for development of the Project and applicable building, fire and other governmental ordinances, codes, rules and regulations; and of the foregoing, the more restrictive shall apply. Each Owner and Occupant is responsible for identifying and conforming with all Laws.

(a)Landscaping. To the extent there is any landscaping to be located upon a Building Lot, such Building Lot shall be landscaped by the Owner in accordance with the Application approved by the Committee pursuant to this Article 6 and any landscaping plans approved by the City for such Lot prior to issuance of a certificate of occupancy by the City of Goleta. If not previously installed, the Owner shall also install the Common Landscaping to be located upon such Building Lot, if any, in accordance with the plans and specifications adopted by the Declarant, or as otherwise approved by the Committee prior to issuance of a certificate of occupancy by the City of Goleta. . Once installed, landscaping in the Project shall be maintained, repaired and replaced as provided in Section 8.8 and Section 9.1 of this Declaration.

(b)Exclusive Use Areas. Exclusive Use Areas including Private Water Lines shall be maintained, repaired and replaced by the Owner(s) entitled to the exclusive use of such areas or, if agreed as between the Operator and such Owner(s), maintained, repaired and replaced by the Operator provided all costs and expenses incurred by the Operator in connection therewith shall be charged to the Owner(s) entitled to the exclusive use of such areas in accordance with Article 8.

(c)Signs. Except for street and traffic control signs and such other signs as may be required by applicable Law, and Common Signage installed by Declarant or the Operator, no sign, billboard or other advertising shall be erected, placed or maintained within the Project without written approval of the Committee.

(d)Parking Areas. The Committee shall have the authority to disapprove any Application for the construction of any Building on a Building Lot in the Project if the Application does not provide for parking on such Building Lot and/or within the Allocated Parking Spaces for such Building Lot in the Common Parking Areas in compliance with applicable ordinances, rules and regulations of the City. The purpose and intent of this requirement is to ensure that all development and parking arrangements comply with any City-imposed requirements for shared parking existing on the date of this Declaration. No Owner may lease or otherwise make use of its Lot in a manner that would result in a shortage of parking for any other Owner of any Lot(s) or otherwise cause the parking arrangements for the Project to be in violation of the terms of this Declaration or any City-imposed parking requirements.

(e)Exterior Lighting. Exterior lighting shall conform to the Design Guidelines and shall not be of such intensity, size, color or location as to be a nuisance to Owners, Occupants or the general public.

(f) Utility Lines and Antennas. No sewer, water, drainage or utility lines, cables or wires or other devices for the communication or transmission of electric current, power or signals (including, but not limited to, telephone, television, microwave or radio signals) shall be constructed, placed or maintained anywhere in or upon any Lot other than within Buildings or structures unless contained in underground conduits; provided, however, transformers and terminal equipment related thereto may be installed above ground if screened from view of adjacent streets and Lots in a manner satisfactory to the Committee. No antenna, satellite dish or disc for transmitting or receiving telephone, television, microwave or radio signals shall be placed on any Lot unless (i) such antenna, dish or disc, whether on the ground or on a Building, is screened from view of adjacent streets and Lots in a manner satisfactory to the Committee; and (ii) the prior written consent of the Committee is obtained. Nothing contained in this Section shall prohibit (x) the erection or use of temporary power or telephone facilities incidental to the construction or repair of Improvements on any Lot, or (y) the installation and maintenance of security and surveillance devices upon the exterior of Buildings, within Common Areas adjacent to such Buildings or elsewhere upon an Owner’s Lot and Exclusive Use Areas. No Owner shall enter into any contract or agreement with the City, the County of Santa Barbara, the GWD or any other governmental agency or entity or public utility with respect to sewer lines or connections, water lines or connections, or street improvements (including, but not limited to, curbs, gutters, parkways, street lighting or other utility connections, lines or easements) relating to the Project or any Lot without the prior written consent of the Committee (including the Committee's approval of the contract or agreement proposed to be entered into), which may be withheld if the Committee determines such contract or agreement, or the improvements to be constructed pursuant thereto, are not consistent with the Declaration or any of the other Project Documents.

(g) Excavation and Underground Utilities. No excavation shall be made except in connection with construction of an Improvement, and upon completion thereof, exposed openings shall be back filled and disturbed ground shall be graded, leveled and restored to its original or approved similar condition.

6.10 Disclosure and Waiver of Conflict of Interest. Board and Committee members may be elected by, appointed by, affiliated with or employed by one or more Owners. If an Owner submits an Application to the Committee for approval, Committee members appointed by such Owner may have a conflict of interest in rendering their decisions. No Owner nor any Board or Committee member affiliated with such Owner shall have any liability to any other Owner, Occupant or other Person as a result of decisions which may benefit such Owner rendered in good faith by the Board, Committee or any Board or Committee member, and each Owner hereby waives any claim of liability against each other Owner, the Board, the Committee or any Board or Committee member, based upon such conflict of interest.

ARTICLE 7

OPERATIONS GENERALLY

7.1 Slope and Drainage Use. The Owner of each Lot will permit free access by Owners of adjacent or adjoining Lots and by Declarant to slopes and Common Drainage and Irrigation Facilities located on the Owner's Lot which affect such adjacent or adjoining Lots when such access is required for the maintenance of permanent stabilization on said slopes, or maintenance of the drainage facilities for the protection and use of property other than the Lot on which the slope or drainageway is located. No Owner shall in any way modify, interfere with or obstruct the established surface drainage pattern over the Owner’s Lot or over any adjacent Owner's Lot from adjoining or other Lots, including any bio-swales located on any such Lots, and each Owner shall make adequate provisions for proper drainage of such Owner’s Lot without modification of any established and approved drainage over the Owner's Lot. For the purpose of this paragraph, “established” drainage is defined as the drainage patterns at the time the overall grading of each Lot is completed in accordance with the City-approved grading plans therefor. Upon completion of final grading of a Lot, no surface drainage shall be directed across any portion of an adjoining Lot (unless an easement for such purpose is granted herein or on the Final Map); all surface drainage shall be directed to a public or private street or into the underground drainage system. Each Owner shall maintain, repair and keep free from debris or obstruction the drainage system and facilities (if any) located on his Lot.

7.2 Parking; Common Parking Areas; Parking Regulations.

(a) The Owners intend that this Declaration satisfy any City-imposed requirements for shared parking existing on the date of this Declaration.

(b) All Common Parking Areas of the Project shall, unless designated by the Operator as Reserved Parking Spaces as provided in this Declaration, be available for use by the Owners, Occupants and Permittees of all Building Lots which the Operator may designate as being entitled to use such Common Parking Areas in this Declaration, concurrently with the grant and conveyance of the Building Lots or pursuant to a separate written agreement between Declarant and such Building Lot Owner in accordance with the terms of this Declaration. Any Exclusive Parking Area shall be available for use solely by the Owners, Occupants and Permittees of the Building Lot upon which such Exclusive Parking Area is situated.

(c) All portions of the Common Parking Areas shall be non-exclusive among the Owners, Occupants and Permittees entitled to use such facilities and such other parties to whom the Operator may grant rights to the use of non-exclusive Common

Parking Areas after normal business hours for the Project, except that the Operator shall have the right to designate from time to time portions of the Common Parking Areas as Reserved Parking Spaces reserved for the exclusive use and enjoyment of one or more Owners and their respective Occupants and Permittees, provided (i) each Building Lot Owner shall be entitled to have the Operator establish and reserve for the exclusive use of such Building Lot Owner and the Occupants and Permittees of such Building Lot up to five percent (5%) of the total Allocated Parking Spaces allocated to such Building Lot (as described and reflected in Exhibit “D”), as Reserved Parking Spaces, and (ii) all Reserved Parking Spaces allocated to any Owner shall be deemed to be part of the total Allocated Parking Spaces which are allocated to such Owner, and (iii) in granting such Reserved Parking Spaces there shall always remain available to all other Owners and Occupants such Owners’ and Occupants’ respective Allocated Parking Spaces (both reserved and unreserved). Each Building Lot Owner’s Allocated Parking Spaces includes such Building Lot Owner’s allocable share of visitor and handicapped parking spaces. Operator shall have the right to establish the location of such Reserved Parking Spaces for all Building Lot Owners on a reasonable and equitable basis in its reasonable discretion. Each Building Lot shall have the right to sell at any price desired by such Owner, or to otherwise provide to, itself and its Occupants, the right to the use and enjoyment of such Reserved Parking Spaces. In designating the location of Reserved Parking Spaces, the Operator shall use its reasonable business judgment and endeavor to designate the location of all Reserved Parking Spaces on a reasonable, fair equitable and non-discriminatory manner, and shall, where appropriate, consider proximity of the Reserved Parking Spaces to the Owner’s Building and access to exits, stairwells and elevators. In the exercise of its reasonable business judgment, the Operator shall have the right to grant to the public including third parties that are not Owners or Occupants of the Project or Permittees of any particular Owner, rights to utilize Common Parking Areas on an unreserved “as-available” and non-exclusive basis that shall fairly reflect such third parties’ actual usage of the Common Parking Areas or to accommodate such third party user’s parking requirements after normal business hours, including granting to such third party users, parking allotments greater than that allocated or required by such parties by applicable Laws, for time periods after “business hours” i.e., before 8:00 a.m. and after 6:00 p.m. Mondays through Fridays, and at all times on Saturdays, Sundays and holidays, as limited by the provisions of this Section 7.2 and additional restrictions Operator may impose on such usage, and provided in any event, no such special parking rights shall materially and adversely diminish the parking rights granted herein to the Owners, Occupants and Permittees entitled to use the Common Parking Areas of the Project. No Building Site Owner shall allow any of its Occupants or Permittees to mark or designate any portion of the Common Parking Areas, establish signs thereon or chain or block off any portion of the Common Parking Areas for the exclusive use of such Owner’s Occupants or Permittees. All Building Site Owners shall cause all Occupants and Permittees to park their vehicles only within parking areas located upon such Owner’s Building Lot and in those portions of the Common Parking Areas which are designated by the Operator for that purpose. Each Building Site Owner assumes responsibility for compliance by its Occupants and Permittees with each of the Governing Documents, including, without limitation, all of the terms and provisions of this Declaration (including, without limitation, those pertaining to parking provisions contained herein and rules promulgated from time to time by Operator pursuant hereto). Each Owner authorizes the Operator to cause to be towed away any vehicle belonging to any Owner, Occupant or Permittee parking in violation of these provisions, and/or to attach violation stickers or notices to such vehicle. If the Operator elects, or is required by the City, to limit or control parking by Occupants and Permittees of the Property including the public or other third parties authorized by the Operator to utilize such parking, whether by validation of parking tickets, parking meters or any other method of assessment, or to undertake any program for bus, rapid transit, free or reduced cost transportation, each Building Site Owner agrees to participate in such validation, assessment or transportation program under such reasonable rules and regulations as are from time to time established by the Operator with respect thereto, provided revenue derived from any parking charges derived from any Common Parking Areas in the Project shall be used to offset Common Parking Expenses. Notwithstanding the foregoing, there shall be no charge to the general public for non-exclusive after business hours (including on weekends) parking within the Common Parking Areas of the Project or for any parking for the general public to access and utilize open space, park and wildlife areas within the Project and the Operator shall cause portions of the Common Parking Areas reasonably proximate to such open space, park and wildlife areas to remain open and free of charge to the general public for such use. Nothing contained herein shall be deemed to create liability upon Declarant, the Association or the Operator for any damage to motor vehicles of any Owner, Occupant or Permittee or from loss of property with regard to such motor vehicles.

(d) No commercial truck is permitted to be parked on any Lot unless hidden from view from other Lots within the Project and from public and private streets by attractive visual barriers. Notwithstanding the immediately preceding sentence, commercial trucks may park for the purpose of loading and unloading on all Lots; provided, however, reasonable restrictions concerning permitted times for parking, loading and unloading commercial trucks, which may be applicable to one or more Lots, may be adopted by the Operator.

(e) Any implementation of parking controls over any Common Parking Areas or Exclusive Parking Areas shall be subject to the approval of the Operator. Subject to the provisions of Section 7.2(c) above regarding free public access and parking, the Operator may install a card access system for any of the Common Parking Areas and receive reimbursement through Common Parking Expense charges from the Owners and Occupants of all Building Lots entitled to use such Common Parking Areas for the cost of installing such system and the cost of access cards and replacement cards. The Operator shall, upon request by any Building Site Owner, issue appropriate parking access cards or other access means to each holder of Monthly Parking Privileges. Each Owner’s allocable share of such costs shall be computed in the same manner as each Owner’s share of other Common Parking Expenses. Occupant’s payments of monthly charges for Monthly Parking Privileges may be paid to the Operator or directly to the Operator’s designated parking operator. In connection with the implementation of parking controls for the Project, the Operator may, subject to approval by the Owners, and subject to the provisions of Section 7.2(c) above regarding free public access and parking, implement paid parking for visitors to the Project. Each Building Site Owner shall have the right to purchase from the Operator visitor parking validations at such price as may be established from time to time by the Operator. All income received from the sale of visitor parking validations shall be applied to and deducted from Common Parking Expenses otherwise payable by the Owners.

(f) Each Building Lot Owner shall be responsible for constructing or otherwise causing the construction of additional parking spaces on a Common Area Lot and/or upon such Owner’s Building Lot, as necessary to satisfy all Laws in connection with the construction of a Building on such Owner’s Lot.

(g) Declarant reserves the right to relocate, at its expense, any Common Parking Areas of which it is an Owner so long as alternative interim and permanent parking is provided for all Owners, Occupants and Permittees entitled to utilize such relocated parking, in an amount sufficient to conform with the City zoning requirements and any more restrictive parking requirements that may be established by Declarant or the Operator pursuant to a written agreement with any Owner. Nothing contained herein shall be deemed to prohibit Declarant or the Operator from imposing transient hourly and/or monthly parking fees for Occupant and Permittee parking.

(h) Occupants within the Project will have widely varying parking requirements. To ensure Common Parking Areas and Reserved Parking Spaces are used in the most efficient manner and in the best interest of all Occupants entitled to the use thereof, the Operator may adopt from time to time reasonable rules and regulations governing the use of the Common Parking Areas and Reserved Parking Spaces as well as systems required to implement any the City Transportation Demand Management requirements (“TDM Plan”) or “park and ride” program, if any, as may be required and approved for the Project by the City or any other governmental authority. Each Owner shall furnish the Operator with a list of its employees and the license numbers of their vehicles within fifteen (15) days after Operator requests such information. Except as may be required by any “TDM Plan” with respect to “park and ride” facilities, if any, each Owner shall be responsible for ensuring that its employees and the employees of its Occupants and Permittees comply with all the provisions of this Section 7.2(j) and such other parking rules and regulations as may be adopted and implemented by the Operator from time to time, including, but not limited to, systems of validation, shuttle transportation or any other programs which may be deemed necessary or appropriate by the Operator to control, regulate or assist parking in the Project in accordance with the terms of this Declaration. No vehicle shall be parked on a Lot other than within striped parking spaces thereon, within a Building or within a storage area prepared in accordance with this Declaration, except temporarily while loading or unloading at a doorway or loading area of a Building. Except for Lots 9 and 10 until such time as new buildings are constructed on such Lots (at which time the following restriction shall also apply to Lots 9 and 10), no Person shall store or keep anywhere on a Lot or any public street abutting such Lot, (i) any inoperable commercial vehicle, dump truck, cement mixer truck, oil or gas truck, or (ii) any operable or inoperable camping trailer, boat, aircraft, mobile home, recreational vehicle, motor home or any other similar vehicle except within an enclosed building or behind a visual barrier, prepared in accordance with Article 5 hereof, screening the sight of such vehicles from the building pads on the other Lots within the Property. No Person shall conduct repairs, restorations, or painting of any motor vehicle, boat, trailer, aircraft or other vehicle upon any portion of the Property except wholly within an enclosed Building. No parking shall be permitted which may obstruct free traffic flow, constitute a nuisance, or otherwise create a safety hazard.

(i) Because the foregoing uses involve the potential for overburdening of the Common Parking Areas, if such overburden occurs, the Operator shall take action to mitigate the problem as provided below:

(i) Overburden Trigger. If either the Operator receives written notice from an Owner to monitor the Common Parking Areas as provided herein or the Operator determines that the Common Parking Areas appear to be overburdened, the Operator shall monitor the Common Parking Areas to determine if the Common Parking Areas are overburdened. Use of the Common Parking Areas shall be deemed to be overburdened when the occupancy of the Common Parking Facilities is on average over ninety-five percent (95%) occupied for five (5) consecutive days, checked three (3) times per day at least one (1) hour apart, between the hours of 8:00 a.m. and 6:00 p.m., Saturdays, Sundays and holidays excluded. If any such overburden of the Common Parking Areas occurs, the Operator shall take the mitigation measures provided in subparagraph (ii) below.

(ii) Mitigation Measures. If any overburdening of the Common Parking Areas occurs as provided in (i) above, the Operator shall take the following mitigation measures in the following order as needed: (1) reduce or eliminate any excess parking use by any parties who are not Owners, Occupants or Permittees of the Project, if any; (2) reduce or eliminate the use by any Owner or its Occupants found to be overburdening the Common Parking Areas; and/or (3) take any other reasonable action.

The purpose for the above overburden/mitigation provision is solely to provide a failsafe mechanism should the Common Parking Areas become seriously overburdened. This provision is not in any way intended to set the maximum amount of Allocated Parking Spaces or parking rights for the Common Parking Areas, or to otherwise be used as a basis for issuing additional Allocated Parking Spaces or any other parking rights or privileges.

7.3Storage and Loading Areas. Except with respect to Lots 3, 8, 11,12 and 14 and the existing Range building on Lots 9 and 10 until such time as such Improvements are removed and Lots 9 and 10 are re-developed, subject to Committee approval, which may be withheld in its sole, absolute and unfettered discretion:

(a) No materials, supplies or equipment shall be stored in any area on a Lot, except inside a closed Building or on a temporary basis behind a Committee approved visual barrier which screens such areas from the view of adjoining Lots and public streets.

(b) Loading areas and docks shall be set back and screened to minimize the visual and noise effects from the street in accordance with the requirements of the Conditions of Approval for the Map. All loading areas shall be hidden from view from public streets by visual barriers approved by the Committee. Notwithstanding the foregoing, it may not be practical or feasible for all loading areas and docks to comply with this restriction, in which event, as to those loading areas and docks, the Committee shall have the right to designate hours for loading and unloading and the rules reasonably necessary to minimize the visual and noise effects thereof.

(c) Any shared loading areas shall be maintained and repaired by the Operator and the costs associated therewith shall be charged by the Operator to the Owners entitled to the use of such shared loading areas on an equitable basis as reasonably determined by the Operator.

7.4 Inspection. Declarant, members of the Operator, members of the Committee and their authorized representatives may from time to time, at any reasonable hours, enter upon and inspect any Lot, or any portion thereof, or Improvements thereon, to ascertain compliance with this Declaration and other Project Documents, but without obligation to do so or liability therefor provided, however, no such entry shall be permitted to inspect the interior or exterior of any Building Improvements without at least five (5) business days’ prior written notice and a statement for the reasons such entry is permitted or required under the Project Documents.

7.5 Division of Land. No Lot shall be subdivided or re-subdivided without the prior written approval of Declarant (or the Operator, if there is no Declarant) which may be withheld in its sole, absolute and unfettered discretion and all other required government approvals. If a subdivision or re-subdivision of a Lot is so approved, each of the Lots created as a result of the subdivision or re-subdivision shall be subject to this Declaration and the other Project Documents.

7.6 Hazardous Materials. Each Owner with respect to the Lot(s) owned by such Owner covenants to do as follows:

(a) At all times and in all respects to comply, and cause all of its Occupants to comply, with all Environmental Laws regarding the use, storage and disposal of Hazardous Materials.

(b) Each Owner shall cause its Occupants and Permittees to procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for its or its use of the Project, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Project. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Environmental Laws, no Person shall cause any Hazardous Materials removed from the Project to be removed and transported except solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Each Owner, Occupant and user shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Project in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Materials and no Owner shall modify or alter any bio-swales within the Project.

(c) No Owner shall (i) install, use, employ or permit to be installed, used or employed, any underground storage tank in, on, about or under the Property except in compliance with all laws, including, without limitation, Environmental Laws, or (ii) conduct the “treatment,” “storage,” and/or “disposal” (as such terms are defined pursuant to 42 U.S.C. Section 6901 et. seq.) of any Hazardous Material in, on, under or about the Property, provided, however, than an Owner may, so long as such activities strictly comply with all applicable Environmental Laws applicable thereto (A) accumulate such Hazardous Materials as allowed under applicable Environmental Laws and regulations for off-site treatment, disposal and storage, and (B) use and store commercial products and raw materials on its Lot which may contain Hazardous Materials.

7.7 Payment of Taxes, Liens. Each Owner shall pay or cause to be paid prior to delinquency the Real Property Taxes and all other public, governmental, quasi-public or quasi-governmental charges which are or may become a lien upon such Owner’s Lot(s) and Exclusive Use Areas benefiting said Owner (“Impositions”), and all other liens or charges which may be or become superior to this Declaration or any amendments thereto. Each Owner shall have the right, at its own cost and expense, and in its own name, to contest or protest or seek to have reviewed, reduced, equalized or abated any Imposition levied upon its Lot(s) by first paying such Imposition and thereafter filing a claim for refund or pursuing such other remedy as may then be available under and in accordance with California law. Upon final determination of any such proceeding, the protesting Owner shall pay the Imposition for which it is responsible pursuant to this Section as they are finally determined and all penalties, interest, costs and expense which may thereupon be due or have resulted therefrom.

7.8 Maintenance of Lots. Each Owner shall cause to be maintained and repaired in good order, condition and repair as provided in Section 9.1, the exterior of all Buildings, all Building Appurtenances and other structures, all exterior lighting, exterior signs, walks, driveways, lawns and landscaping and the drainage, irrigation and/or utility facilities or structures on such Owner's Building Lot (excepting any portion of a Building Lot which is maintained by the Operator as Common Areas). Each Owner of a Building Lot shall cause all graffiti, rubbish, debris and unsightly material and objects of any kind to be regularly removed and not allowed to accumulate on or in the areas and improvements referred to above within or adjacent to the Building Area on such Owner's Lot. The failure of any Owner to so maintain any such areas shall entitle the Operator to cure such default of such Owner pursuant to Section 9.5 hereof.

7.9 Outside Installations. No exterior radio antenna, “CB” antenna, television antenna, satellite dish, earth receiving station, or other antenna of any type shall be erected or maintained within the Property except as authorized by the City, the Committee, the FAA and any other governmental agencies with authority and jurisdiction over the Project. Declarant may grant easements for such purposes. All rooftop equipment (including without limitation satellite dishes, antennae and other communication devices, ventilators, HVAC components or solar panels) must be related to the operation of the business in the Improvements located on the Lot, and must be screened from public view within the Project, and from any streets adjacent to the Project in compliance with all applicable Laws. The Operator is hereby authorized to enforce the restrictions of this Section 7.9 by any reasonable means, including without limitation, removing any rooftop equipment in violation of this Section 7.9. The Owner of the Lot with the rooftop equipment in violation of this Section 7.9 shall pay all costs of the enforcement actions as a Reimbursement Assessment.

7.10 Prohibition of Outdoor Displays. Except with respect to Lots 12 and 14 and as otherwise expressly approved by the Committee or as otherwise permitted in a Supplemental Declaration, no Owner, or any guest, tenant or invitee of any Owner, shall store or display any item whatsoever anywhere on the Properties, except completely within the Owner’s Building or other enclosure approved in accordance with Article 6 of this Declaration.

7.11 Leases. This Declaration is intended to be binding upon all lessees and tenants of any Lot, or portion thereof. To ensure the binding effect on tenants and lessees, each Owner agrees, by acceptance of the deed or ground lease by which such Owner acquired title or a leasehold interest in a Lot, not to rent or lease all or any portion of such Owner’s Lot to any person, partnership, corporation, trust, or any other entity except pursuant to a written lease or rental agreement expressly referring to this Declaration pursuant to which (i) the lessee or tenant accepts the leasehold estate subject to this Declaration, and (ii) the lessee or tenant agrees to perform and comply with the restrictions herein or to permit entry and other actions by the lessor for the purpose of performing and complying with these restrictions.

7.12 Avigation Disclosure. “Notices of Airport in the Vicinity” are to be provided to all prospective tenants in the Project by all Owners of Buildings in the Project and Owners are to require in their leases that their tenants make their employees aware of such avigation disclosures. Notices are to indicate that the Project will be regularly over flown by a variety of aircraft at low altitudes on their approach to or departure from the Santa Barbara Municipal Airport and that associated with this are noise and increased risk of aircraft related accidents. Additionally, each Owner shall attach a copy of the Amendment of Avigation and Noise Easement dated 8/9/01 to each such tenant notice. Among other things, the Avigation and Noise Easement states that no significant quantities of hazardous materials such as flammables, toxic chemicals, and/or radioactive materials will be permitted in storage sheds in the RPZ, the RPZ being a specific area of the Avigation Easement on Lots 3, 8 and 11 of the Project that is planned for self storage buildings.

ARTICLE 8

COMMON AREA

8.1 Use. Subject to the provisions of this Article 8 and such other provisions of this Declaration regarding restrictions upon use, the Common Area Lots and Common Areas of each Building Lot, if any, shall be used solely for the purposes specified in this Article 8. In addition, no Owner or Occupant shall use or permit to be used the Common Area Lots or Common Areas of any Building Lot, if any, for any use other than the following:

(a) Parking motor vehicles, and pedestrian and vehicular ingress and egress by Occupants and their Permittees, to and from Buildings, the Common Parking Areas exclusive parking areas and adjacent public streets;

(b) Parking stalls, sidewalks, walls, ramps, driveways, lanes, curbs, gutters, seating areas, flagpoles, bike racks, kiosks, automatic teller machines, bus stops and similar facilities for accommodating public transportation, traffic control areas, signals, traffic islands, landscaped areas, traffic and parking lighting facilities and monument signs with appropriate underground electrical connections, and all things incidental thereto, all as approved by the Operator and only in locations approved by the Operator;

(c) Public utility installations serving Buildings or the Common Areas;

(d) Ingress and egress of delivery and service vehicles to and from the Project or any portion thereof and adjacent public streets, and parking thereof only in unloading and truck loading and unloading areas;

(e) Delivery of goods, wares, merchandise and providing services to Occupants of the Project;

(f) Perimeter walls and fences;

(g) If required by Law, recycling facilities or pickup points, the location of which are approved by the Operator; and

(h) Lighting standards, Common Landscaping, Common Lighting Facilities, Common Utility Lines, Common Water Lines, Common Parking, Common Signage, Common Drainage and Irrigation Facilities and any other Common Areas Improvements as may be required under applicable controls and regulations of the City, the GWD or any other governmental agencies. Owners Occupants of Building Lots (subject to approval by the Owner(s) of such Building Lots) may also install and maintain security and surveillance devices upon the Common Areas, if any, located within their respective Lots, subject to compliance with all terms of this Declaration related thereto; and

(i) Loading areas, trash enclosures, emergency generator equipment, telecommunications equipment or similar facilities or structures in the Common Areas serving the Occupants of one or more Buildings, subject to approval of the location and design by the Operator.

(j) Exclusive Use Areas and Exclusive Use Area Improvements to the extent approved by the Operator, including, without limitation, loading areas and trash enclosure areas.

The Common Areas shall be used reasonably for the foregoing purposes so as not to interfere with the parking to be available to satisfy all governmental requirements for parking for Buildings within the Project.

8.2 Modification of Common Areas. The anticipated overall design of the Common Parking Areas and pattern of traffic flow over the Common Areas within the Project is anticipated to be as shown on the Conceptual Site Plan attached hereto as Exhibit “B-2”; provided, however, such Conceptual Site Plan reflects the Project at conceptual full build out and the Project may developed over time in multiple phases. Declarant reserves the right in the course of the development of the Project to alter the Conceptual Site Plan and to designate additional portions of the Project as Common Area Lots and/or to designate additional portions of Building Lots as Common Areas of the Project. The Operator shall have the right to relocate or reconfigure the Common Area Lots, Common Parking Areas and portions of any Building Lots designated as Common Areas provided that: (i) any direct costs incurred in connection with such relocation shall be paid by the Operator; (ii) the amount of parking available on the Property within reasonable proximity to a subject Lot shall not be less than that required by the City or pursuant to agreement between the Operator and any Owner affected by such relocation or reconfiguration; and (iii) no Lot shall be deprived of reasonable access for ingress and egress from the public streets abutting or within the Property to such Lot. Furthermore, subject to the limitations set forth in the previous sentence, nothing contained in this Declaration shall be deemed to prohibit Declarant or the Operator from: (a) readjusting the boundaries of any Lot which it owns; (b) making adjustments in the Allocated Parking Spaces; (c) creating new Building Lots within any Common Area Lots or creating or modifying Common Area Lots by subdividing or adjusting Lot lines of Building Lots; or (d) conveying any portion of a Common Area Lot, which portion may hereafter be re-subdivided as a separate legal Building Lot, to any Owner for development by such Owner, consistent with this Declaration, with a Building, Building Appurtenances and with on-site parking, walkways, driveways, and other Improvements which are not to be used in common with other Owners, after receiving appropriate approval to do so from the City.

8.3 Parking. The treatment of parking is addressed in Section 7.2.

8.4 Construction and Repair. All construction, alteration or repair work requiring workers to perform activity or to use or locate materials, tools or equipment (such as, but not limited to, compressors, sawhorses, tool boxes, scaffolds, ladders and barricades) in the Common Areas (other than Exclusive Use Areas) during the course of performing such work, whether such work is undertaken with respect to Building Improvements located on a Lot or in the Common Areas, shall be subject to the prior written approval of the Operator and shall be accomplished in the most expeditious and speedy manner consistent with ongoing business operations within the Project. The Owner or Occupant undertaking such work shall take all measures necessary to minimize any disruption or inconvenience caused by such work. Such work shall be accomplished by the Owner or Occupant undertaking it in a reasonable manner so that any damage or adverse effect which might be caused by such work to any other Owner or Occupant or to any Lot (including the Lot on which the work is being accomplished) is minimized. The Owner or Occupant undertaking such work shall repair at its own cost any and all damage caused by such work and shall restore the affected portion of any Lot (including the Lot upon which such work is performed) to a condition which is equal to or better than the condition which existed prior to the beginning of such work. In addition, the Owner or Occupant undertaking such work shall pay all costs and expenses associated therewith and shall indemnify, protect, defend and hold Declarant, the Operator, the Association and all other Owners and Occupants harmless from all liabilities, damages, losses, costs, expenses or claims arising out of, in connection with or attributable to the performance of such work. Except in cases of emergency, all such work shall be undertaken only after giving the Operator ten (10) days prior written notice of the work to be undertaken, the scope and nature of the work, the duration of the work and the area in which the work is to be performed. Notwithstanding the foregoing, construction, alteration or repair work to be accomplished outside the Common Areas (i.e., within a Building or Building Area on a Building Lot) may be made without the consent of or prior written notice to the Operator required under this Section.

8.5 Lighting the Common Areas. The provisions of this Section shall be subject to any resolution or resolutions to the contrary which may be adopted by the Operator from time to time. Common Area Lighting (other than lighting necessary for security of the Project or portions thereof) shall be turned on at least thirty (30) minutes before sunset (but not more than one (1) hour before sunset) and shall remain on each day until at least 11:00 p.m., unless to do so is contrary to any Law then in effect, in which event, the standard so prescribed shall be adhered to while in effect. Common Area Lighting representing not less than twenty-five percent (25%) of full intensity of the Common Area Lighting system, uniformly distributed throughout the Common Areas, shall remain on each day after 11:00 p.m. until dawn for security purposes, unless all of the Owners consent to a lesser amount of lighting in writing, or unless to do so is contrary to any Law then in effect, in which event, the standard so prescribed shall be adhered to while in effect. If “special” lighting (other than lighting necessary for security of the Project) is required or if regular lighting is required for a time later than the foregoing by any Owner or Occupant of the Project, then the electricity to service such lighting requirements shall, if reasonably feasible, be separately metered and all expenses thereof shall be paid by the Owner(s) or Occupant(s) who requires the special service. If such separate metering is not reasonably feasible, then the cost of such special lighting shall be determined and equitably prorated based on the amount of time required by each such Owner or Occupant and the Floor Area of each Owner or Occupant in relation to the Floor Area of all of the Owners or Occupants requiring the special service; all such prorated expenses shall be paid by the Owners or Occupants which require the special service.

8.6 Obstructions Within Common Areas. Except as otherwise expressly provided in this Declaration, no walls, fences, barriers or obstructions of any sort or kind shall be constructed or maintained in the Project, or any portion thereof, by any Owner, its agent or Occupant, which prevent or impair the use or exercise of any of the easements granted in Article 12 below, including, but not limited to, the ingress and egress of vehicular and pedestrian traffic and parking within and upon the Common Area Lots and other Common Areas including Common Parking Areas; provided, however, reasonable traffic controls (including speed bumps) as may be necessary to guide and control the orderly flow of traffic may be installed so long as access driveways to the Common Parking Area are not closed or blocked and the traffic circulation pattern of the Common Areas is not changed or affected in a substantial way; and provided further, temporary fences made of security chain link may be erected to cordon off areas of construction activity (including staging areas for equipment and materials).

8.7 Signs. Except for directional signs for guidance within the parking and driveway areas of the Common Area, freestanding Common Area monument signs at locations established by Declarant, and such other signs as may be required by Law (such as signs warning of hazardous substances), no sign shall be erected or maintained upon the Common Area which is not in conformance with the Sign Program (subject to such variances as may be granted by Declarant as provided in Section 8.7(b) below). Subject to the foregoing, each Owner shall have the right to erect, maintain and replace signs on the exterior of the Buildings located on its Lot, provided such signs shall be constructed so as to lie flat against such exterior fascia facing outward and shall not protrude more than two (2) feet from the surface thereof, and provided further, in no event shall signs be located on the roofs (excluding canopies so long as no sign is erected on a canopy which sign will extend above the height of the Building roof) of any Buildings in the Project without the prior written consent of the Committee. Except as expressly permitted herein, there shall be no signs in the Project without the prior written approval of the Committee.

(a) Without limiting the foregoing, no sign, poster, display, billboard or other advertising device of any kind shall be erected, hung, flown or otherwise displayed to the public view on any portion of the Properties, or on any public street abutting the Property, without the prior written consent of the Committee or unless otherwise permitted in a Supplemental Declaration, except (a) traffic and other Common Signs installed by Declarant as part of the original construction of the Property, or (b) signs, regardless of size, used by Declarant, its successors or assigns, to advertise the Property during the construction and sales period. All signs or billboards and the conditions promulgated for the regulation thereof shall conform to all Laws.

(b) If an Owner desires to vary from the Sign Program for the Owner’s Lot to accommodate the needs of a particular Occupant(s) for exterior signs, the Owner shall, at the Owner's sole cost and expense, prepare or cause to be prepared the proposed variance from the Sign Program. The Owner shall submit the proposed variance to the Committee for the Committee's review and approval, which, to ensure aesthetic harmony and consistency within the Project, the Committee may withhold in the Committee's sole and absolute discretion. If the Committee approves the proposed variance from the Sign Program, such Owner shall be entitled to seek variance from the design criteria imposed by City and any other applicable governmental regulations or requirements governing exterior signs in the Project (collectively, “Government Sign Restrictions”) so that the Government Sign Restrictions will permit the Owner's proposed variance from the Sign Program. The Committee may, in its sole and absolute discretion, at such Owner's request and expense, reasonably cooperate with such Owner in seeking such variance from the Government Sign Restrictions.

(c) Declarant reserves the right to grant rights to Owners and/or Occupants (“Sign Panel Users”) to place identification sign panels (individually a “Sign Panel” and collectively “Sign Panels”) on multi-tenant monument signs constructed by Declarant or the Operator within the Project. Except as expressly granted by Declarant, no other Owner or Occupant shall have any rights to place any Sign Panels on any multi-tenant monument signs within the Project. All Sign Panels shall be maintained by the Sign Panel User to whom such Sign Panel(s) belong or by the Operator at the sole cost of the Sign Panel User to whom such Sign Panel(s) belong. Except as otherwise provided herein, each Sign Panel shall comply with the Sign Program.

(d) Each Sign Panel User shall be solely responsible for all costs to fabricate, obtain permits for and install its individual Sign Panels on the monument sign to which it has been granted rights hereunder. Each Sign Panel User shall maintain its Sign Panel(s) and all individual illuminating components serving such Sign Panel(s) in an attractive and good, clean and first-class state of order and repair, including the prompt replacement of broken, faded or damaged sign panels, the prompt replacement of burned-out or broken light bulbs and the prompt removal and repainting of graffiti. The sign easements granted in this Declaration include a right of entry for Sign Panel Users and their contractors to conduct sign panel installation, replacement and maintenance, provided such entry and work shall not interfere with the use of the monument sign by other Sign Panel Users or the use and enjoyment of the grantor Owner's Lot, by such Owner or its Occupants, and the Sign Panel User conducting such work shall promptly repair any damage to the monument sign or any other improvements (including landscaping) on the Lot on which the monument sign is located which is caused by such entry and work and shall indemnify, defend and hold the other Sign Panel Users and the Owner on whose Lot the monument sign is located harmless from and against any and all claims arising from such entry. If any Sign Panel User fails to properly repair and maintain its Sign Panel, and does not cure such failure within thirty (30) days following written demand to do so from the Operator or any other Sign Panel User or Owner, then the Operator may undertake and perform such maintenance, repair and/or the replacement of the Sign Panel in question. Any party undertaking such work may replace the Sign Panel with an appropriate-colored blank Sign Panel, in order to maintain the Sign Panel in first-class appearance as provided for above. The Sign Panel User which has failed to properly maintain its Sign Panel shall reimburse the party performing such curative work for all costs incurred to correct such failure, together with interest at the lesser of ten percent (10%) or the maximum legal rate.

(e) Each Sign Panel User hereunder (whether or not it has assigned its rights to an Occupant) shall pay its pro rata share of the costs reasonably incurred by the Operator to design, construct, install, illuminate, operate, repair, replace and maintain the Monument Sign, said payment to be made within thirty (30) days following receipt of each periodic billing from the Operator (to occur not more often than monthly).

8.8 Operator Maintenance of Common Areas. The Operator shall control, manage, maintain, repair, replace and restore (or cause to be managed, maintained, repaired, replaced and restored), the Common Area Lots and all Common Area Improvements situated thereon and all other Common Areas of the Project and all Improvements therein located upon any Building Lots (except any portion thereof which is an Exclusive Use Area unless the Owner entitled to use such Exclusive Use Area requests that Operator manage, maintain, repair and replace such Exclusive Use Areas solely at such Owner's expense payable to Operator as a Reimbursement Assessment) in a first-class condition and a good state of repair and appearance. The cost of maintenance for which the Operator is responsible under this Article 8 shall be assessed as part of the Regular Assessments for Common Expenses and Common Parking Expenses, as may be expressly provided otherwise herein. Operator's rights and duties with respect to the Common Areas shall include, without limitation:

(a) Operating, insuring, maintaining, repairing and replacing all paved surfaces of all Common Parking Areas so as to keep such areas in a level, smooth and evenly covered condition with the type of surfacing material originally installed or such substitute as shall in all respects be equal or superior in quality, use and durability and with periodic replacement striping of all parking spaces and including, sweeping and cleaning (including steam cleaning)of all Common Parking Areas, Common Area sidewalks and other Common Area hardscape, as necessary;

(b) Removing from the Common Area all papers, debris, filth and refuse, and thoroughly sweeping the area to the extent reasonably necessary to keep the area in a clean and orderly condition; provided, however, Owners and their Occupants shall be responsible for daily sweeping and cleaning of their Lots, including all Common Area located thereon, to keep their Lots clean and free and clear of trash, dust and debris;

(c) Operating, insuring, maintaining, repairing and replacing all Project Common Signage, where necessary;

(d) Operating, insuring, maintaining, repairing and replacing all artificial Common Lighting Facilities as reasonably required;

(e) Operating, insuring, maintaining, repairing and replacing all Common Area Landscaping including all automatic sprinkler systems and irrigation water lines;

(f) Operating, insuring, maintaining, repairing and replacing all Common Utility Facilities including all Common Water Lines, walls, common storm drains, utility lines, sewers and other facilities for utilities which are necessary for the operation of the Common Areas of the Project; and

(g) Maintaining free and unobstructed access to and from the Common Area Lots and all other adjoining portions of the Project and to and from the Common Area Lots and all streets abutting the Project as permitted by applicable Laws;

(h) Hiring and supervising private security, if any;

(i) Contracting with GWD or any replacement agency for water service to the Project; and

(j) The maintenance of the Common Areas in accordance with this Declaration, the Master Plan, the conditions of approval, and other applicable Laws.

The foregoing notwithstanding, the following exceptions shall apply:

(k) During the period of construction or repair of any Building on any Building Lot, the Owner of such Building Lot shall maintain (or cause to be maintained) those portions of the Common Areas within its Lot, if any, which are affected by such Building construction or repair and shall be responsible for controlling blowing dust and debris resulting from such construction or repair activity.

(l)With respect to those portions of facilities for water, sewer, gas, telephone, electricity and other utilities and any central plant facility serving only one Building and lying on or beneath the Common Areas (e.g., an electric trunk line from which individual lateral lines are routed to serve different individual Buildings), the Owner benefited by such facilities and not the Operator will perform any required maintenance, repair or replacement (or cause the same to be performed). If any such facilities including central plan facilities benefit more than one Building and Owner, the Operator may, upon agreement with such Owners maintain and repair such facilities, in which event the Operator will bill each Owner’s share of the cost of the work to the Owners of the Lots whose Buildings are served by such facilities. Each such Owner's share of the total bill shall be determined by multiplying the total bill by a fraction, the numerator of which is the Floor Area of the Building located on the Owner's Lot or Lots served by the facility, and the denominator of which is the Floor Area of all Buildings located on the Lots served by the facility.

8.9 Common Area Insurance.

(a) As part of its obligation to maintain the Common Areas within the Project except those portions designated as Exclusive Use Areas, the Operator shall at all times maintain in force and effect commercial general liability insurance insuring Declarant and, as additional insureds, the Association, the Board, the Committee, all Owners and Occupants who now or hereafter own or hold any Lot or any qualifying leasehold estate (i.e., qualifying the lessee thereunder to be treated as an Owner under this Declaration) and any third party property management company performing services for the Operator, if any, and any other party in interest identified by the Operator as their respective interests may appear (provided that the Operator is given prior written notice of such interest), against claims for bodily injury, personal injury, death or property damage occurring in, upon or about the Common Area Lots and other Common Areas of the Project. Such insurance shall be written with an insurer licensed to do business in the State of California. All such insurance shall be primary coverage, endorsed to name as additional insureds all Owners and Owner/Occupants under leases of which the Operator has been notified in writing, and shall not require that any other insurance be called upon to contribute to a loss under such coverage, and shall have liability limits of not less than Three Million Dollars ($3,000,000) combined single limit coverage for bodily injury, personal injury, death and/or property damage arising out of any single occurrence, which amount shall be reviewed annually and changed to reflect the current practice in mixed use commercial centers in Santa Barbara County, California which are of a similar size and which have a similar mix of Occupants. The Operator shall cause certificates of insurance to be issued by the insurer to each of the Owners of whom the Operator has been notified in writing, certifying that such insurance is in full force and effect and shall not be canceled or materially amended without thirty (30) days prior written notice thereof to each of such Owners.

(b) The Operator shall also obtain and maintain in force property damage insurance under a standard form policy or policies of all-risk insurance then in use in California, covering all Common Parking Area parking surfaces and Improvements, Common Area retaining walls and other Common Area walls, Common Lighting facilities and lighting standards, Common Landscaping (in the reasonable business judgment of the Operator), sidewalks, walkways, driveways and other Improvements in the Common Areas (excluding Exclusive Use Areas); Worker’s compensation insurance, as required by Law; Association Directors’ and Officers’ errors and omissions insurance, in form and amount determined by the Board; and insurance against any other risks which the Operator considers appropriate.

(c) Insurance premiums for all such insurance obtained by the Operator shall be Common Expenses. Operator shall use its commercially reasonable and diligent efforts to obtain an endorsement to all such policies naming as an “additional insured” any Owner, Mortgagee, or Permittee requesting such endorsement upon condition that such party pay to Operator the actual cost of such endorsement. If Operator makes a claim under any of the insurance policies on or relating to the Common Area described above, Operator shall obtain the funds required by the deductible of the applicable insurance policy by implementing a Special Assessment in the amount of such deductible. Funds to cover costs or expenditures of any uninsured loss relating to the Common Area shall be obtained by Operator by implementing a Special Assessment in the amount of such loss

8.10 Negligent Owners. Operator shall not be responsible for maintenance and repair of any portions of any Common Area Lot or other Common Area, the need for which arises out of or is caused by the willful or negligent act or neglect of an Owner, Occupant or other Permittee of a Lot, except to the extent covered by insurance carried by Operator and to the extent provided for in this Section 8.10. The repair or replacement of any portion of the Common Area resulting from such excluded events shall be the responsibility of the Owner (the “Negligent Owner”) whose act or neglect, or whose Occupant(s) or Permittee(s), by act or neglect, occasioned such repair or replacement. If the Negligent Owner fails to make such repairs or replacements as provided in this Section 8.10 within fifteen (15) days from the date Operator notifies such Negligent Owner that such maintenance and repair is necessary including the reasons such Owner is responsible for such maintenance or repairs, Operator may make such repairs or replacements. If Operator makes such repairs or replacements, the cost thereof shall constitute Reimbursement Assessments chargeable to such Negligent Owner and shall be payable to Operator by the Negligent Owner within ten (10) days of demand. If, in Operator’s reasonable judgment, the condition caused by such Negligent Owner or its Permittee(s) represents a dangerous condition or adversely affects the use, enjoyment, or appearance of the Common Area or of any other Lot, then Operator, or its authorized agent, may take immediate action, with or without notice to such Negligent Owner, to repair or remedy such condition and such Negligent Owner shall bear the entire cost of such repair or remedy as provided in this Section 8.10 and Section 8.11 below.

8.11 Conveyance of Common Area Lots to Association. Declarant may, from time to time hereunder, but is under no obligation to, convey any Common Area Lots and all Improvements located thereon to the Association.

8.12 Assessment District; Dedication of Common Areas. The Operator shall have the right to cooperate with governmental entities to establish a special assessment district for improvement or maintenance of all or any of the Common Area Lots and other Project Common Areas. Declarant or the Association shall have the right to dedicate or transfer, or grant an easement over, all or any portion of the Common Areas in which such party holds an interest to any public agency or authority or public or private utility, subject to such conditions.

8.13 Destruction, Restoration. As soon as practicable after the damage or destruction of all or any portion of any Common Area Lots or other Common Areas (excluding Exclusive Use Areas), the Operator shall: (a) obtain bids from at least two (2) reputable contractors, licensed in California, which bids shall set forth in detail the work required to repair, reconstruct and restore such damage or destroyed areas to substantially the same condition as existed prior to such damage and the itemized cost of such work; and (b) determine the amount of all insurance proceeds available to the Operator for the purpose of effecting such repair, reconstruction and restoration. If the insurance proceeds available to the Operator are sufficient to effect the total repair, reconstruction and restoration of the damaged or destroyed areas, then the Operator shall cause such to be repair, reconstructed and restored to substantially the same condition as existed prior to such damage. If the proceeds of insurance available to the Operator are insufficient to cover the cost of repair, reconstruction and restoration, the Operator shall levy a Special Assessment as provided in Section 2.6 for all additional funds needed to comply with the obligation of the Operator to repair, reconstruct, restore or maintain the Common Area Lots and other Common Areas in accordance with this Article 8, except that any limitations on the amount of a Special Assessment shall not apply.

ARTICLE 9

OWNER MAINTENANCE

9.1 Owners’ Maintenance Obligations. Subject to Section 9.3, each Building Site Owner shall maintain, repair and replace (or cause to be maintained, repaired and replaced) the following:

(a) All exterior surfaces and roofs of Buildings and all Building Appurtenances and other structures located on such Owner’s Lot(s), including, without limitation, all exterior walls, exterior signs, roofing materials, glass and painted surfaces, all such painted portions of Building exteriors to be repainted as frequently as is necessary to maintain them in first class condition with the same colors as such portions were originally painted or stained, unless the Committee approves a change in color, which approval may be withheld in the Committee's sole, absolute and unfettered discretion;

(b) All other portions of the Owner’s Lot, unless designated as Common Areas, and all Exclusive Use Areas and Exclusive Use Area Improvements benefiting that Owner, whether located upon such Owner's Lot or elsewhere within the Project;, including, without limitation, all landscaping located on such Owner's Lot other than Common Landscaping.

(c) Any and all monument signs on which the name of an Occupant of the Owner's Lot appears, even if the monument sign is located on another Owner's Lot;

(d) Those portions of facilities for water, sewer, gas, telephone, heating, ventilation and air conditioning, electricity and other utilities, drainage and/or irrigation that are for the exclusive benefit of such Owners' Buildings, whether or not such facility or structure is located in Common Areas;.

9.2 Standards for Maintenance and Repairs. All Lots and Improvements to be maintained by the Owner thereof as provided in this Article shall be maintained and repaired by such Owner so as to maintain such Owner's Lot and Improvements in a in a neat, clean and first-class condition in accordance with the approved plans for such Lot and Improvements, the terms of this Declaration, all conditions of approval for the Project (including, without limitation, City Transportation Demand Management [“TDM Plan”] requirements) and all other applicable City standards and regulations, with all exterior areas and landscaping to be kept in a sightly, operational and well-kept condition, free and clear of weeds, debris and rubbish and so as to not interfere, interrupt or otherwise impair delivery of utilities required for maintenance of the Common Areas and by other Buildings within the Project Each Owner shall also adopt and maintain such standards of property maintenance, appearance and housekeeping as are consistent with this Article as respects such Owner's Occupants.

9.3 Trash Removal. Each Owner and or its Occupants shall also contract for the removal of trash from its Buildings.

9.4 Lateral Support. Each Owner shall maintain such Owner's Lot with sufficient landscaping and plantings so as to prevent any erosion upon such Owner's Lot which may result in damage to the Lot or to any adjacent Lot. No Owner shall perform any excavation upon such Owner's Lot that will result in damage to any adjacent Lot.

9.5 Closure. Each Owner of a Lot shall, following the permanent closure or cessation of any business operation which is expected to continue for any extended period of time, take such measures as may be reasonably required under the circumstances to prevent vandalism, including preventing graffiti and preventing windows from being broken, and to keep the vacant Building or premises in a reasonably attractive manner.

9.6 Repair or Replacement of Damaged Building. In the event of any damage to or destruction of any Building(s), Building Appurtenance(s) and/or any other Improvement(s) on a Lot, or any Exclusive Use Areas benefiting the Owner of such Lot, the Owner of such Lot shall, subject to the requirements and limitations stated in this Declaration and any Mortgage encumbering such Lot, (a) repair, restore and rebuild such Building(s), Building Appurtenance(s) and/or other Improvement(s) as quickly as reasonably practicable subject to the requirements and limitations stated in this Declaration; (b) tear down and remove all parts of said damaged or destroyed Building(s), Building Appurtenance(s) and/or other Improvement(s) then remaining and the debris resulting therefrom and otherwise clean and restore the area affected by such casualty to a level and clean condition; or (c) any combination of the above in a manner satisfactory to the Committee. The Owner of any Lot on which damaged Building(s), Building Appurtenance(s) and/or any other Improvement(s) are located shall be obligated to proceed with all due diligence hereunder, and such Owner shall cause cleanup and/or reconstruction to commence within three (3) months after the damage occurs and to be completed within twelve (12) months thereafter, unless prevented by causes beyond such Owner's reasonable control. Any damage or destruction to any Building(s), Building Appurtenance(s) or other Improvement(s) shall not affect the amount of assessments allocated to the Owner of the Lot upon which such Building(s), Building Appurtenance(s) and/or other Improvement(s) is (are) located as provided in Section 2.4 unless and until such time as the Building(s), Building Appurtenance(s) and/or other Improvement(s) is (are) restored and/or rebuilt and the Floor Area of the Building is recalculated as provided in Section 2.4.

9.7 Operator's Right to Repair Neglected Lots. If an Owner fails to maintain any Improvements or any other portions of such Owner's Lot (including Exclusive Use Areas) so as to violate any provisions of this Article 9, then the Operator shall have the right, through its agents, contractors and employees, to enter onto the Owner's Lot to repair, maintain and restore the Lot, any Exclusive Use Areas, and the exteriors of any Building(s), Building Appurtenances and other Improvements erected thereon. However, entry into a Building or Exclusive Use Area may be made only after not less than five (5) business days notice has been given to the Owner. Entry shall be made with as little inconvenience to the Owner and Occupants as possible and any damage caused thereby shall be repaired by the Operator at no cost to the Lot Owner or Occupant. The cost of such exterior maintenance shall be levied as a Reimbursement Assessment against such Lot pursuant to Section 2.8.

9.8 Owner's Right to contract with Operator to maintain Exclusive Use Areas. Notwithstanding the foregoing provisions of this Article 9, any Owner(s) may, with the written approval of the Operator, contract with the Operator for the Operator to maintain and repair such any of such Owner’s(s') Exclusive Use Area(s) at such Owner's(s') sole cost and expense.

ARTICLE 10

EMINENT DOMAIN

If the whole or any part of the Project is taken by right of eminent domain or any similar authority of Law, the entire award for the value of the land and improvements so taken shall belong to the Owner(s) of the property so taken or to their Occupants, as their interest may appear, and no other Owner of land in the Project shall claim any portion of such award by virtue of any interest, easement or other right created by this Declaration; provided, however, any such other Owner may file a collateral claim with the condemning authority over and above the value of the land and improvements being so taken to the extent of any damage suffered by such Owner resulting from the severance of the area so taken, provided such collateral claim does not diminish the amount recoverable by the Owner(s) of the property so taken. In the event of a partial taking, the Owner(s) of the portion of the Project so condemned shall restore the remaining portion of the Project owned by such Owner(s), including improvements in the Common Areas, as nearly as possible to the condition existing just prior to such condemnation, without contribution from the Owners of the area not so taken and any condemnation award necessary therefor shall be held in trust and applied for such purpose; provided, however, that if any Mortgagee of any property in the Project makes the requirement pursuant to a provision in a Mortgage that the portion of the award representing compensation for severance damage to property not taken be paid to the Mortgagee, then the party required to make such payment to such Mortgagee shall not be obligated to restore the remaining portion of its Lot(s) so taken, except to the extent necessary to clear and pave for parking and/or landscape in accordance with plans approved by the Committee.

ARTICLE 11

MUTUAL RELEASE

Each Owner, for itself and, to the extent it is legally possible for it to do so, on behalf of its insurer, hereby releases the other Owners, Declarant, the Operator, the Association, the Board and the Committee from any liability for (a) any loss or damage to the property of each Owner located upon or in the Project, including Buildings and other improvements in the Project or the contents thereof caused by fire or other risks of the type generally covered by a standard policy insuring against “all risk” perils (also known as “special causes of loss”); and (b) any other direct or indirect loss or damage caused by fire or other risks, which loss or damage is of the type generally covered by a standard policy insuring against “all risk” perils (also known as “special causes of loss”).

ARTICLE 12

EASEMENTS

12.1 Amendment to Modify or Eliminate Easements. This Declaration cannot be amended to modify or eliminate the easements reserved to the Operator, the Association or the Declarant or granted to any Owner(s) without prior written approval of the party(ies) benefited by such easement(s) (i.e., the Association, the Declarant or all Owner(s) benefited by such easements, as applicable) and any attempt to do so shall have no effect. Any attempt to modify or eliminate this Section shall likewise require the prior written approval of the Association.

12.2 Nature of Easements. Unless otherwise set forth herein, any easement reserved to the Association, the Operator, the Declarant or granted to any Owner(s) herein shall be nonexclusive. Easements granted or reserved herein shall include all easements shown on the Final Map and any and all future easements which may be granted or reserved after recordation of the Final Map (and therefore not shown on the Final Map) in accordance with the terms of this Declaration, may be evidenced by recordation of a Grant or Reservation of Easement or amendment to this Declaration recorded in the Official Records of the County.

12.3 Certain Rights and Easements Reserved to Declarant. The following rights and easements are hereby reserved to Declarant, may be exercised by Declarant so long as Declarant is the Owner of a Lot in the Project and shall automatically cease and terminate at such time as Declarant shall convey the last Lot in the Project to a third party:

(a)Easements for Repair and Maintenance. Easements for ingress, egress and access to and over all Common Area Lots and all Common Areas located upon any Building Lot for the maintenance and repair of all Common Parking Areas, Common Utility Lines, Common Water Lines, Common Landscaping, Common Lighting Facilities and Common Signage and other Improvements by the Association and/or the Operator in accordance with Articles 4 and 8 of this Declaration, together with the right to grant and transfer the same to contractors, subcontractors, agents and representatives of the Association and the Operator.

(b)Utilities. Easements over all portions of the Property for the installation of electric, telephone, cable television, water, gas, sanitary sewer lines and drainage facilities as are needed to service all portions of the Property and/or to further develop any undeveloped portions of the Property, together with the right to grant and transfer the same; provided, however, such easements shall not unreasonably interfere with the use and enjoyment by the Owners of their Lots with Buildings and parking in substantially the areas shown on the Conceptual Site Plans attached hereto as Exhibits “B-1” and “B-2”.

(c)Construction and Sales. Easements over all portions of the Property for the purpose of grading and installation of utilities, landscaping, irrigation and drainage facilities, and other Improvements, including without limitation, all Common Parking Areas and, on an interim basis prior to the commencement of construction of a Building upon any Building Lot, as necessary or appropriate to complete the improvement of the Common Areas as contemplated by the Conceptual Site Plans as the same may be amended from time to time and for the maintenance of all such Improvements, for the temporary storage of materials and equipment during the course of construction or maintenance, for display, sales and exhibit purposes in connection with the improvement and sale or lease of Lots within the Property (including without limitation in connection with the construction of additional Buildings, additional or modified Parking Areas and other Improvements), together with the right to grant and transfer the same to Owners, contractors, subcontractors, sales agents and representatives and prospective purchasers of Lots; provided, however, the exercise of such easement rights shall not unreasonably interfere with the use and enjoyment by the Owners of their Lots with Buildings and parking in substantially the areas shown on the Conceptual Site Plans attached hereto as Exhibits “B-1” and “B-2”.

(d)Monument Sign(s). Easements for the installation of monument sign(s) identifying the Project within the Property as from time to time approved by Declarant or the Association.

(e)Drainage. Easements for drainage over the Property through the drainage patterns and systems established by Declarant from time to time upon the Property, together with the right to grant and transfer the same to Owners.

(f)Exclusive Use Areas. Easements over, under and across portions of the Property for the location, operation, maintenance, repair and replacement of Exclusive Use Areas and Exclusive Use Area Improvements in accordance with the terms of this Declaration; provided, however, the exercise of such easement rights shall not unreasonably interfere with the use and enjoyment by the Owners of their Lots with Buildings and parking in substantially the areas shown on the Conceptual Site Plans attached hereto as Exhibits “B-1” and “B-2”.

(g)Easements for Public Agency Ingress and Egress. Easements over the Property and the right to grant the same to the City and/or any public or private agency, sufficient to guarantee access and entry to the Property and any Improvements thereon for any authorized fire inspector, building official, or any other official charged with carrying out the Laws of the City or any other governmental entity including, without limitation, a non-exclusive easement for public emergency vehicles and personnel acting in a public emergency over all portions of the Common Areas and each Owner's Lot designed for vehicular or pedestrian traffic.

(h)Additional Easements. Such additional easements over the Property as Declarant shall deem necessary and appropriate in its reasonable discretion in the course of developing, operating and selling Lots in the Project; provided, however, the exercise of such easement rights shall not unreasonably interfere with the use and enjoyment by the Owners of their Lots with Buildings and parking in substantially the areas shown on the Conceptual Site Plans attached hereto as Exhibits “B-l” and “B-2”.

12.4Certain Rights and Easements Reserved to the Association and the Operator. The following rights and easements are hereby reserved to the Association and the Operator:

(a)Easements for Repair and Maintenance. Easements for ingress, egress and access to and over all Common Area Lots and all Common Areas located upon any Building Lot for the maintenance and repair of all Common Parking Areas, Common Utility Lines, Common Water Lines, Common Landscaping, Common Lighting Facilities and Common Signage and other Improvements by the Association and/or the Operator in accordance with Article 4 of this Declaration, together with the right to grant and transfer the same to contractors, subcontractors, agents and representatives of the Association and the Operator.

(b)Easements for Public Agency Ingress and Egress. Easements over the Property and the right to grant the same to the City and/or any public or private agency sufficient to guarantee access and entry to the Property and any Improvements thereon for any authorized fire inspector, building official, or any other official charged with carrying out the Laws of the City or any other governmental entity including, without limitation, a non-exclusive easement for public emergency vehicles and personnel acting in a public emergency and easements as necessary to implement the Solid Waste Management Plan described in Section 26.3 (d), over all portions of the Common Areas and each Owner's Lot designed for vehicular or pedestrian traffic.

(c)Easements for Monument Sign(s). Easements for the continued placement and maintenance and repair of all monument sign(s) identifying the Project, together with the right to grant and transfer the same to contractors, subcontractors, agents and representatives of the Association and the Operator.

(d)Exclusive Use Areas. Easements over portions of the Property for the location, operation, maintenance, repair and replacement of Exclusive Use Areas and Exclusive Use Area Improvements, including, without limitation, Private Water Lines, in accordance with the terms of this Declaration; provided, however, the exercise of such easement rights shall not unreasonably interfere with the use and enjoyment by the Owners of their Lots with Buildings and parking in substantially the areas shown on the Conceptual Site Plans attached hereto as Exhibits “B-1” and “B-2”.

12.5Certain Easements for Owners. In addition to all other easements granted to Owners as provided in this Article 12, the following easements are hereby granted to each Owner of a Lot in the Project for the benefit of such Owners and their respective Occupants and/or Permittees to the extent such easement rights are granted by such Owners to their respective Occupants and/or Permittees:

(a)Utilities. Wherever sanitary sewer line connections, chilled water supply lines, chilled water return lines, water line connections, electricity, gas, telephone, communication and cable television lines or drainage facilities are installed within the Common Area Lots or the Common Area portions of any Building Lot, the Owners of any Lots served by said connections, lines or facilities shall have the right to, and there is hereby reserved to Declarant, together with the right to grant and transfer the same to Owners, easements over each Owner’s Lot to the full extent necessary for the full use and enjoyment of such portion of such connections which service such Lot, and to enter upon any Lots owned by any other Owner, or to have utility companies enter upon the Lots, in or upon which said connections, lines or facilities, or any portion thereof are situated, to repair, replace and generally maintain said connections as and when the same may be necessary as set forth below, provided that such Owner or utility company shall promptly repair any damage to a Lot caused by such entry as promptly as possible after completion of work thereon. The Declarant (or the Operator where there no longer is a Declarant) shall have the authority to grant additional easements or rights-of-way for utilities over the Common Areas as necessary to serve the Common Areas and/or the Lots. Any such easements shall be subject to review, approval and execution by the Owners of such portions of the Lots affected by any such easements, such approvals not to be unreasonably withheld or delayed. The Owner of any Lot and any of his Occupants or licensees shall have the right at all reasonable times to enter upon the land subject to said easements and to install, maintain, operate, repair and service utilities and drainage facilities thereon for the use and benefit of his Lot; provided, however, any such Person shall restore said land, at his own expense, as nearly as practicable, to the same condition as existed prior to such entry and shall comply with the provisions of Section 12.12. The Owner of any Lot shall have the right to assign the benefit and use of any such easement to any public or private utility company, agency or district for the purpose of installing, operating, repairing, servicing and maintaining utilities or drainage facilities and enforcing the easement rights. For purposes hereof, “utilities” shall include electricity, gas mains and lines, water distribution lines, storm water sewers, sanitary sewers, telephone, fiberoptic, cable TV, and telegraph cables and lines, and other similar or related facilities commonly regarded as utilities. All storm drains, utility lines, transformers and meters shall be maintained under the terms of this Declaration in a safe and good working condition by the party responsible therefor. No grantee of a utility easement shall in the use, construction, reconstruction, operation, maintenance or repair of any storm drains, utility lines, transformers and meters in any way interfere, obstruct or delay the business of any Owner or Occupant, or the public access to and from said business or interfere, obstruct or delay in any way the receiving of merchandise by any Owner or Occupant. Without limiting the foregoing, wherever chilled water supply lines, chilled water return lines, sanitary sewer lines, water service lines, electricity, gas, telephone, cable television and data cable lines and conduits, storm drain facilities and related connections, facilities and other utilities (collectively, the “Utilities”) are installed on and under the Property, each Owner of any Lot served by any Utilities (a “Served Owner”) and each public or private utility company, sanitation district or other governmental authority that is now or may hereafter become responsible for the maintenance of any Utilities on the Served Owner's Lot (collectively, the “Responsible Utility Companies”) shall have the right, and there is hereby granted to each Served Owner and each Responsible Utility Company by each Owner of a Lot (a “Burdened Lot”) on which are located any Utilities serving such Served Owner's Lot, a nonexclusive easement on, over, under and across all portions of the Burdened Lot on which are located Utilities for the purpose of inspecting, repairing, maintaining, replacing and reconstructing such Utilities when and as necessary, together with the right to enter upon the Burdened Lot to the extent and for such period of time as may be necessary to permit the exercise of the foregoing right and easement; provided, however, that (i) with respect to any Utilities that the Association is required to maintain, the Association, and not the Served Owner, shall be entitled to exercise right and easement hereby granted to the Served Owner; (ii) any Person that proposes to enter upon a Burdened Lot for the purpose of exercising the rights and easements hereby granted shall first give not less than forty-eight (48) hours' prior written notice of the proposed entry to the Owner of the Burdened Lot and shall further coordinate and manage such entry and any related maintenance, repair or construction work with the Owner of the Burdened Lot in such a manner as to minimize any resulting inconvenience to the occupants of the Burdened Lot; however, such written notice shall be waived when entry is required under emergency circumstances; (iii) the Owner, of the Burdened Lot shall have the right, at its sole expense, in cooperation with any applicable Responsible Utility Company and at no cost or expense to the Served Owner, to relocate any Utilities on the Burdened Lot to another location on the Burdened Lot that is feasible from an engineering standpoint, to the extent that such relocation is necessary to permit the construction of new structures or the expansion of existing structures on the Burdened Lot; and (iv) any Person exercising the right and easement hereby granted shall, at its sole expense, promptly repair any and all resulting damage to the Burdened Lot or the-Improvements and landscaping on the Burdened Lot (including without limitation any damage to other Utilities). In the event of any relocation of Utilities on a Burdened Lot, (i) the easement hereby granted shall automatically be deemed to apply to the Utilities as relocated, without the necessity of any instrument being delivered or recorded, and (ii) at the request of the Served Owner, the Owner of the Burdened Lot and the Served Owner shall execute, acknowledge and cause to be recorded an instrument in form and content reasonably satisfactory to the Served Owner for the purpose of confirming the relocation of the easement hereby granted without limiting the generality of the foregoing provisions, each Served Owner, by accepting title to such Served Owner's Lot, hereby agrees to indemnify and hold harmless the owner of the Burdened Lot on which are located any utilities serving such Served Owner's Lot from and against any and all claims, demands, liabilities, losses, obligations, causes of action, judgments, damages, costs and expenses of any nature that the Owner of the Burdened Lot may incur or suffer in connection with the exercise by the Served Owner or its authorized representatives of the easement granted in this Section 12.5(a).

(i)Notwithstanding anything to the contrary contained herein, it is understood that neither GWD nor any replacement water service provider shall have any responsibility for any Common Water Lines or Private Water Lines within the Project beyond the “customer side” of the two (2) main water meters providing water service to the Project unless and until such time as GWD or such replacement water service agency shall install water lines elsewhere within the Project.

(b)Drainage. There is hereby reserved to each Owner, easements for drainage over the Property through the drainage patterns and systems established by Declarant from time to time upon the Property.

(c)Exclusive Use Areas. As to each Owner which is granted the right to use any Exclusive Use Area(s) by Declarant, the Association or the Operator, together with the right to place and use Exclusive Use Area Improvements within any such Exclusive Use Area(s), there is hereby granted to each such Owner, easements in, over, under and across such Common Area portions of the Property as are reasonably necessary for the location, operation, use, maintenance, repair and replacement of, and access to, such Exclusive Use Areas and Exclusive Use Area Improvements as granted or approved by Declarant, the Association and/or the Operator for such Owner's exclusive use in accordance with the terms of this Declaration; provided, however, the exercise of such easement rights shall not unreasonably interfere with the use and enjoyment by the other Owners of their Lots with Buildings and parking in substantially the areas shown on the Conceptual Site Plan attached hereto as Exhibits “B-2”.

(d)Encroachments. Declarant hereby grants to all Owners for the benefit of each Lot the following mutual reciprocal perpetual easements for the purpose of providing subjacent or sublateral support for underground building footings, foundations and similar encroachments or intrusions (“Encroachments”):

(i)Upon any Lot for the benefit of any other adjoining Lot as a result of minor errors during the course of construction of any Improvements thereon, so long as any such Encroachment does not materially and adversely affect the reasonable use and development of any Lot being encroached upon or any Common Area Improvements thereon and is constructed pursuant to plans and specifications approved as provided in Article 6; or

(ii)Upon any Lot for the benefit of any adjoining Lot as a result of minor settlement, shifting or movement of a building on such adjoining Lot following any such intrusion.

In the event of any such Encroachment, the Owner of such encroaching Improvement (other than Declarant) may be required by the Operator to prepare and process a Lot line adjustment at the cost of such encroaching Owner. Except as to portions of the easement areas described above which are actually occupied by any Encroachment from time to time, such easements shall be non-exclusive and may be used for the installation of utilities or other facilities or any surface uses which do not unreasonably interfere with the use thereof for any Encroachment described above.

(e)Easements Appurtenant. All easements granted herein to Owners shall be appurtenant to and shall pass with title to each such Owner's Lot and may be used by the Owners and Occupants of each such Owner's Lot, and their respective Permittees, subject to any restrictions set forth in this Declaration.

12.6 General Easements

(a)Easements for Parking. There is hereby reserved to Declarant, the Operator and the Association together with the right and obligation to grant same to each Owner and each Owner’s Occupants and Permittees for the benefit of each such Owner’s Lot, a perpetual non-exclusive easement for “Parking” with respect to all Common Parking Areas of the Project; provided, however, (i) each Owner and its Occupants and Permittees (including visitors) shall have the right to use up to and no more than the total Allocated Parking Spaces for such Owner’s Lot as set forth in Article 27 of this Declaration, (ii) subject to prior written approval of Declarant or the Operator, as applicable, each Owner shall have the right to designate for the exclusive use of such Owner and its Occupants and Permittees out of its total Allocated Parking Spaces, up to five percent (5%) of its Allocated Parking Spaces as Reserved Parking Spaces as set forth in Section 7.2; and (iii) all Parking by all Owners, Occupants and Permittees shall be subject to the terms of this Declaration. Each future Owner of a Common Area Lot, by taking title to its Lot subject to this Declaration, shall be deemed to have granted such easements on its Lot to all other Owners, Occupants and Permittees and each Owner of a Building Lot by taking title to its Lot subject to this Declaration, shall be deemed to have granted such easements on its Lot to all other Owners, Occupants and Permittees for interim Common Parking as may from time to time be established by the Operator upon such Owner’s Building Lot prior to the commencement of construction of a Building upon such Owner's Building Lot. Notwithstanding the foregoing, it is intended that Occupants and Permittees of each Building will utilize Common Parking Areas most proximate to their Building and the non-exclusive parking easements granted and created by this Declaration shall not be deemed to create easements in favor of all Owners, Occupants and Permittees to park anywhere in the Project, rather such rights shall pertain to the Common Parking Areas most proximate to the Building owned or occupied by such Owner and the Occupants and Permittees of such Building as reasonably necessary to satisfy the requirement for Allocated Parking Spaces for each Building in the Project.

(b)Additional Easements for Parking. There is also hereby reserved to Declarant, the Operator and the Association together with the right to grant same to third parties including parties who are not Owners or Occupants of the Project, easements over non-exclusive Common Parking Areas for parking after normal business hours of the Project, together with the right to grant to third parties easements and licenses for parking within such non-exclusive Common Parking Areas during non-business hours, i.e., before 8:00 a.m. and after 6:00 p.m. Mondays through Fridays, and at all times on Saturdays, Sundays and holidays, provided all parking rights granted to Owners, Occupants and Permittees of the Project after 8:00 a.m. and before 6:00 p.m., Mondays through Fridays, are not materially impaired. The term “Parking” as used herein shall mean and be deemed to include and permit the following:

(i)The parking of passenger vehicles, and the pedestrian and vehicular traffic, of any of the Owners and their Occupants and Permittees;

(ii)The ingress and egress of all Owners, Occupants and Permittees, and the vehicles thereof, to any and from any portion of the Parking Areas and the public streets adjacent to the Parking Areas; and

(iii)The movement of pedestrians and vehicles by Owners, Occupants and Permittees between mercantile, business and professional establishments and occupants located or to be located within the Property.

(c)Easements for Ingress and Egress. Declarant reserves for itself, the Operator and the Association, together with the right and obligation to grant and transfer to each Owner, for the benefit of each Lot, a perpetual nonexclusive easement on, over and through all driveways, drive-aisles and paved areas of the Property including parking spaces (other than Reserved Parking Spaces) for vehicular and pedestrian access, ingress and egress by all Owners, Occupants and Permittees from public and private streets over and through the designated pedestrian and vehicular traffic circulation patterns and parking areas as may be established by Declarant from time to time upon the Common Areas Lots and any Common Area located upon any Building Lot for those purposes, including without limitation, over all such areas as are depicted on the Final Map;  provided, however, Declarant shall not be entitled to re-designate or establish new pedestrian or vehicular traffic circulation patterns on Building

Lots that have been conveyed to an Owner without such Owner's prior written approval. Each future Owner, by taking title to its Lot subject to this Declaration, shall be deemed to have granted such easements over and across such portions of such Owner's Lot to all other Owners, Occupants and Permittees. Such easement rights shall be subject to the following reservations as well as other provisions contained in this Declaration:

(i)Except for situations specifically provided for in the following subparagraphs, no fence or other barrier which would unreasonably prevent or obstruct the passage of pedestrian or vehicular travel for the purposes herein permitted shall be erected or permitted within or across any driveway or parking areas of the Project.

(ii)In connection with any construction, reconstruction, repair or maintenance on its Lot, each Owner shall locate any temporary staging and/or storage areas on its Lot at such locations as will not unreasonably interfere with any driveway area or any access between such Lot and the other areas of the Property and the public and private streets or roadways adjacent to the Property.

(d)Easements for Construction and Repair. In addition to easements for encroachment granted to Owners as provided in Section 12.5(d) above, and in connection with any work performed upon a Lot, incidental encroachments into or upon the Common Areas within that Lot shall be permitted in connection with the use of ladders, scaffolding, storefront barricades and similar facilities resulting in temporary obstruction of portions of the Common Areas, all of which are permitted under this Section so long as their use is kept within reasonable requirements of construction work expeditiously pursued. The Common Areas may be used for ingress and egress of vehicles transporting construction materials, equipment and Persons employed in connection with any work provided for in this Declaration. The Common Areas within the Lot upon which the construction is taking place may also be used for temporary storage of material and vehicles being used in connection with such construction, subject to all of the other terms of this Declaration. Reasonable precautions and measures shall be taken so that any disturbance to the use of the Common Areas generated by such encroachments will be minimized.

(e)Right of Entry by Declarant, Association, Operator. Declarant, the Association, the Operator, and their employees, agents, and contractors are hereby granted the right to enter upon the Common Areas and upon any other portion of the Project, to the extent reasonably necessary, to repair, improve, maintain and operate the Common Areas and to exercise the rights and to perform the duties imposed by this Declaration on the Operator or the Association. Such right of entry upon portions of the Project other than the Common Areas shall be exercised so as to interfere as little as reasonably possible with the possession, use and enjoyment of the Owner or Occupants of such portion and shall be subject to the provisions of Section 7.4. The Association shall indemnify, protect, hold harmless and defend the Owner and Occupants of each Lot over which the foregoing easements are reserved from and against all liabilities, losses, liens, damages, claims, costs and expenses and arising from or caused by the use of such Common Areas by the Declarant, Association, and Operator.

(f)Common Area Entry by Owners. In connection with any entry by an Owner onto any Common Areas for purposes of exercising such Owner's rights pursuant to utility or drainage easements granted pursuant to this Article, or for purposes of accessing or performing any work with respect to any of such Owner's Exclusive Use Area(s) located upon the Common Areas as permitted under this Declaration or otherwise approved by the Operator, such Owner shall, at its expense:

(i)Maintain, at all times during such period of entry, commercial general liability insurance with a combined single limit per occurrence of at least $2,000,000, naming the Operator and the Association (and the Owner and Occupants of such Common Areas if not owned by the entering Owner) as additional insureds, and providing that such coverage shall not be terminated or modified without at least thirty (30) days' prior written notice to the Operator;

(ii)Deliver to the Operator a certificate evidencing that such insurance is in full force and effect prior to entry onto such Common Areas;

(iii)Perform all work in a safe manner, insure that no hazardous condition remains on such Common Areas, and repair any damage thereto;

(iv)Keep such Common Areas free and clear of all mechanics' or materialmen's liens arising out of such Owner’s activities;

(v)Comply with all applicable Laws in connection with such work; and

(vi) Indemnify, protect, hold harmless and defend the Association, the Operator and the Owner and Occupants of such Common Areas from and against all liabilities, losses, liens, claims, damages, costs and expenses (including attorneys’ fees and court costs) for labor or services performed or materials furnished to or for such Owner, or for personal injury, death or property damage, arising out of or related to such Owner's entry or breach of the provisions of this Section 12.6.

12.7Easements by Owner. Upon the reasonable request of Declarant or the Operator, an Owner shall grant to the Declarant or the Operator such additional easements over such Owner's Lot(s) as may be reasonably requested for the benefit of one or more other Lots or the Common Areas provided, and upon condition that, the grant of such additional easement does not materially interfere or impede such Owner’s use of its Lot(s).

12.8 Easements Reserved and Granted. Any easements referred to in this Declaration shall be deemed reserved or granted, or both reserved and granted, as applicable, notwithstanding that a deed to any Lot fails to reference this Declaration or such reservation or grant.

12.9Reservation by Declarant. Declarant hereby reserves the right to subsequently grant and create any additional easements over one or more of the Lots owned by Declarant, including the Common Areas contained therein, for the benefit of one or more other Lots owned by Declarant, provided, and upon condition that, the grant of any such additional easements shall not materially interfere with or impede with the grant and use of the other easements established hereunder.

ARTICLE 13

APPROVAL OF OWNERS AND NOTICES

All notices, demands or requests for consent or approval of any kind which the Operator or any Owner or Occupant is required or desires to give or make upon Declarant, the Operator, the Association or any other Owner or Occupant shall (a) be in writing; (b) specify the Section of this Declaration which requires or authorizes that such notice be given or requires that such consent or approval be obtained; and (c) be given or made by personal delivery, private express courier, or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If intended for an Owner, to the last known address of the Owner. If to Declarant, to CABRILLO BUSINESS PARK c/o SARES Regis Group, 500 Esplanade, Suite 470, Oxnard, CA 93030, Attention: Cabrillo Business Park Manager. The address for the Association and the Board shall be established by Declarant upon formation of the Association. Mailing addresses may be changed at any time upon written notification to the Operator.

When given in the manner prescribed in this Section, all notices, demands or requests for consent or approval shall be deemed given, received, made or communicated on the date personal delivery is effected or, if mailed, on the delivery date or the date on which delivery is refused by the addressee.

ARTICLE 14

AMENDMENTS

Until. such time as there is an Owner of any portion of the Property other than Declarant or an Affiliate of Declarant, this Declaration may be amended and such amendment shall be effective when executed by Declarant and recorded in the Official Records of Santa Barbara County. From and after the date that, but only so long as there is an Owner of any portion of the Property other than Declarant or an Affiliate of Declarant, this Declaration may not be terminated, extended, amended or restated in any respect whatsoever, or rescinded, in whole or in part, except by written instrument duly recorded in the Office of the County Recorder of Santa Barbara County (“Supplemental Declaration”), after first being duly signed and acknowledged by those Owners (which may include Declarant) holding at least seventy-five percent (75%) of the Members' voting power. Notwithstanding the foregoing, any termination, amendment, restatement, modification or rescission of any of the provisions of Sections 5.1, 5.5, 6.1, 6.8, 7.2(a), 7.5, 11.1, 11.7, 11.8 and this Article 14 shall require the prior written consent of the City. Notwithstanding the foregoing, this amendment provision shall not be amended either (i) to allow amendments to the Declaration by the assent or vote of less than seventy-five percent (75%) in voting interest of all Owners, or (ii) to deprive Declarant of any rights or powers granted to it hereunder. In addition, this Declaration cannot be amended to modify or eliminate the easements reserved to Declarant or granted to the Operator or the Association without the prior written approval of Declarant, the Operator or the Association, respectively. This Declaration shall not be amended in a manner that would materially and adversely affect one Owner’s interest in its Lot, Building or the Project for the benefit of any other Owner(s), without the prior written consent of the Owner who is adversely affected. So long as Declarant is the

Owner of any undeveloped portion of the Property, it shall have the right to modify, amend, expand or terminate this Declaration with respect to such undeveloped portion other than any Common Area Lot, including the right to modify the use or regulations to which said portion shall be subject or to remove such undeveloped portion from this Declaration altogether. Property shall be deemed “undeveloped” if no permanent Improvements have been constructed thereon. Landscaping and surface parking areas shall not be deemed to be “permanent Improvements.” Any amendment which affects or purports to defeat or render invalid the lien of any Mortgage made in good faith and for value, to be effective, must be approved in writing by the record holders of all such Mortgages encumbering the affected portions of the Property at the time of such amendment.

ARTICLE 15

NOT A PUBLIC DEDICATION

Nothing contained in this Declaration shall be deemed to be a gift or dedication of any portion of the Project to the general public or for the benefit of the general public or for any public purposes whatsoever, it being the intent of Declarant that this Declaration shall be strictly limited to and for the purposes expressed in this Declaration. The right of the public or any Person to make any use whatsoever of the Project or any portion thereof (other than any use expressly allowed by a written or recorded map, agreement, deed or dedication) is by permission and subject to control of the Owners.

ARTICLE 16

INJUNCTIVE RELIEF

In the event of any violation or threatened violation by any Owner or Occupant of any portion of the Project of any of the terms, covenants, conditions and obligations of this Declaration, in addition to the other remedies for which this Declaration provides, Declarant, the Operator, the Association and any or all of the other Owners shall have the right to enjoin such violation or threatened violation in a court of competent jurisdiction.

ARTICLE 17

BREACH SHALL NOT PERMIT TERMINATION

No breach of this Declaration shall entitle any Owner to cancel, rescind or otherwise terminate this Declaration, but such limitation shall not affect in any manner any other rights or remedies which such Owner may have under this Declaration by reason of any breach of this Declaration. Any breach of any of the covenants, conditions or restrictions set forth in this Declaration, however, shall not defeat or render invalid the lien of any Mortgage made in good faith and for value, but such covenants, conditions or restrictions shall be binding upon and be effective against such Owner of any of said property or any portion thereof whose title thereto is acquired by foreclosure, trustee's sale or otherwise.

ARTICLE 18

INDEMNITY/INSURANCE BY OWNERS

18.1 Owner Indemnity. Each Owner shall indemnify, protect, defend and hold harmless, Declarant, the Association, the Board and the other Owners from and against all claims, expenses, liabilities, loss, damage and costs, including any actions or proceedings in connection therewith and including reasonable attorneys’ fees and costs, incurred in connection with, arising from, due to or as a result of the death of or any accident, injury, loss or damage, howsoever caused, to any Person or loss or damage to the property of any Person as shall occur on the indemnifying Owner's Lot (excluding Common Areas) including, without limitation, violation of any Environmental Laws, or the failure by an Owner to comply with the provisions of Section 7.6 regarding Hazardous Materials and compliance with Environmental Laws, except claims resulting from the negligence or willful act or omission of (a) the Association or the indemnified Owner, whichever is applicable; (b) any Occupant of the indemnified Owner's Lot (including such Occupant’s agents, servants and employees); or (c) the agent, servants or employees of such indemnified Owner, wherever such negligence or willful act or omission may occur. In addition, to the fullest extent permitted by Law, neither Declarant, the Association, the members of the Board nor any of their respective agents, employees, successors or assigns shall be liable to any Owner for any damage, loss or prejudice suffered or claimed on account of any decision, approval or disapproval of plans and specifications (whether or not defective), course of action, act, omission, error, negligence or the like made in good faith and reasonably believed to be within the scope of their respective duties.

18.2 Owner Insurance. Each Owner shall at all times during the term of this Declaration maintain or cause to be maintained commercial general liability insurance covering the Owner’s Lot and Exclusive Use Areas benefiting that Owner (excluding Common Areas) insuring against the risks of bodily injury, property damage and personal injury liability, with a limit of not less than Three Million Dollars ($3,000,000) per occurrence, which amount shall be reviewed and adjusted by the Operator every three (3) years for increases recommended by insurance industry-recommended standards for comparable mixed-use office/retail complexes in Santa Barbara County, California. Each Owner shall maintain property insurance, insuring all Buildings, Building Appurtenances and other structures on its Lot and Exclusive Use Areas (other than Common Areas) benefiting that Owner and personal property located therein from and against lose or damage by fire and/or casualty, under the standard form of all-risk insurance then in use in the State of California or under such other insurance as may be required under the terms of any Mortgagee encumbering the Lot.

ARTICLE 19

SEVERABILITY

If any provision of this Declaration is held by a court of competent jurisdiction to be invalid, the invalidity of such provision shall not affect the validity of the remaining provisions of this Declaration, and all remaining provisions shall continue unimpaired, in full force and effect.

ARTICLE 20

ENFORCEMENT AND REMEDIES

20.1 Right to Enforce. Declarant or the Association, as Operator, shall have the right to enforce, by all appropriate legal and equitable proceedings, all conditions, covenants, restrictions, reservations, liens, and charges now or hereafter imposed by the provisions of this Declaration. It is hereby agreed that money damages are an inadequate remedy for breach of any of the conditions, covenants and restrictions contained herein, other than a default in the payment of any assessment when due. Every Owner and Occupant of a Lot subject to these restrictions expressly waives the benefit of California Code of Civil Procedure Section 731(a) and any other comparable statute or rule, and agrees that such violation or breach may be enjoined whether or not monetary damages may be provided or provable. Prior to commencing litigation, the requirements of California Civil Code Section 1354 relating to alternative dispute resolution shall be satisfied.

20.2 Owner’s Remedies. After written request to the Operator to prevent any violation of, or remedy any failure to timely perform, any responsibility or obligation under this Declaration by the Operator, Declarant, the Association, the Committee or any other Owner or Occupant, and failure by the Operator, Declarant or the Association within thirty (30) days after receipt of such request to diligently investigate the matter and undertake to remedy or otherwise address such matter, any Owner shall additionally have all enforcement rights provided for in this Declaration. In addition, any other party to whose benefit this Declaration inures shall have the right, in the event of violation or breach of this Declaration, to prosecute a proceeding at law or in equity against the Person or Persons who have violated or are attempting to violate this Declaration, to enjoin or prevent them from doing so, to cause said violation to be remedied and to recover damages for said violation.

20.3 Waiver. The failure of any Owner, Declarant or the Association to enforce any provision of this Declaration shall in no event be deemed a waiver of the right to do so thereafter, and neither any Owner, Declarant nor the Association shall have any liability for such failure of such Owner, Declarant or the Association to enforce any provision of this Declaration.

ARTICLE 21

LITIGATION EXPENSES

If the Operator, Declarant, any Owner or the Association brings an action against any other Owner or Occupant by reason of a breach or alleged violation of any covenant, term or obligation of this Declaration, or for the enforcement of any provision of this Declaration or otherwise arising out of this Declaration, the prevailing party in such action shall be entitled to its cost of suit and reasonable attorneys’ fees, which shall be made part of any judgment rendered in such action.

ARTICLE 22

NO ASSIGNMENT OR TRANSFER

The rights, powers, duties and obligations conferred upon the Owners pursuant to this Declaration shall not at any time be transferred or assigned by any Owner, except (a) in the case of the rights, powers, duties and obligations of Declarant, by Declarant pursuant to the definition of “Declarant” set forth in Article 27; or (b) in the case of any Owner, (i) through a transfer of the Owner's interest in its Lot in the manner provided in Article 23, or (ii) to a qualified Occupant pursuant to Section 1.3.

ARTICLE 23

SALE BY OWNER

Upon the sale, transfer, conveyance or assignment by any Owner of its right, title and interest in its Lot, the following shall apply:

23.1 Notice. The transferring Owner shall give prompt written notice of the sale, transfer, conveyance or assignment to the Operator, the Association and Declarant, as long as Declarant owns a Lot. Such notice shall set forth the name of the transferee and the transferor, the description of the affected Lot, the nature of the interest transferred, the transferee’s mailing address and the date of transfer. Prior to receipt of such notification, any and all communications required or permitted to be given under the Project Documents shall be deemed to be duly given to the transferee if duly and timely given to said transferee's transferor.

23.2 Constructive Notice and Acceptance. Each Owner and Occupant, and every other person who now or hereafter owns or acquires any right, title, estate or interest in or to any portion of the Project, by acceptance of a deed, lease or other interest therein, shall be conclusively deemed to have consented and agreed to hold such title, leasehold or interest subject to and to comply with every covenant, condition and restriction contained herein and to the rights of Declarant, the Operator and the Association hereunder, whether or not any reference to this Declaration is contained in the deed, lease or other instrument by which such person acquired said interest in the Project. Every provision of this Declaration, regardless of its characterization herein, shall be deemed a covenant, condition, restriction, reservation, easement or servitude, as the circumstances may require, to permit the enforcement thereof and to carry out the intent of this Declaration.

23.3 Release of Owner. A transferring Owner shall be released from all obligations of this Declaration as of the effective date of the transfer; provided that with respect to the period before the effective date of the transfer, such Owner is not in default in the performance of any duties or obligations arising under this Declaration or in the payment of any amounts due and payable under this Declaration.

23.4 Liability of Transferee. In no event shall any transferee of any Owner be liable for any default of the transferring Owner under this Declaration which occurred prior to the effective date of the transfer; provided, however, nothing contained in this Section shall affect the existence, priority, validity or enforceability of any lien placed upon the transferred Lot or portion thereof pursuant to Section 2.10.

ARTICLE 24

TERM OF DECLARATION

Subject to the provisions of Article 14 hereof, this Declaration shall run with the land and continue in full force and effect for a period of ninety nine (99) years and thereafter year to year, unless, within three (3) months prior to expiration of the term (as it may be so extended), a written instrument duly signed and acknowledged by the Declarant, if the Declarant still owns a Lot within the Project, and Owners (which may include Declarant) holding at least seventy-five percent (75%) of the Members voting power is recorded in the Office of the County Recorder of Santa Barbara County, California terminating this Declaration in whole or in part as to all or a portion of the Property.

ARTICLE 25

MISCELLANEOUS

25.1 Assignment. Notwithstanding any provision of this Declaration to the contrary, Declarant may, at any time, relieve itself of its rights and obligations under this Declaration (including all obligations and duties as the Operator) by recording a notice stating that Declarant has surrendered said rights and obligations and, upon recordation of such notice, even if it is not specified therein, said powers and obligations shall immediately vest in the Association. If at any time Declarant ceases to exist and has not made such an assignment, the rights and obligations of Declarant (including all obligations and duties as the Operator) shall automatically vest in the Association.

25.2 Constructive Notice and Acceptance. Each Owner and Occupant, and every other person who now or hereafter owns or acquires any right, title, estate or interest in or to any portion of the Property, by acceptance of a deed, lease or other interest therein, shall be conclusively deemed to have consented and agreed to hold such title, leasehold or interest subject to, and comply with, every covenant, condition and restriction contained herein and to the rights of Declarant hereunder, whether or not any reference to this Declaration is contained in the deed, lease or other instrument by which such person acquired such interest in the Property. Every provision of this Declaration, regardless of its characterization herein, shall be deemed a covenant, condition, restriction, reservation, easement or servitude, as the circumstances may require to permit the enforcement thereof and to carry out the intent of this Declaration.

25.3 Estoppel Certificate. Each Owner and Mortgagee shall, upon reasonable request to Declarant, the Association, or the entity then charged with enforcement of the terms of this Declaration, be entitled to receive a statement specifying the nature of any known default of such applicable Owner. For such statement, Declarant, the Association or such other certifying party, shall be entitled to charge a reasonable fee based upon administrative expenses.

25.4 Captions. Captions and Section headings, where used in this Declaration, are for convenience of reference only, are not intended to be a part of this Declaration and in no way define, limit, amplify, change, alter or describe the scope or intent of the particular paragraphs to which they refer.

25.5 Gender. For the purpose of this Declaration, the neuter gender includes the feminine or masculine and the singular number includes the plural.

25.6 Declarant’s Reserved Rights. Wherever it appears in this Declaration that Declarant has the right to waive compliance with certain provisions, the right to approve or deny certain matters or the right to exercise its discretion in various areas, these rights of the Declarant are expressly reserved or retained by Declarant, and all of the provisions of this Declaration are subject to such retained and reserved rights.

25.7 Exhibits. All exhibits referred to herein are attached hereto and incorporated by reference.

25.8 Governing Law. This Declaration shall be governed, construed and enforced in accordance with the Laws of the State of California.

25.9 Mortgage Protection. No breach of this Declaration shall affect, impair, defeat or render invalid the lien of any Mortgage now or hereafter executed in good faith and for value upon any part of the Project, except for the foreclosure of an assessment lien that is superior to such Mortgage, if any, pursuant to Section 2.10 above. However, if any portion of the Project is sold under a foreclosure of any Mortgage or is conveyed to the party so secured in lieu of foreclosure, any purchaser at such sale, and his successors and assigns, shall hold any and all property so acquired subject to all of the restrictions and other provisions of this Declaration. Such a purchaser shall not be obligated to cure any preexisting breach of this Declaration which is non-curable by payment of money (subject to Section 2.10) or of a type which is not practical or feasible to cure. Any loan to facilitate the resale of any portion of the Property after a foreclosure sale or deed in lieu of foreclosure is a loan made in good faith and for value. If a Mortgagee delivers written notice of its Mortgage to the Operator together with a request for notices of default with respect to the Lot or Lots encumbered by the Mortgage, the Association shall deliver copies of all such notices of default to such Mortgagee (a “Requesting Mortgagee”) concurrently with delivery to the Owner or Owners. A Requesting Mortgagee shall also be entitled to timely written notice of any destruction, taking or threatened taking that affects a material portion of the Common Areas (including without limitation any Common Parking Area) benefiting a Lot securing the Mortgage, and any lapse, cancellation or material modification of any insurance policy maintained by the Operator. Mortgagees are hereby authorized to furnish information to the Operator concerning the status of any Mortgage. Nothing contained in this Declaration or the other Project Documents shall give the Operator, the Association, any Owner, or any other party priority over the rights of a Mortgagee with respect to distributions of insurance proceeds or condemnation awards for losses to or a taking of a Lot or Building, or any portion thereof, encumbered by a Mortgage held by such Mortgagee.

25.10 Mutuality, Reciprocity; Runs With Land. This Declaration is designed to create equitable servitudes and covenants appurtenant to, and for the direct, mutual and reciprocal benefit of each and every Lot, running with the Property, in accordance with the provisions of California Civil Code Section 1468. The covenants, conditions, restrictions, reservations, equitable servitudes, liens and charges set forth herein shall run with the Property and shall be binding upon all persons having any right, title or interest in the Property, or any part thereof, their heirs, successive owners and assigns; shall inure to the mutual benefit of, and be enforceable by, persons having right, title or interest in any Lot, their heirs, successive owners and assigns; and shall be binding upon Declarant, its successors and assigns and all successors in interest with fee interests in all or any portion of the Property. Declarant hereby declares its understanding and intent that the burden of the covenants set forth herein touch and concern the land.

ARTICLE 26

RIGHTS AND REQUIREMENTS OF THE CITY OF GOLETA

26.1 General. Notwithstanding any other provision to the contrary as may be contained in this Declaration, and in addition to all other rights granted to the City pursuant to the provisions of this Declaration, the City shall have the following additional rights, and Declarant, the Operator and the Owners, as applicable, shall comply with the following provisions, City requirements and conditions:

26.2 Definitions. For purposes of this Article, the term “Improvements” shall have that meaning set forth in this Declaration, if any, but shall also include all improvements in the Project, including, without limitation, the following: all structures and buildings (and all components thereof); private utilities; landscaping improvements and plantings; fences and walls, private streets and driveways, sidewalks, parking areas, garages, carports, lighting, signs, irrigation and drainage facilities.

26.3 Maintenance and Waste Management. Declarant, the Operator and each Owner shall comply with the following special conditions:

(a) Owner Maintenance. Each Owner, including Declarant, shall, at all times, perform such maintenance as is required to be performed by an Owner under this Declaration in accordance with the terms of this Declaration and applicable City codes and regulations.

(b) Landscape Maintenance. All landscaping in the Project, including, without limitation, trees, shrubs and other vegetation, drainage and irrigation systems, shall be maintained by the Owners in conformity with the landscaping maintenance standards of the City. Dead or diseased plants shall be promptly replaced with landscaping similar in type, size and quality.

(c) Parking and Driveways. Driveways and traffic aisles within the Project shall be kept clear and unobstructed at all times. No vehicles or other obstruction shall project into such driveways or traffic aisles. All private streets or driveways, sidewalks and parking areas shall be regularly swept and cleaned. All asphalt and concrete paved areas shall be repaired, replaced, and re-striped, as necessary, to maintain said pavement at all times in a level and smooth condition. Any traffic or parking signage will be properly maintained.

(d) Waste Management. Each Owner, including Declarant, shall comply with a Solid Waste Management Plan which shall be developed by Declarant and implemented by the Operator which shall include without limitation:

(i) Provision for designated space and/or bins for storage of recyclable materials including office paper, cardboard, and beverage containers within each Occupant's suite in the Project;

(ii) Development of a plan for accessible collection of materials on a regular basis:

(iii) Regular composting of lawn clippings and other landscape materials;

(iv) Provision of a tenant/employee education pamphlet to be used in conjunction with available Santa Barbara County and federal source reduction educational materials. The pamphlet shall be provided to all tenants by the leasing/property management agency;

(v) Purchase and use of materials made of recycled materials;

(vi) Encouragement of two-sided copying and use of reusable dishware in employee kitchen areas;

(vii) Inclusion of lease language requiring tenant participation in recycling/waste reduction programs, including the specification that janitorial contracts include compliance with recycling requirements;

(viii) A monitoring program (annual) to ensure at least fifty percent (50%) participation in overall waste disposal, using source reduction, recycling, and/or composting programs.

26.4 City as Third Party Beneficiary. Each Owner acknowledges by acceptance of the deed or other conveyance therefor, whether or not it shall be expressed in any such deed or other instrument, that each of the covenants, conditions and restrictions set forth in this Article benefit the City, and that the City has a substantial interest to be protected with regard to compliance with these covenants, conditions and restrictions and any amendments thereto.

26.5 Easement for Law Enforcement and Emergency Vehicles and Personnel. Declarant hereby reserves a non-exclusive easement for access, ingress and egress upon and across the Project as may be necessary for law enforcement and for the provision of emergency services in the Project by City and state and federal law enforcement officers and vehicles, City Fire Department and other emergency services vehicles and personnel.

26.6 Agreement Between Declarant and City. The Declarant, in exchange for receiving the City’s approval of this Declaration, hereby agrees to hold, sell and convey the Project subject to the covenants, conditions, restrictions and reservations contained in this Article.

26.7 Compliance with Law. Declarant, the Association and each Owner shall comply with state and federal law and with all ordinances, regulations and standards of the City, and any assessment district of the City, as may be applicable to the Project.

26.8 No City Liability. The failure or refusal of the City to exercise any of the rights or powers conferred by this Article will not result in any liability to the City and shall not give rise to a cause of action against the City, its officers and employees, on the part of any person. No officer or employee of the City shall be personally liable to the Declarant, the Association or any Owner, for any default or breach by the City, its officers and employees, under this Declaration.

26.9 Amendments/Termination. Any termination of this Declaration, and any amendment to any provision of this Article or to any other provisions of this Declaration which affects the rights of the City under this Article shall require the prior written consent of the Goleta City Manager (or his authorized representative) prior to recordation. The City’s prior written approval shall be contained within or recorded concurrently with any such amendment or termination. Any such amendment or termination recorded without the City’s written approval shall be null and void.

26.10 Attorneys' Fees. In any action brought by the City to enforce this Declaration, the prevailing party will be entitled to receive its attorney’s fees and costs, in addition to such other relief as may be granted. In addition, the City shall be entitled to receive its attorney’s fees and costs expended in connection with (a) enforcement of this Article, and (b) any settlement procedure as may be ordered by the court. To the extent the Operator and/or any individual Owner is a non-prevailing party in any enforcement action, the Operator and the individual Owner against whom such enforcement action has been taken shall be jointly and severally liable for any such attorneys' fees and costs.

26.11 Notices. Notices to the City that may be required or necessary under this Declaration, if any, shall be provided to the following addresses:

To City:	City of Goleta
130 Cremona Drive, Suite B
Goleta, CA 93117
Attn: Planning and Environmental Services Department

With Copy to:	City of Goleta
130 Cremona Drive, Suite B
Goleta, CA 93117
Attn: City Attorney

ARTICLE 27

DEFINITIONS

In addition to any other terms defined in this Declaration, the following definitions shall apply unless otherwise indicated:

“Affiliate” – Any Person which owns, is owned by, is controlled by, controls, or is under common control with, another Person.

“Allocated Parking Spaces” - With respect to each Building, the number of parking spaces (including visitor parking spaces) allocated to each such Building by this Declaration and the applicable governmental authority as necessary to provide required parking (including parking for Occupants and Permittees [including visitors]) for the uses to be conducted in or about the Building in question based upon the Maximum Floor Area (as defined herein) for such Building, together with such additional parking spaces, if any, as may from time to time be allocated to such Building by the Operator as provided herein. Allocated Parking Spaces for a Building may be situated entirely upon the Lot upon which such Building is situated and may comprise all of the Parking Spaces situated upon such Lot in which case such Allocated Parking Spaces shall constitute Exclusive Use Area for the Owner of such Lot and shall not constitute Common Parking Areas. Allocated Parking Spaces for a Building may alternatively be located upon the Lot upon which such Building is situated and/or upon other adjacent Lots and may therefore constitute Common Parking. Allocated Parking Spaces may granted by one Building Lot Owner to another Building Lot Owner by easement. Allocated Parking Spaces granted to a Building are granted in consideration for payment by the Owner of such Building of (i) all costs and expenses associated with the use, maintenance and repair of such Allocated Parking Spaces if they shall constitute Exclusive Use Area as to such Owner, or (ii) such Owner's share of Common Expenses attributable to such Common Parking Areas if they shall be situated within Common Parking Areas as provided herein and shall be taken into account in establishing the Deemed Land Area of each Building Lot as provided herein and as shown on Exhibit “D” attached hereto. The Allocated Parking Spaces for each Building are set forth in Architectural Sheet #3 to the Development Agreement for the Project, the relevant parking provisions of which are attached hereto as Exhibit “D”. subject to change from time to time based upon changes to development and uses within the Project as provided herein and in the Development Agreement or other City approved modifications to the Project.

All parking spaces located upon a Lot shall be part of the Common Parking Areas unless designated as Exclusive Use Areas pursuant to this Declaration. All allocations of parking within Common Parking Areas shall be on a non-exclusive basis, except for permitted reserved parking spaces as may be provided herein, among those entitled to use such Common Parking Areas and shall be made by Declarant or the Operator in a reasonable and non-discriminatory manner. The allocations of Allocated Parking Spaces may be confirmed as a part of any sale instrument covering a Lot and/or Improvements thereon, but shall remain subject to adjustment at any time by Declarant or the Operator based upon the actual Floor Area of the Building(s) actually constructed upon the Lots, modifications or additions thereto, requirements of the City and usage experience as to the parking required with respect to the Building(s) in question (consideration being given to peak period and off-hour usage for the businesses conducted within such Buildings, the availability of overflow parking within the Common Areas, etc.).

Accordingly, it is to be noted that the actual total number of parking spaces within the Common Parking Areas may be greater or less than the total number of Allocated Parking Spaces serving the Buildings served by such Common Parking Areas because (i) Owners may elect to build excess parking spaces upon their respective Lots to service their Buildings; or (ii) different hours of operation or peak parking requirements for different Occupants may permit a reduction in the total number of parking spaces required to be built to accommodate all uses within the Project. Further, the Allocated Parking Spaces shall remain at all times subject to the exercise by Declarant of its rights pursuant to Section 7.2 hereof and subject to requirements of the City. Allocated Parking Spaces shall be made available to the Owner(s), Occupants and Permittees (including visitors) of a Lot commencing upon issuance of a certificate of occupancy or equivalent for the Building constructed upon such Lot. Notwithstanding any of the foregoing, the number of Allocated Parking Spaces for any Lot shall not be reduced by Declarant below that necessary to provide such Lot with the minimum number of parking spaces required by the City to be provided for any Building(s) located on such Lot at the time of the initial construction thereof taking into account any and all parking for such Building which is located upon such Lot, without Declarant first obtaining the consent of the City, the Owner of, and any Mortgagee that has a Mortgage on, such Building(s).

“Architect” – A Person holding a certificate to practice architecture in the State of California under authority of Division 3, Chapter 3 of the BUSINESS & PROFESSIONS CODE of the State of California or any successor legislation thereto.

“Articles” – The Articles of Incorporation of the Association which are or shall be filed in the office of the California Secretary of State, as amended and supplemented from time to time.

“Assessment, Capital Improvement” – “Capital Improvement Assessment” shall mean a charge against each Owner and such Owner's Lot, representing a portion of the costs to the Operator for installation or construction of any Improvements on any portion of the Common Area which the Operator may from time to time authorize, pursuant to the provisions of this Declaration. Such charge shall be levied among all Owners and their Lots in the same proportion as Regular Assessments, unless otherwise determined by the Operator as provided in Section 2.4.

“Assessment, Reconstruction” – “Reconstruction Assessment” shall mean a charge against each Owner and such Owner's Lot representing a portion of the cost to the Operator for reconstruction of any Common Area Improvements pursuant to the provisions of this Declaration. Such charge shall be levied among all Owners and their Lots in the same proportion as Regular Assessments, unless otherwise determined by the Operator as provided in Section 2.4.

“Assessment, Reimbursement” – “Reimbursement Assessments” shall mean a charge against a particular Owner and such Owner's Lot directly attributable to, or reimbursable by, that Owner equal to the cost incurred by the Operator for corrective action performed pursuant to the provisions of this Declaration, or a reasonable fine or penalty assessed by the Operator, plus interest and other charges on such Special Assessments as provided for herein. Reimbursement Assessments shall also include charges levied by the Operator against an Owner and such Owner’s Lot for excessive use of any utility which is commonly metered within the Property.

“Assessment, Regular” – “Regular Assessment” shall mean the monthly or supplemental charge against each Owner and such Owner’s Lot representing a portion of the Common Expenses, including Common Water Expenses, which are to be paid by each Owner to the Operator in the manner and proportions provided herein.

“Assessments, Special” – “Special Assessments” shall mean Capital Improvements Assessments and Reconstruction Assessments and any other assessment imposed by the Operator against any Owner(s) which are not Regular Assessments or Reimbursement Assessments, including, without limitation, Assessments by the Association to each Owner for Private Water Use by each such Owner.

“Association” – Cabrillo Business Park Owners Association, a California Nonprofit Mutual Benefit Corporation.

“Benefited Lot” – Any Lot which, pursuant to the terms of this Declaration, is the beneficiary of any right or benefit granted herein or created pursuant to the terms hereof.

“Board” – The Board of Directors of the Association, as the same may be constituted from time to time.

“Building” – Any structure now or hereafter constructed on any Lot which is intended for human occupancy including, without limitation, the eight (8) existing Buildings and contemplated Buildings 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12.

“Building Appurtenances” - Truck docks, tunnels, ramps and wells, trash storage areas and equipment, outdoor seating and patio areas, fountains and other architectural features servicing exclusively one (1) or two (2) Buildings, landscape and hardscape areas immediately appurtenant to a Building and supports and appurtenances that extend from a Building as permitted by this Declaration, such as Building canopies, support columns, pilasters, overhangs and footings, provided that such Improvements are located immediately adjacent to a Building or other Building Appurtenance as permitted by this Declaration, or, with the Operator’s prior written consent, within an Exclusive Use Area of a Common Area Lot as designated or approved by the Operator.

“Building Area” - Prior to the commencement of construction or remodeling of a Building, that area of the Lot in question which is designated as a Building Area on the Site Plan or approved construction drawings for the Building; and from and after the commencement of construction or remodeling of a Building structure on a Lot, the Building Area shall conform to the footprint of the Building Improvements constructed thereon. Notwithstanding the foregoing, in no event shall any Building be constructed in an area not shown as Building Area on the Conceptual Site Plans attached hereto; provided, however, Building Appurtenances may, with the prior written consent of the Operator be constructed outside of a Building Area as designated or approved by the Operator.

“Building Lot” – Any Lot upon which Buildings and Building Appurtenances are or may be constructed under applicable Laws, specifically excluding all Common Area Lots.

“Bylaws” – The Bylaws of the Association, as amended and supplemented from time to time.

“City” – The City of Goleta, California, a municipal corporation.

“Committee” – The Architectural and Development Review Committee created pursuant to Article 3.

“Common Areas” — Those portions of the Project intended for the common use of Owners, Occupants and Permittees, and comprised of vehicular and pedestrian access areas and driveways, sidewalks, curbs, gutters and loading areas, Common Parking Areas and the parking spaces situated therein, parking bumpers, signage and other improvements located within such Common Parking Areas, Common Lighting Facilities, Common Landscaping, Common Drainage and Irrigation Facilities, Common Signage, Common Utility Lines, Common Water Lines and any other portion of the Property over which all Owners and/or the Operator have rights or obligations of use, beneficial enjoyment or maintenance pursuant to the terms of this Declaration or the conditions of approval of the Final Map (as defined below) or pursuant to any other governmental approval affecting the Property; excepting therefrom, however, all Buildings, Building Appurtenances, Private Water Lines and all other areas of the Project which are, or from time to time may be, designated by the Operator as “Exclusive Use Areas” for the exclusive use of one or more Owners, Occupants and/or Permittees, including, without limitation, the Exclusive Parking Areas situated upon Lots 3,8, 11 and 12 and all Exclusive Use Improvements which may be located within an Exclusive Use Area as designated or approved by the Operator. The Common Areas generally depicted on either of the Site Plans attached hereto as Exhibits “B-1” and “B-2” may be modified from time to time to change the location or configuration thereto or to reflect the requirements of the City or other governmental authorities by recordation of a Supplemental Declaration executed by Declarant or the Operator, subject to Article 14. Notwithstanding anything contained in this Declaration to the contrary, all Parking Areas of Lots 3, 8, 11 and 12 other than driveways, drive aisles, sidewalks, Common Utilities, Common Drainage and Facilities and Common Signage located on such Lots shall constitute Exclusive Use Areas for the exclusive use of the Owner(s) and Occupants and Permittees of Lots 3, 8, 11 and 12, respectively, and shall not constitute part of the Common Areas of the Project.

“Common Area Improvements” – All Improvements (other than Improvements within Exclusive Use Areas) which are from time to time located upon or within the Common Areas including, without limitation, Common Lighting Facilities, Common Landscaping, Common Parking Areas, Common Signage, Common Utility Lines, Common Water Lines and Common Drainage and Irrigation Facilities.

“Common Area Lot” - Each Lot which Declarant may from time to time designate as a Lot upon which primarily Common Area Improvements including Common Parking Areas and Driveways are to be constructed, including without limitation, Lots 15, 16, 17 and 18. Declarant hereby designates Lots 15, 16, 17 and 18 as the initial “Common Area Lots” for the Project.

“Common Drainage and Irrigation Facilities” – The on-site private drainage, landscape irrigation and sewer facilities and structures or portions thereof which serve the Common Areas or all of the Buildings in the Project, as the same may from time to time exist within the Project, including, without limitation, all common bio-swales located within the Project.

“Common Expenses” – All costs, fees and expenses incurred by the Association and/or Operator in connection with the ownership, operation, management, maintenance, repair and restoration of the Common Areas of the Project and all property of the Association, if any, including, without limitation, the actual and estimated costs and expenses of maintaining and operating the Association; Real Property Taxes assessed on Common Area Lots, if any (it being intended that the property value, if any, of any Common Area Lots be allocated by the taxing authority ratably as part of the property value of all Building Lots within the Project); costs of property management fees and costs associated with administration and operation of the Project including compensation paid to attorneys, managers, accountants and contractors; costs and expenses of maintaining and operating all Common Areas and all Common Area Improvements (excluding costs and expenses associated with any Exclusive Use Areas); the cost of utility services for the Common Areas (excluding costs of utilities for any Exclusive Use Areas) including Common Water Costs, and for the maintenance, repair and replacement of Common Utility Lines, Common Water Lines, Common Landscaping, Common Lighting Facilities, Common Parking Areas, Common Signage and Common Drainage and Irrigation Facilities; the cost of insurance maintained by the Operator as described herein or in the Bylaws including, without limitation, public liability insurance, property insurance, worker’s compensation insurance, fidelity coverage and other forms of insurance customarily obtained by persons or firms performing functions similar to those performed by the Operator hereunder for projects similar to the Project; and the costs and expenses of exercising the powers and performing any and all of the duties of the Operator under this Declaration, the Project Documents, the Articles, the Bylaws and any rules or regulations adopted by the Association including, without limitation, the cost of all services, utilities, materials and equipment (and personal property taxes thereon, if any) required in connection therewith, but excluding the costs of all initial, original construction of Common Area Improvements; and maintaining any reasonable reserves for such purposes as determined by the Operator. To the extent any Common Expenses are common to more than one, but not all Owners or Buildings within the Project, the Operator shall allocate such Common Expenses on an equitable basis as between only such Owners that share the benefits associated with such Common Expenses.

“Common Landscaping” – Landscaping and related irrigation system improvements, facilities and equipment located upon any Common Area Lot or located upon any Building Lot to the extent comprising part of the Common Area to be maintained by the Operator, as the same may from time to time exist within the Project, including, without limitation, all shared frontage landscaping which fronts any public or interior private streets abutting the Project, all landscaped medians within the street right of way on Hollister and Los Carneros Avenues, and all public infrastructure landscaping within the Project including all park and wetlands areas within the Project once such wetlands areas are accepted by the applicable public agency.

“Common Lighting Facilities” – The light standards and fixtures, light bulbs, tubes, electrical transformers, power panels, utility lines, and above and below ground electrical conduit and wiring which serve the Common Areas including the Common Parking Areas, Common Landscaping and Common Signage, as the same may from time to time exist within the Project.

“Common Parking Areas” – Those portions of the Common Areas, consisting of Parking Areas, as the same may from time to time exist within the Project which may he utilized by the Owners and Occupants of more than one Lot and their Permittees in common as provided in Section 7.2.

“Common Parking Expenses” – Common Expenses, including Real Property Taxes, and costs of utilities and insurance attributable to Common Parking Areas.

“Common Signage” – All signage located within the Common Areas of the Project (specifically excluding tenant or other Occupant identification signage) which identifies the Project, the Project management company, parking operator, listing agent(s) or which provide other Project-oriented information including, without limitation, Project directional signage.

“Common Utility Lines” – All above or below ground utility lines (including water, electrical, gas, sewer and storm drains) which either (i) service Common Area Improvements, whether exclusively or in common with other Improvements (including, without limitation, Common Area Lighting Facilities and Common Area Landscaping Improvements and all utilities which service water features within the Project, if any), or (ii) serve more than one Building or Building Site. Common Water Lines shall be included within Common Utility Lines.

“Common Water Costs” – the costs, as reasonably determined by Operator of all water service to provided within the Project pursuant to Common Water Lines including without limitation costs to supply water for Common Areas and Common Landscaping.

“Common Water Lines” – All above or below ground water lines, meters and sub-meters located or installed within the Project from the “customer side” of the two (2) main water meters installed by the Goleta Water District which serve the Project located at Hollister Avenue and Los Carneros Road, to the extent such water lines, meters and sub-meters either (i) service Common Area Improvements, whether exclusively or in common with other Improvements (including, without limitation, Common Area Landscaping Improvements and water features within the Project, if any), or (ii) serve more than one Building or Building Site to the point at which such water line exits a sub-meter as a water line serving only a single Building or Building Site thereby becoming a Private Water Line.

“Declarant” – Santa Barbara Realty Holding Company, LLC, a Delaware limited liability company (“SBRHC”), and any successor-in-interest (defined below). As used in this definition, a “successor-in-interest” of SBRHC shall mean a Person which, through a purchase or acquisition of stock or partnership interest(s), amalgamation, consolidation, reorganization, dissolution, merger or similar transaction (as opposed to a purchase, transfer or conveyance of one or more Lots), becomes vested with the rights and assumes the obligations of SBRHC, as “Declarant”, pursuant to this Declaration. “Declarant” shall also mean the transferee from SBRHC or its successor-in-interest of any one or more Lots comprising a portion of the Project, provided SBRHC or its successor-in-interest expressly assigns to such transferee the rights of “Declarant” and such transferee assumes the obligations of “Declarant” under this Declaration; any such assignment and assumption of the rights and obligations of “Declarant” shall be in writing and signed by both SBRHC or its successor-in-interest and by the transferee in recordable form and shall be recorded by the transferee in the Office of the County Recorder of Santa Barbara County, California.

“Declaration” – This Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements for Cabrillo Business Park, as it may be amended or supplemented from time to time.

“Deemed Area of Land” is defined in Section 2.4(b).

“Design Guidelines” – Guidelines, rules and regulations which may be prepared and issued from time to time (and which may be amended from time to time) by the Committee, and approved and adopted by the Operator for the purpose of assisting Owners in preparing plans and specifications for Improvements and in preparing other plans, specifications and other materials (including designs for signs and the like) which are subject to review by the Committee pursuant to this Declaration.

“Development Agreement” – That certain Development Agreement dated May 7, 2007 and recorded June 25, 2007 as Instrument No. 2007-0046722 by and between Santa Barbara Realty Holding Company, LLC and the City of Goleta.

“Environmental Laws” – Any past, present or future federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.

“Exclusive Parking Areas” – all Parking Areas situated within any Lot in the Project which are expressly reserved and dedicated solely for use by the Owner, Occupants and Permittees of the Building situated upon such Lot and which are designated as Exclusive Use Areas of the Owner of such Lot and are therefore maintained and repaired by such Owner and not the Association as provided in this Declaration, including without limitation, all Parking Areas situated on Lots 3, 8, 11 and 12. Exclusive Parking Areas shall be distinguished from Reserved Parking Areas which shall be Common Parking Areas expressly reserved for the use of a particular Owner, Occupant or Permittee or class of Permittee, but maintained and repaired by the Association as part of the Common Areas of the Project.

“Exclusive Use Areas” – Those portions of the Project designated as Exclusive Use Areas from time to time by Declarant or the Operator in writing for the exclusive use of one or more, but not all, Owners and their respective Occupants and Permittees including, without limitation, each Building within the Project; and all Building Appurtenances and similar areas immediately appurtenant to an Owner's Building(s) and the Private Water Lines serving such Building which are designated or approved by the Operator as for the exclusive use of such Owner(s) and such Owner(s)' Occupants and Permittees and are to be used, maintained and/or repaired by the Owner(s) and Occupant(s) of such Building(s) as provided herein, including, without limitation, the Exclusive Parking Areas located on Lots 3, 8, 11 and 12 and those other areas designated as Exclusive Use Areas on the Site Plans attached hereto as Exhibit “B-2”. Each and every Exclusive Use Area and all Exclusive Use Area Improvements associated therewith shall be maintained, repaired, insured and replaced by the Owner(s) of the Building(s) benefited by such Exclusive Use Area unless the Operator shall agree in writing to assume such obligations at the sole cost and expense of such Owner(s). If any Exclusive Use Area is shared by the Owners of more than one Building in the Project, then all Exclusive Use Area Expenses attributable to the operation, maintenance, insurance, repair and replacement of such Exclusive Use Area and all Exclusive Use Area Improvements associated therewith shall be shared by the Owners of the Buildings sharing in the use of such Exclusive Use Area on an equitable basis based upon the respective usage of or benefits derived from such Exclusive Use Area and Exclusive Use Area Improvements by such Owners as reasonably determined by such Owners.

“Exclusive Use Area Expenses” – Costs and expenses incurred by the Operator in performing its duties or services for or at the request of any Owner with respect to any Exclusive Use Area or Exclusive Use Area Improvements which would constitute Common Expenses but for the fact that they are incurred with respect to an Exclusive Use Area or Exclusive Use Area Improvements rather than Common Area or Common Area Improvements.

“Exclusive Use Area Improvements” – All Improvements constructed upon or within or comprising any portion of an Exclusive Use Area, including, without limitation, Private Water Lines and back-up generator equipment serving any Building(s) and located within any portion of the Common Area designated as Exclusive Use Area by the Operator, including, without limitation, those areas designated as Exclusive Use Areas on the Site Plans attached hereto as Exhibits “B-2”.

“Final Map” – The Final Maps for Cabrillo Business Park Vesting Tentative Tract Map No. 37-SB-TM [Alternative 7] (the “Tentative Map”), which is filed in the Office of the Recorder of Santa Barbara County, California as to any Lots within the Project based on the Tentative Map and any modifications thereto including all conditions of approval as to any such Final Map, as the same may be amended from time to time. The first Final Map for the Project is Map 37-SB-0 and establishes Lots 13, 14, 20, 21 and 22 as Lots within the Project. Final Map 37-SB-A establishes Lots 1, 2, 3 and 4 as Lots within the Project.

“Floor Area” – The total floor area of any Building within the Project as reasonably determined by the Operator based on industry standards and practices for the measurement of the type of Building in question based upon construction method and designated use. Upon any material alteration or modification of any Building which may materially affect the determination of Floor Area, the Floor Area for such Building and for the Project shall be recomputed as set forth in this Section. The party or parties who cause such alteration or modification of any such Building shall pay for the cost of recomputation. From time to time, as deemed appropriate by the Operator, the Operator shall have the right to execute and record a supplement to this Declaration, to set forth the Floor Area of all Buildings then existing in the Project. Such supplement need only be executed by the Operator and each supplement shall replace any previously recorded supplement.

“GWD” – The Goleta Water District.

“Hazardous Material” - Any hazardous or toxic substance, material or waste which is or becomes regulated by, or is subject to, or governed under, any local governmental authority, any agency of the State of California or any agency of the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material,” “hazardous substance,” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum and any petroleum by-products, (vi) asbestos, (vii) urea formaldehyde foam insulation, (viii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ix) designated as a “hazardous substance” pursuant to Section 311 of the Federal water Pollution Control Act (33 U.S.C. § 1317), (x) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. §6903), or (xi) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).

“Improvements” – All structures and improvements of every type and kind, whether above or below the land surface, including, without limitation, all Buildings, Building Appurtenances, accessory structures, outbuildings, underground installations, Private Water Lines, slope and grade alterations, roads, curbs, gutters, storm drains, detention basins, drainage facilities including Common Drainage and Irrigation Facilities, utilities including Common Lighting Facilities, Common Utility Lines and Common Water Lines, driveways, Parking Area improvements, walls, fences, screening walls and barriers, retaining walls, stairs, decks, windbreaks, plantings, parks and wetlands areas, planted trees, shrubs and other landscaping including Common Landscaping, sidewalks, poles, signs including Common Signage, loading areas and docks.

“Laws” – All laws, statutes, ordinances, rules, regulations, requirements, permits, or approvals promulgated by any federal, state or local governmental entity with jurisdiction over the Project or any business, use or operation thereon, as the same may, from time to time, be amended, superseded, supplemented, modified or revised, including, without limitation, City of Goleta Ordinance 07-04 dated May 7, 2007, the Development Agreement, all City of Goleta conditions of approval for the Project (including, without limitation, the City TDM Plan requirements) and all Environmental Laws.

“Lot” – Each of Lots 1 through 22 and any further subdivision of such Lots or the Property into additional legal parcels or lots and any separate legal lot or parcel which is a portion of the Project, now existing or hereafter created after this Declaration is recorded, whether by a legal split, subdivision or other parcelization of a Lot, lot line adjustment, or by combination or merger of one or more Lots. Lots are referred to individually as a “Lot” and any two or more Lots may be referred to herein collectively as “Lots”. Each of the Lots and the approximate acreage and Floor Area of Improvements existing or to be constructed thereon, if any, are described on Exhibit “C” attached hereto.

“Manager” – The Person appointed by the Operator hereunder as its agent and to whom is delegated certain duties, powers or functions of, the Operator, as further provided in this Declaration.

“Maximum Floor Area” – The maximum Floor Area permitted to be constructed on each Building Lot pursuant to all applicable Laws as reflected in this Declaration or in the grant deed conveying title to such Lot from Declarant to its subsequent Owner or in such other document of record with respect to such Lot as may be executed by Declarant prior to conveyance of such Lot to a subsequent Owner. From and after such time as there shall be Building Improvements constructed upon all Lots within the Project (other than Common Area Lots), the Maximum Floor Area for each Lot within the Project shall be the actual Floor Area of the Buildings constructed upon each such Lot as the same may be expanded or reduced from time to time as permitted under all applicable Laws, taking into account the total Floor Area of all Buildings within the Project, not to exceed in any event, the fixed aggregate maximum Floor Area for each Lot set forth on Exhibit “C” attached hereto.

“Member, “Membership” – “Member” shall mean an Owner entitled to membership in the Association as provided in this Declaration, including Declarant. “Membership” shall mean the property, voting and other rights and privileges of Members as provided herein, together with the correlative duties and obligations contained in this Declaration and the Articles and Bylaws of the Association.

“Mortgage, Mortgagee, Mortgagor” – “Mortgage” shall mean any recorded mortgage or Deed of Trust or other conveyance of a Lot or other portion of the Property to secure the performance of an obligation which will be reconveyed upon the completion of such performance. The term “Deed of Trust” or “Trust Deed” when used herein shall be synonymous with the term “Mortgage.” The term “Mortgagee” shall mean a person or entity to whom a Mortgage is made and shall include the beneficiary of a Deed of Trust. “Mortgagor” shall mean a person or entity who mortgages his or her Lot to another (i.e., the maker of a Mortgage), and shall include the Trustor of a Deed of Trust. The term “Trustor” shall be synonymous with the term “Mortgagor,” and the term “Beneficiary” shall be synonymous with the term “Mortgagee.”

“Occupant” – Any Person from time to time entitled by right of ownership or under any lease, sublease or license to use and occupy any portion of a Building on any Lot within the Project.

“Operator” – The Person designated from time to time pursuant to the provisions of this Declaration to operate, insure, maintain, repair and replace the Common Area, such Person to be, in the following order of precedence: (a) Declarant; (b) prior to the formation of the Association, any Person, whether owned in whole or in part and whether controlled directly or indirectly by the Declarant, to whom the Declarant may assign in writing its rights, duties and obligations under this Declaration by an express assignment which is recorded in the Official Records of Santa Barbara County, California, pursuant to Section 4.2, provided such assignee is an Owner of a Lot within the Project and accepts such assignment and assumes such duties and obligations of Declarant; and (c) the Association formed pursuant to Article 1 acting through its Board and the Committee, in the event (i) Declarant assigns to the Association in writing its rights, duties and obligations under this Declaration as provided in Article 1, (ii) Declarant and Declarant's successor, if any, ceases to own any interest in the Property without the Association having been previously formed, or (iii) any association which has become Declarant's successor ceases to exist (whether or not incorporated).

“Owner” – (i) Any Person (including Declarant) who from time to time holds fee title to any Lot within the Project, and (ii) an Occupant of an Owner's entire Lot (or of all of the usable area within the Building(s) on the Lot): (a) pursuant to a lease or sublease which, as of the date of the Owner’s designation of the Occupant as Owner, has a remaining term of twenty (20) years or more, not including periods for which the term thereof may be extended by unexercised options to extend; and (b) designated as such by the Owner of the Lot pursuant to Section 1.3. If an Owner shall designate an Occupant as Owner for purposes of this Declaration, then the actual fee Owner shall not be deemed to be an Owner of such Lot during the period of such lease or sublease or such period of time as which the Lot Owner shall designate such Occupant as Owner, whichever is shorter. If the ownership of Improvements on a Lot shall be severed from the ownership of the land comprising such Lot, the Owner of the Improvements shall be deemed an Owner hereunder and shall be entitled to act on behalf of the Owner of the land for all purposes hereunder so long as such ownership rights shall be segregated.

“Parking Areas” – all paved areas of the Project which are striped for the parking of motor vehicles, consisting of Common Parking Areas and Exclusive Parking Areas.

“Permittees” – Occupants and all customers, patrons, employees, concessionaires and other invitees of Occupants.

“Person” – An individual, partnership, association, corporation, limited liability company, trust, governmental agency, administrative tribunal or any other form of business or legal entity.

“Phase” – An area of land within the Property consisting of one or more Lots together with landscaping, infrastructure and other Common Area Improvements associated with or necessary for the use and enjoyment of the Improvements to be constructed thereon, all of which are to be constructed concurrently with the construction of any initial Improvements upon such Lot(s).

“Phase 0” – Lots 13, 14, 20, 21 and 22 and all Improvements situated within or upon such Lots within the Project, all as shown on the Current Site Plan for the Project as of 1/1/09 attached hereto as Exhibit “B-1”.

“Private Water Costs” – The costs, as reasonably determined by the Operator by separate metering of water usage to each Building and Building Site, of water service provided by the Operator to each Building and Building Site through Private Water Lines serving such Building and Building Site. Private Water Costs shall constitute Exclusive Use Area Expenses.

“Private Water Line” – Any water line within the Project which serves only a single Building or Building Site from the point of connection of such water line to a sub-meter installed and administered by the Operator to the point at which such water line connects to a single Building or Building Site.

“Project” – All of the Property described in Recital A and Exhibit “A”, including all Improvements now or hereafter located thereon, which shall be commonly known as Cabrillo Business Park.

“Project Documents” – This Declaration, the exhibits attached hereto, the Articles and Bylaws, and any Design Guidelines and rules and regulations as may be adopted from time to time by Declarant, the Committee or the Operator, all as amended or supplemented from time to time.

“Property” – The real property legally described on Exhibit “A”, including all Improvements now or hereafter located thereon, which is hereby subject to this Declaration. The Property, together with all such Improvements is also referred to herein as the Project.

“Real Property Taxes” shall mean all any form of real property tax or assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of any Owner of any Common Area Lot within the Project and all improvements thereon or against any Owner of any other Lot and all Improvements thereon.

“Reserved Parking Space(s)” – Those parking spaces within Common Parking Areas, if any, which from time to time may be designated by the Operator for the exclusive use of any particular Owner(s), Occupant(s) and Permittees of the Project, as more particularly defined and described in Section 7.2 hereof. Reserved Parking Spaces shall be counted towards the Allocated Parking Spaces for a Lot and shall not exceed five percent (5%) of an Owner's total Allocated Parking Spaces, without the prior written consent of the Operator. Allocated Parking Spaces for each Lot are shown on Exhibit “D” attached hereto.

“Site Plan(s)” – The Site Plan and Conceptual Site Plan attached to this Declaration as Exhibits “B - 1” and “B-2”, respectively.

IN WITNESS WHEREOF, Declarant has signed and made this Declaration as of the date first above written.

Declarant	SANTA BARBARA REALTY HOLDING COMPANY, LLC

By:	SRG Santa Barbara, LLC, a Delaware limited
liability company, Its: Managing member

By:	/s/ Russell A. Goodman
Name: Russell A. Goodman
Title: Authorized Member

State of California                                 )

County of Ventura

                                                               ) ss.

On    April 10, 2009   , before me,       Judy m. Cook      , Notary Public in and for said state, personally appeared       Russlle A. Goodman      , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Judy m. Cook	(Seal)

850722.05/OC	EXHIBIT “B-2”
88888-154/2-2-09/dww/dww	-1-

EXHIBIT “A”

Legal Description of Property

That portion of Rancho Los Dos Pueblos, in the City of Goleta, County of Santa

Barbara, State of California, described as Parcel One in the deed recorded in the office of the Santa Barbara County Recorder May 31, 1998, as instrument No.

98-020481 of Official Records.

850722.05/OC	EXHIBIT “B-2”
88888-154/2-2-09/dww/dww	-1-

EXHIBIT “B-1”

Current Site Plan for the Project as of 1/1/09

Exhibit B-1 current Site Plan Cabrillo Bussiness Park Santa Barbara, CA

850722.05/OC	EXHIBIT “B-2”
88888-154/2-2-09/dww/dww	-1-

EXHIBIT”B-2”

Conceptual Site Plan with Parcel Plan Showing

Potential Full Build-Out of the Project

With Parking on Parcel, including Parking provided by Easement

To Lot7 To Lot 6 To Lot 18 To Lot 19 COROMAA DRIVE

850722.05/OC	EXHIBIT “B-2”
88888-154/2-2-09/dww/dww	-2-

To Lot 2 To Lot 10 Notes: The parking on Lots 3, 8, 11 and 12 are Exclusive Parking Areas as defined in the CCRs. Parking that will be committed to other Lots by easement is shown in hatch and cross-hatch patterns. Conceptual Site Plan Exhibit “B-2”

EXHIBIT”C”

DESCRIPTION OF LOTS: MAXIMUM FLOOR AREAS

“Lot 1” - The land comprising Lot 1 consisting of approximately 9.16 acres of land upon which Declarant contemplates constructing new improvements consisting of two buildings, proposed Building 1 presently contemplated to consist of a two story office building to contain a maximum of 75,000 square feet of Floor Area (“Building 1”), proposed Building 2 presently contemplated to consist of a two story office building to contain a maximum of 40,000 square feet of Floor Area (“Building 2”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 2” - The land comprising Lot 2 consisting of approximately 2.33 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of two buildings, a proposed retail building to contain a maximum of 10,000 square feet of Floor Area and a restaurant to contain a maximum of 7,500 square feet of Floor Area (“Building 12a and Building 12b”, respectively), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 3” - The land comprising Lot 3 consisting of approximately 2.38 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story self storage facility to contain a maximum of 73,500 square feet of Floor Area (“Building 3”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B -2”

“Lot 4” - The land comprising Lot 4 consisting of approximately 3.75 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 60,000 square feet of Floor Area (“Building 4”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B -2”

“Lot 5” - The land comprising Lot 5 consisting of approximately 5.33 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 40,000 square feet of Floor Area (“Building 5”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B -2”

“Lot 6” - The land comprising Lot 6 consisting of approximately 3.76 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 40,000 square feet of Floor Area (“Building 6”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B -2”

“Lot 7” - The land comprising Lot 7 consisting of approximately 4.95 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 80,000 square feet of Floor Area (“Building 1”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B -2”

“Lot 8” - The land comprising Lot 8 consisting of approximately 2.75 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a one story self storage facility to contain a maximum of 46,100 square feet of Floor Area (“Building 8”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B -2”

“Lot 9” - The land comprising Lot 9 consisting of approximately 5.97 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 70,000 square feet of Floor Area (“Building 9”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B -2”

“Lot 10” - The land comprising Lot 10 consisting of approximately 2.92 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a two story office building to contain a maximum of 60,000 square feet of Floor Area (“Building 1”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B -2”

“Lot 11” - The land comprising Lot 11 consisting of approximately 3.13 acres of land upon which Declarant contemplates constructing new improvements presently contemplated to consist of a one story self storage facility to contain a maximum of 55,000 square feet of Floor Area (“Building 11”), and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B -2”

“Lot 12” - The land comprising Lot 12 consisting of approximately 2.32 acres of land upon which is located an approximately 4,007 square foot bond building and existing screened storage area (the “Lot 12 Improvements”) comprising the maximum Floor Area for Lot 12, as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 13” - The land comprising Lot 13 consisting of approximately 4.55 acres of land upon which is located an approximately 47,728 square foot administration building (the “Lot 13 Administration Building”) comprising the maximum Floor Area for Lot 13, and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”

“Lot 14” - The land comprising Lot 14 consisting of approximately 2.96 acres of land upon which is located an approximately 22,000 square foot utility building (“Building 14”) comprising the maximum Floor Area for Lot 14, and existing screened storage area and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 15” - of the Project presently contains the land comprising Lot 15 consisting of approximately 15.31 acres of land which is to constitute green belt, buffer area within the Project (the “Open Space”) as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 16” - of the Project presently contains the land comprising Lot 16 consisting of approximately 3.33 acres of land which is to constitute recreational area within the Project (the “Recreation Area”) as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 17” - of the Project presently contains the land comprising Lot 17 consisting of approximately 2.35 acres of land which shall comprise an interior private street or streets or portions thereof within the Project as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 18” - of the Project presently contains the land comprising Lot 18 consisting of approximately 1.96 acres of land which shall comprise an interior private street or streets or portions thereof within the Project as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 19” - of the Project presently contains the land comprising Lot 19 consisting of approximately 1.58 acres of land on which Declarant plans to build an approximately 50,000 square foot building as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 20” - The land comprising Lot 20 consisting of approximately 6.87 acres of land upon which is located an approximately 113,330 square foot manufacturing building (“Building 20”) comprising the maximum Floor Area for Lot 20, and related surface parking areas, landscaping and other site, improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 21” - The land comprising Lot 21 consisting of approximately 1.49 acres of land upon which is located an approximately 9,141 square foot design building (“Building 21”) comprising the maximum Floor Area for Lot 21, and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

“Lot 22” - The land comprising Lot 22 consisting of approximately 3.29 acres of land upon which is located an approximately 45,476 square foot program building (“Building 22”) comprising the maximum Floor Area for Lot 22, and related surface parking areas, landscaping and other site improvements, all as depicted on the Conceptual Site Plan attached hereto as Exhibit “B-2”.

EXHIBIT “D”

Schedule of Deemed Land Area. Allocated Common Parking Spaces

And Common Area Maintenance Percentages

Lot	Building	Maximum Building Square Footage**	Deemed Land Area*	Allocated Parking Spaces**	Parking Ratio — Per 1,000 sq. ft. of Improvements*	Common Expenses Percentage Based on Deemed Land Area

	New Construction
1	Building 1 & 2	115,000 sf	7.37 acres	344	2.99	10.7%
2	Building 12	17,500 sf	4.41 acres	166	9.49	6.4%
3	Building 3	73,500 sf	2.01 acres	3	0.04	2.9%
4	Building 4	60,000 sf	3.74 acres	181	3.02	5.5%
5	Building 5a	40,000 sf	3.01 acres	123	3.08	4.4%
6	Building 5b	40,000 sf	2.62 acres	125	3.12	3.8%
19	Building 6	50,000 sf	3.99 acres	150	3.00	5.8%
7	Building 7	80,000 sf	5.59 acres	247	3.09	8.2%
8	Building 8	46,100 sf	2.79 acres	6	0.13	4.1%
9	Building 9	70,000 sf	4.65 acres	208	2.97	6.8%
10	Building 10	60,000 sf	3.94 acres	182	3.03	5.7%
11	Building 11	55,000 sf	3.11 acres	3	0.05	4.5%

	Existing Buildings
12	Bond Building	4,000 sf	2.32 acres	N/A	N/A	3.4%
13	Building 13	47,700 sf	4.27 acres	161	3.37	6.2%
14	Building 14	22,000 sf	2.94 acres	71	3.22	4.3%
20	Building 20	113,300 sf	7.18 acres	337	2.97	10.5%
21	Building 21	9,100 sf	1.51 acres	31	3.44	2.2%
22	Building 22	45,500 sf	3.19 acres	142	3.12	4.6%
	Subtotal		68.62 net acres
15, 16, 17 & 18	Common Area Lots		22.72 acres
	Dedications		0.91 acres
	Total	950,000 sf	92.25 acres	2480 spaces	2.61 avg.	100%

*Based upon actual Building Lot acreage, (as set forth on Exhibit “C”), plus the area of additional land, if any, which is attributable to parking areas allocated for use by the Owner, Occupants and Permittees of such Building Lot by easement from another Building Lot in the Project, and less the land area, if any, which is located upon such Building Lot and which is allocated by easement for parking use by the Owners, Occupants and Permittees of another Building Lot in the Project

**Based upon permitted/intended use as indicated in the Development Agreement

EXHIBIT D

Site Plan with Additional Parking on Lot 14

DISCLOSURE REGARDING REAL ESTATE AGENCY RELATIONSHIP

(As required by the Civil Code)

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.

SELLER'S AGENT

A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or a subagent of that agent has the following affirmative obligations:

To the Seller: A fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Seller.

To the Buyer and the Seller:

(a)Diligent exercise of reasonable skill and care in performance of the agent's duties.

(b)A duty of honest and fair dealing and good faith.

(c)A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

BUYER'S AGENT

A Buyer's agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations:

To the Buyer: A fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Buyer.

To the Buyer and the Seller:

(a)Diligent exercise of reasonable skill and care in performance of the agent's duties.

(b)A duty of honest and fair dealing and good faith.

(c)A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

AGENT REPRESENTING BOTH SELLER AND BUYER

A real estate agent, either acting directly or through one or more salesperson and broker associates, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.

In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:

(a)A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either the Seller or the Buyer.

(b)Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, a dual agent may not, without the express permission of the respective party, disclose to the other party confidential information, including, but not limited to, facts relating to either the Buyer's or Seller's financial position, motivations, bargaining position, or other personal information that may impact price, including the Seller's willingness to accept a price less than the listing price or the Buyer's willingness to pay a price greater than the price offered.

SELLER AND BUYER RESPONSIBILITIES

Either the purchase agreement or a separate document will contain a confirmation of which agent is representing you and whether that agent is representing you exclusively in the transaction or acting as a dual agent. Please pay attention to that confirmation to make sure it accurately reflects your understanding of your agent's role. The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional. If you are a Buyer, you have the duty to exercise reasonable care to protect yourself, including as to those facts about the property which are known to you or within your diligent attention and observation. Both Sellers and Buyers should strongly consider obtaining tax advice from a competent professional because the federal and state tax consequences of a transaction can be complex and subject to change.

Throughout your real property transaction you may receive more than one disclosure form, depending upon the number of agents assisting in the transaction. The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form. You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction. This disclosure form includes the provisions of Sections 2079.13 to 2079.24, inclusive, of the Civil Code set forth on page 2. Read it carefully. I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS DISCLOSURE AND THE PORTIONS OF THE CIVIL CODE PRINTED ON THE BACK (OR A SEPARATE PAGE).

Buyer	Seller		Lessor	✓	Lessee	/s/ Scott Wilkinson	Date:	6/19/19

Buyer	Seller	✓	Lessor		Lessee	/s/ Steven C. Leonard	Date:	6/20/19

Agent:Hayes Commercial GroupDRE Lic. #:   0217017

Real Estate Broker (Firm)

By

:       /s/ Christos Celmayster                                            DRE Lic. #:    01342996       Date:         6/21/19

(Salesperson or Broker-Associate)

THIS FORM HAS BEEN PREPARED BY AIR CRE. NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ADEQUACY OF THIS FORM FOR ANY SPECIFIC TRANSACTION. PLEASE SEEK LEGAL COUNSEL AS TO THE APPROPRIATENESS OF THIS FORM.

DISCLOSURE REGARDING REAL ESTATE AGENCY RELATIONSHIP

CIVIL CODE SECTIONS 2079.13 THROUGH 2079.24 (2079.16 APPEARS ON THE FRONT)

2079.13. As used in Sections 2079.7 and 2079.14 to 2079.24, inclusive, the following terms have the following meanings:

(a) “Agent” means a person acting under provisions of Title 9 (commencing with Section 2295) in a real property transaction, and includes a person who is licensed as a real estate broker under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code, and under whose license a listing is executed or an offer to purchase is obtained. The agent in the real property transaction bears responsibility for that agent's salespersons or broker associates who perform as agents of the agent. When a salesperson or broker associate owes a duty to any principal, or to any buyer or seller who is not a principal, in a real property transaction, that duty is equivalent to the duty owed to that party by the broker for whom the salesperson or broker associate functions. (b) “Buyer” means a transferee in a real property transaction, and includes a person who executes an offer to purchase real property from a seller through an agent, or who seeks the services of an agent in more than a casual, transitory, or preliminary manner, with the object of entering into a real property transaction. “Buyer” includes vendee or lessee of real property. (c) “Commercial real property” means all real property in the state, except (1) single-family residential real property, (2) dwelling units made subject to Chapter 2 (commencing with Section 1940) of Title 5, (3) a mobile home, as defined in Section 798.3, (4) vacant land, or (5) a recreational vehicle, as defined in Section 799.29. (d) “Dual agent” means an agent acting, either directly or through a salesperson or broker associate, as agent for both the seller and the buyer in a real property transaction. (e) “Listing agreement” means a written contract between a seller of real property and an agent, by which the agent has been authorized to sell the real property or to find or obtain a buyer, including rendering other services for which a real estate license is required to the seller pursuant to the terms of the agreement. (f) “Seller's agent” means a person who has obtained a listing of real property to act as an agent for compensation. (g) “Listing price” is the amount expressed in dollars specified in the listing for which the seller is willing to sell the real property through the seller's agent. (h) “Offering price” is the amount expressed in dollars specified in an offer to purchase for which the buyer is willing to buy the real property. (i) “Offer to purchase” means a written contract executed by a buyer acting through a buyer's agent that becomes the contract for the sale of the real property upon acceptance by the seller. (j) “Real property” means any estate specified by subdivision (1) or (2) of Section 761 in property, and includes (1) single-family residential property, (2) multiunit residential property with more than four dwelling units, (3) commercial real property, (4) vacant land, (5) a ground lease coupled with improvements, or (6) a manufactured home as defined in Section 18007 of the Health and Safety Code, or a mobile home as defined in Section 18008 of the Health and Safety Code, when offered for sale or sold through an agent pursuant to the authority contained in Section 10131.6 of the Business and Professions Code. (k) “Real property transaction” means a transaction for the sale of real property in which an agent is retained by a buyer, seller, or both a buyer and seller to act in that transaction, and includes a listing or an offer to purchase. (l) “Sell,” “sale,” or “sold” refers to a transaction for the transfer of real property from the seller to the buyer and includes exchanges of real property between the seller and buyer, transactions for the creation of a real property sales contract within the meaning of Section 2985, and transactions for the creation of a leasehold exceeding one year's duration. (m) “Seller” means the transferor in a real property transaction and includes an owner who lists real property with an agent, whether or not a transfer results, or who receives an offer to purchase real property of which he or she is the owner from an agent on behalf of another. “Seller” includes both a vendor and a lessor of real property. (n) “Buyer's agent” means an agent who represents a buyer in a real property transaction.

2079.14. A seller's agent and buyer's agent shall provide the seller and buyer in a real property transaction with a copy of the disclosure form specified in Section 2079.16, and shall obtain a signed acknowledgment of receipt from that seller and buyer, except as provided in Section 2079.15, as follows: (a) The seller's agent, if any, shall provide the disclosure form to the seller prior to entering into the listing agreement. (b) The buyer's agent shall provide the disclosure form to the buyer as soon as practicable prior to execution of the buyer's offer to purchase. If the offer to purchase is not prepared by the buyer's agent, the buyer's agent shall present the disclosure form to the buyer not later than the next business day after receiving the offer to purchase from the buyer.

2079.15 In any circumstance in which the seller or buyer refuses to sign an acknowledgment of receipt pursuant to Section 2079.14, the agent shall set forth, sign, and date a written declaration of the facts of the refusal.

2079.16 Reproduced on Page 1 of this AD form.

2079.17(a) As soon as practicable, the buyer's agent shall disclose to the buyer and seller whether the agent is acting in the real property transaction as the buyer's agent, or as a dual agent representing both the buyer and the seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller, the buyer, and the buyer's agent prior to or coincident with execution of that contract by the buyer and the seller, respectively. (b) As soon as practicable, the seller's agent shall disclose to the seller whether the seller's agent is acting in the real property transaction as the seller's agent, or as a dual agent representing both the buyer and seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller and the seller's agent prior to or coincident with the execution of that contract by the seller.

(C) CONFIRMATION: The following agency relationships are confirmed for this transaction.

Seller's Brokerage Firm DO NOT COMPLETE, SAMPLE ONLY License Number

Is the broker of (check one): □ the seller; or □ both the buyer and seller. (dual agent)

Seller's Agent DO NOT COM

PLETE, SAMPLE ONLY License Number

Is (check one): □ the Seller's Agent. (salesperson or broker associate); or □ both the Buyer's Agent and the Seller's Agent. (dual agent)

Buyer's Brokerage Firm DO NOT COMPLETE, SAMPLE ONLYLicense Number

Is the broker of (check one): □ the buyer; or □ both the buyer and seller. (dual agent)

Buyer's Agent DO NOT COMPLETE, SAMPLE ONLY License Number

Is (check one): □ the Buyer's Agent. (salesperson or broker associate); or □ both the Buyer's Agent and the Seller's Agent. (dual agent)

(d) The disclosures and confirmation required by this section shall be in addition to the disclosure required by Section 2079.14. An agent's duty to provide disclosure and confirmation of representation in this section may be performed by a real estate salesperson or broker associate affiliated with that broker.

2079.18 (Repealed pursuant to AB-1289, 2017-18 California Legislative session)

2079.19 The payment of compensation or the obligation to pay compensation to an agent by the seller or buyer is not necessarily determinative of a particular agency relationship between an agent and the seller or buyer. A listing agent and a selling agent may agree to share any compensation or commission paid, or any right to any compensation or commission for which an obligation arises as the result of a real estate transaction, and the terms of any such agreement shall not necessarily be determinative of a particular relationship.

2079.20 Nothing in this article prevents an agent from selecting, as a condition of the agent's employment, a specific form of agency relationship not specifically prohibited by this article if the requirements of Section 2079.14 and Section 2079.17 are complied with.

2079.21 (a) A dual agent may not, without the express permission of the seller, disclose to the buyer any confidential information obtained from the seller (b) A dual agent may not, without the express permission of the buyer, disclose to the seller any confidential information obtained from the buyer (c) “Confidential information” means facts relating to the client's financial position, motivations, bargaining position, or other personal information that may impact price, such as the seller is willing to accept a price less than the listing price or the buyer is willing to pay a price greater than the price offered. (d) This section does not alter in any way the duty or responsibility of a dual agent to any principal with respect to confidential information other than price.

2079.22 Nothing in this article precludes a seller's agent from also being a buyer's agent. If a seller or buyer in a transaction chooses to not be represented by an agent, that does not, of itself, make that agent a dual agent.

2079.23(a) A contract between the principal and agent may be modified or altered to change the agency relationship at any time before the performance of the act which is the object of the agency with the written consent of the parties to the agency relationship. (b) A lender or an auction company retained by a lender to control aspects of a transaction of real property subject to this part, including validating the sales price, shall not require, as a condition of receiving the lender's approval of the transaction, the homeowner or listing agent to defend or indemnify the lender or auction company from any liability alleged to result from the actions of the lender or auction company. Any clause, provision, covenant, or agreement purporting to impose an obligation to defend or indemnify a lender or an auction company in violation of this subdivision is against public policy, void, and unenforceable.

2079.24 Nothing in this article shall be construed to either diminish the duty of disclosure owed buyers and sellers by agents and their associate licensees, subagents, and employees or to relieve agents and their associate licensees, subagents, and employees from liability for their conduct in connection with acts governed by this article or for any breach of a fiduciary duty or a duty of disclosure.

AIR CRE. 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.